Post-Qualification Amendment No. 22

File No. 024-12135

EXPLANATORY NOTE

This is a post qualification amendment to an offering statement on Form 1-A originally filed by Arrived Homes 3, LLC (the “Company”) on January 23, 2023, and originally qualified by the U.S. Securities and Exchange Commission on February 21, 2023. The purpose of this post-qualification amendment is to add to the offering circular contained within the offering statement the offering of additional series of the Company.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission (the “Commission”). Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

SUBJECT TO COMPLETION; DATED DECEMBER 4, 2024

Arrived Homes 3, LLC

1700 Westlake Ave North, Suite 200

Seattle, WA 98109

(814) 277-4833

www.arrived.com

Best Efforts Offering of Series Membership Interests

Arrived Homes 3, LLC, which we refer to as “we,” “us,” “our,” “Arrived” or “our company,” is a Delaware series limited liability company that has been formed to permit public investment in individual real estate properties that will be owned by individual series of our company. Each individual series will hold the specific property that it acquires in a wholly-owned subsidiary, which will be a limited liability company organized under laws of the state in which the series property is located. We are offering on a best efforts, no offering minimum basis, the membership interests of each of the series of our company with a status of “Open” as set forth in the “Series Offering Table.” The sale of membership interests is being facilitated by a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a member of FINRA which is registered in each state where the offer or sales of the interests will occur.

All of the series of our company being offered may collectively be referred to in this offering circular as the “series” and each, individually, as a “series.”  The interests of all series may collectively be referred to in this offering circular as the “interests” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to in this offering circular as the “offerings” and each, individually, as an “offering.” See “Description of the Securities Being Offered” for additional information regarding the interests. The per interest purchase price of the series interests being offered hereunder is set forth in the Series Offering Table.

Our series offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may happen sporadically over the term of the offering. The term of each series offering will commence within two calendar days after the qualification date of the offering statement of which this offering circular is a part and end no later than the second anniversary of the qualification date of the offering statement.

There will be a separate closing, or closings, with respect to each series offering. An initial closing of a series offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is one week prior to three months after the date that a particular series offering begins. Additionally, any subsequent series closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is three months after the prior closing for the relevant series offering. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series.

If an initial closing has not occurred, a series offering will be terminated upon the earliest to occur of (i) the date immediately following the date one week prior to three months after the date the series offering begins and (ii) any date on which the manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing security-holders.

Each offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended (the “Securities Act”), for Tier 2 offerings. The company is not offering, and does not anticipate selling, interests in any of the offerings in any state where the broker-dealer is not registered as such.

No escrow agent has been engaged for this offering. Subscription funds owed by investors are paid from a mobile wallet (the "Arrived Homes Wallet") into which potential investors can deposit funds before or at the time of subscribing for an offering. See “Plan of Distribution and Subscription Procedure” and “Description of the Securities Being Offered” for additional information.

 There is currently no public trading market for any of our series interests, and an active market for these interests may not develop or be sustained.

Series Membership Interests Overview

Series	Price to Public	Underwriter Discounts and Commissions (1)(2)	Proceeds to Issuer
Arrived Series Adams
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$361,220.00	$3,612.20	$357,607.80
Arrived Series Bayne
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$411,100.00	$4,111.00	$406,989.00
Arrived Series Boxwood
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$381,810.00	$3,818.10	$377,991.90
Arrived Series Langley
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$392,240.00	$3,922.40	$388,317.60
Arrived Series Metallo
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$349,080.00	$3,490.80	$345,589.20
Arrived Series Misty
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$408,140.00	$4,081.40	$404,058.60
Arrived Series Presidio
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$287,060.00	$2,870.60	$284,189.40
Arrived Series Spangler
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$454,410.00	$4,544.10	$449,865.90
Arrived Series Tomlinson
Per Interest	$10.00	$0.10	$9.90
Total Minimum	N/A	N/A	N/A
Total Maximum	$292,990.00	$2,929.90	$290,060.10

(1)	Dalmore Group, LLC (“Dalmore”) will be acting as our broker-dealer of record in connection with each offering and will be entitled to a brokerage fee equal to 1.0% of the amount raised through each offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of any interests to the manager, its affiliates or the sellers of any of the properties. The broker-dealer of record’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure.”

(2)	Because these are best efforts offerings, the actual public offering amounts, brokerage fees and proceeds to us are not presently determinable and may be substantially less than each total maximum offering amount set forth above. We will reimburse the manager for series offering expenses actually incurred in an amount up to 2% of gross offering proceeds.

This offering circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither the company nor the manager can guarantee future performance, or that future developments affecting the company, the manager or the platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Please see “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” for additional information. The interests offered hereby are highly speculative in nature and involve a high degree of risk.  See the “Risk Factors” section of this offering circular for a discussion of other material risks of investing in our interests.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

i

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our interests offered hereby are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our interests does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company, the manager, each series of our company and the Arrived platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither our company nor the manager can guarantee future performance, or that future developments affecting our company, the manager or the Arrived platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the headings “Summary – Summary Risk Factors” and “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MARKET AND OTHER INDUSTRY DATA

This offering circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates’ experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this offering circular, and we believe our estimates to be accurate as of the date of this offering circular or such other date stated in this offering circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this offering circular, and estimates and beliefs based on that data, may not be reliable.

SERIES OFFERING TABLE

The table below shows key information related to the offering of each series.

Series Name	Series Property	Offering Price per Interest	Maximum Offering Size	Maximum Membership Interests	Opening Date	Closing Date	Offering Status	Acquisition Status from Third Party	Acquisition Status from Related Party	Lease Status
Arrived Series Chilhowee	Single family home located at 8615 Satellite Lane, Knoxville, TN 37920	$10.00	$376,630.00	37,663	2/21/2023	3/27/23	Closed	Closed as of 12/28/2022(1)	Closed as of 1/21/2023(2)	Vacant
Arrived Series Sheezy	Single family home located at 2901 Dodson Avenue, Chattanooga, TN 37406	$10.00	$272,950.00	27,295	2/21/2023	3/23/23	Closed	Closed as of 12/21/2022(1)	Closed as of 1/21/2023(2)	Leased as of 2/01/2023
Arrived Series Bowling	Single family home located at 1629 North Street SE, Decatur, AL 35601	$10.00	$243,590.00	24,359	3/1/2023	3/23/23	Closed	Closed as of 2/14/2023	N/A	Leased as of 3/10/2023
Arrived Series Caden	Single family home located at 2044 Laurel Lake Drive, Tuscaloosa, AL 35405	$10.00	$294,190.00	29,419	3/1/2023	3/23/23	Closed	Closed as of 2/21/2023	N/A	Leased as of 11/11/2024
Arrived Series Cristalino	Single family home located at 10227 Cristalino Road SW, Albuquerque, NM 87121	$10.00	$362,930.00	36,293	3/1/2023	4/10/23	Closed	Closed as of 2/13/2023	N/A	Leased as of 2/21/2024
Arrived Series Emelina	Single family home located at 4967 Easton Drive, Tuscaloosa, AL 35405	$10.00	$291,070.00	29,107	3/1/2023	3/23/23	Closed	Closed as of 2/08/2023	N/A	Leased as of 3/28/2023
Arrived Series Haven	Single family home located at 5523 Torri Park Drive, Cottondale, AL 35453	$10.00	$217,590.00	21,759	3/1/2023	3/23/23	Closed	Closed as of 2/21/2023	N/A	Leased as of 7/29/2024

Arrived Series Hermanos	Single family home located at 9308 Cinder Place NW, Albuquerque, NM 87120	$10.00	$363,960.00	36,396	3/1/2023	3/23/23	Closed	Closed as of 1/31/2023	N/A	Leased as of 8/21/2024
Arrived Series Aspen	Single family home located at 105 Aspen Forest Drive, Covington, GA 30016	$10.00	$314,930.00	31,493	3/20/2023	4/12/23	Closed	Closed as of 3/16/2023	N/A	Leased as of 3/04/2024
Arrived Series Bennett	Single family home located at 19 Bennett Street, Newnan, GA 30263	$10.00	$251,080.00	25,108	3/20/2023	4/17/23	Closed	Closed as of 3/16/2023	N/A	Leased as of 7/05/2023
Arrived Series Brookwood	Single family home located at 1801 Blossom Lane, Austell, GA 30168	$10.00	$329,010.00	32,901	3/20/2023	4/14/23	Closed	Closed as of 3/09/2023	N/A	Leased as of 8/15/2023
Arrived Series Camellia	Single family home located at 124 Shadow Court SW, Huntsville, AL 35824	$10.00	$308,290.00	30,829	3/20/2023	4/14/23	Closed	Closed as of 2/14/2023	N/A	Leased as of 4/19/2023
Arrived Series Haverhill	Single family home located at 431 Haverhill Lane, Jonesboro, GA 30236	$10.00	$277,160.00	27,716	3/20/2023	4/17/23	Closed	Closed as of 3/16/2023	N/A	Leased as of 7/14/2023
Arrived Series Lithonia	Single family home located at 1769 Cutters Mill Way, Lithonia, GA 30058	$10.00	$332,030.00	33,203	3/20/2023	4/17/23	Closed	Closed as of 3/16/2023	N/A	Leased as of 4/05/2024
Arrived Series Palmore	Single family home located at 1700 Crabtree Circle, Tuscaloosa, AL 35405	$10.00	$241,730.00	24,173	3/20/2023	4/26/23	Closed	Closed as of 2/23/2023	N/A	Leased as of 4/27/2023
v

Arrived Series Thomas	Single family home located at 56 Boone Drive, Newnan, GA 30263	$10.00	$259,830.00	25,983	3/20/2023	4/10/23	Closed	Closed as of 3/16/2023	N/A	Leased as of 5/18/2023
Arrived Series Woodwind	Single family home located at 224 Woodwind Drive, Rockmart, GA 30153	$10.00	$300,070.00	30,007	3/20/2023	4/17/23	Closed	Closed as of 3/09/2023	N/A	Leased as of 6/01/2023
Arrived Series Benny	Single family home located at 1319 N Umbrella Ave, Broken Arrow, OK 74012	$10.00	$305,970.00	30,597	3/30/2023	4/19/23	Closed	Closed as of 3/21/2023	N/A	Leased as of 10/13/2023
Arrived Series Montgomery	Single family home located at 424 Tree Line Drive, Montgomery, AL 36117	$10.00	$247,640.00	24,764	3/30/2023	4/26/23	Closed	Closed as of 3/22/2023	N/A	Leased as of 3/26/2024
Arrived Series Portsmouth	Single family home located at 781 C Avenue, Norfolk, VA 23504	$10.00	$258,620.00	25,862	3/30/2023	4/19/23	Closed	Closed as of 3/15/2023	N/A	Leased as of 5/17/2023
Arrived Series Summerglen	Single family home located at 29433 E 79th Place S, Broken Arrow, OK 74014	$10.00	$286,880.00	28,688	3/30/2023	4/19/23	Closed	Closed as of 3/29/2023	N/A	Leased as of 6/06/2023
Arrived Series Westhaven	Single family home located at 824 Kilby Avenue, Suffolk, VA 23434	$10.00	$304,320.00	30,432	3/30/2023	4/26/23	Closed	Closed as of 3/31/2023	N/A	Vacant
Arrived Series Cordero	Single family home located at 1028 Alexandra St SW, Albuquerque, NM 87121	$10.00	$331,750.00	33,175	4/12/2023	5/8/23	Closed	Closed as of 4/18/2023	N/A	Leased as of 6/06/2023

Arrived Series Ethan	Single family home located at 440 Tree Line Drive, Montgomery, AL 36117	$10.00	$233,850.00	23,385	4/12/2023	9/22/23	Closed	Closed as of 4/27/2023	N/A	Leased as of 6/26/2023
Arrived Series Hamblen	Single family home located at 227 Belle Court, Talbot, TN 37877	$10.00	$306,950.00	30,695	4/12/2023	5/8/23	Closed	Closed as of 3/30/2023	N/A	Leased as of 4/28/2023
Arrived Series Holmes	Single family home located at 900 West 23rd Street, North Little Rock, AR 72114	$10.00	$213,020.00	21,302	4/12/2023	5/8/23	Closed	Closed as of 3/29/2023	N/A	Leased as of 5/01/2023
Arrived Series Watson	Single family home located at 904 West 23rd Street, North Little Rock, AR 72114	$10.00	$213,020.00	21,302	4/12/2023	5/8/23	Closed	Closed as of 3/29/2023	N/A	Leased as of 7/07/2023
Arrived Series Wheeler	Single family home located at 1627 N Street SE, Decatur, AL 35601	$10.00	$250,870.00	25,087	4/12/2023	5/8/23	Closed	Closed as of 3/31/2023	N/A	Leased as of 5/18/2023
Arrived Series Bryant	Single family home located at 148 Gambrell Road, Hinesville, GA 31313	$10.00	$330,560.00	33,056	4/12/2023	5/4/23	Closed	Closed as of 4/20/2023	N/A	Leased as of 7/27/2023
Arrived Series Claremore	Single family home located at 1011 W Cheyenne Lane, Claremore, OK 74019	$10.00	$278,440.00	27,844	4/12/2023	5/16/23	Closed	Closed as of 4/27/2023	N/A	Vacant
Arrived Series Haikey	Single family home located at 14910 E 39th Street S, Tulsa, OK 74134	$10.00	$289,960.00	28,996	4/12/2023	5/4/23	Closed	Closed as of 5/17/2023	N/A	Leased as of 6/30/2023

Arrived Series Hancock	Single family home located at 1715 Ethan Way, Hephzibah, GA 30815	$10.00	$321,530.00	32,153	4/12/2023	4/28/23	Closed	Closed as of 4/27/2023	N/A	Leased as of 9/19/2023
Arrived Series Helmerich	Single family home located at 11621 S 277th E Avenue, Coweta, OK 74429	$10.00	$300,920.00	30,092	4/12/2023	5/4/23	Closed	Closed as of 4/19/2023	N/A	Leased as of 6/19/2023
Arrived Series Wynde	Single family home located at 29946 Glenrose Way, Harvest, AL 35749	$10.00	$298,660.00	29,866	4/12/2023	5/4/23	Closed	Closed as of 4/26/2023	N/A	Leased as of 7/14/2023
Arrived Series Arkoma	Single family home located at 8008 Dogwood Drive, Fort Smith, AR 72916	$10.00	$283,490.00	28,349	9/21/2023	10/13/23	Closed	Closed as of 4/18/2023	N/A	Leased as of 5/26/2023
Arrived Series Gordon	Single family home located at 545 Post Oak Lane, Augusta, GA 30909	$10.00	$304,530.00	30,453	9/21/2023	10/18/23	Closed	Closed as of 4/11/2023	N/A	Leased as of 9/05/2023
Arrived Series Lucas	Single family home located at 623 Amhearst Row, Hinesville, GA 31313	$10.00	$302,290.00	30,229	9/21/2023	10/18/23	Closed	Closed as of 4/20/2023	N/A	Leased as of 6/13/2023
Arrived Series Macomber	Single family home located at 1012 Sweetbay Court, Hinesville, GA 31313	$10.00	$327,150.00	32,715	9/21/2023	10/18/23	Closed	Closed as of 5/02/2023	N/A	Leased as of 6/21/2024
Arrived Series Meridian	Single family home located at 214 Bermuda Lakes Drive, Meridianville, AL 35759	$10.00	$315,510.00	31,551	9/21/2023	10/19/23	Closed	Closed as of 4/21/2023	N/A	Leased as of 10/01/2024

Arrived Series Perdita	Single family home located at 3417 Durham Lane, Charlotte, NC 28269	$10.00	$392,180.00	39,218	9/21/2023	10/18/23	Closed	Closed as of 4/27/2023	N/A	Leased as of 9/18/2023
Arrived Series Pongo	Single family home located at 3413 Durham Lane, Charlotte, NC 28269	$10.00	$392,180.00	39,218	9/21/2023	10/18/23	Closed	Closed as of 4/27/2023	N/A	Leased as of 8/25/2023
Arrived Series Woodland	Single family home located at 3560 21st Street, Tuscaloosa, AL 35401	$10.00	$195,290.00	19,529	9/21/2023	10/18/23	Closed	Closed as of 4/19/2023	N/A	Leased as of 6/30/2023
Arrived Series Antares	Single family home located at 67 Cavalry Court, Rossville, GA 30741	$10.00	$366,170.00	36,617	9/28/2023	11/16/2023	Closed	Closed as of 5/05/2023	N/A	Leased as of 10/20/2023
Arrived Series Aramis	Single family home located at 120 Greyson Street, Augusta, GA 30909	$10.00	$352,820.00	35,282	9/28/2023	10/19/23	Closed	Closed as of 5/04/2023	N/A	Leased as of 12/15/2023
Arrived Series Athos	Single family home located at 12 Anzio Avenue, Hinesville, GA 31313	$10.00	$343,570.00	34,357	9/28/2023	10/19/23	Closed	Closed as of 5/09/2023	N/A	Leased as of 9/01/2023
Arrived Series Barclay	Single family home located at 646 S. Hoskins Road, Charlotte, NC 28208	$10.00	$363,810.00	36,381	9/28/2023	10/19/23	Closed	Closed as of 4/26/2023	N/A	Leased as of 6/01/2023
Arrived Series Bean	Single family home located at 487 Cox Hollow Road, Kingsport, TN 37663	$10.00	$341,610.00	34,161	9/28/2023	10/25/23	Closed	Closed as of 9/13/2023	N/A	Leased as of 12/15/2023

Arrived Series Bluebell	Single family home located at 3518 Alpha Court, Erlanger, KY 41018	$10.00	$355,170.00	35,517	9/28/2023	10/25/23	Closed	Closed as of 5/04/2023	N/A	Leased as of 7/21/2023
Arrived Series Bradford	Single family home located at 4509 Wildwood Avenue, Charlotte, NC 28208	$10.00	$361,540.00	36,154	9/28/2023	10/25/23	Closed	Closed as of 4/25/2023	N/A	Leased as of 9/12/2023
Arrived Series Caterpillar	Single family home located at 2880 Alpin Drive, Jacksonville, FL 32218	$10.00	$357,780.00	35,778	9/28/2023	10/25/23	Closed	Closed as of 5/02/2023	N/A	Leased as of 10/23/2023
Arrived Series Ellie	Single family home located at 346 Everleigh Circle, Talbott, TN 37877	$10.00	$334,740.00	33,474	9/28/2023	10/25/23	Closed	Closed as of 9/13/2023	N/A	Temporarily Out of Service
Arrived Series Liberty	Single family home located at 1801 White Cedar Way, Hinesville, GA 31313	$10.00	$298,360.00	29,836	9/28/2023	10/19/23	Closed	Closed as of 4/25/2023	N/A	Leased as of 5/22/2024
Arrived Series Mallard	Single family home located at 1612 College Street SE, Decatur, AL 35601	$10.00	$251,090.00	25,109	9/28/2023	10/13/23	Closed	Closed as of 4/28/2023	N/A	Leased as of 5/30/2023
Arrived Series Riverwood	Single family home located at 400 Louise Way, Locust Grove, GA 30248	$10.00	$351,620.00	35,162	9/28/2023	10/24/23	Closed	Closed as of 4/26/2023	N/A	Leased as of 9/14/2023
Arrived Series Roanoke	Single family home located at 2913 Roanoke Avenue, Newport News, VA 23607	$10.00	$397,050.00	39,705	9/28/2023	10/19/23	Closed	Closed as of 5/11/2023	N/A	Leased as of 7/25/2023
x

Arrived Series Sherwood	Single family home located at 724 W 23rd Street, North Little Rock, AR 72114	$10.00	$214,510.00	21,451	9/28/2023	10/25/23	Closed	Closed as of 4/25/2023	N/A	Leased as of 11/10/2023
Arrived Series Tansel	Single family home located at 107 Danielle Loop, Rincon, GA 31326	$10.00	$384,810.00	38,481	9/28/2023	10/27/23	Closed	Closed as of 4/26/2023	N/A	Leased as of 10/13/2023
Arrived Series Tytus	Single family home located at 3310 Tytus Avenue, Middletown, OH 45042	$10.00	$307,580.00	30,758	9/28/2023	10/19/23	Closed	Closed as of 4/27/2023	N/A	Leased as of 8/15/2023
Arrived Series Williamson	Single family home located at 1803 1/2 N 28th Street, Richmond, VA 23223	$10.00	$336,030.00	33,603	9/28/2023	10/18/23	Closed	Closed as of 5/08/2023	N/A	Leased as of 7/19/2023
Arrived Series Zane	Single family home located at 6253 Burbank Crossing Loop, Montgomery, AL 36117	$10.00	$200,960.00	20,096	9/28/2023	11/1/23	Closed	Closed as of 5/05/2023	N/A	Leased as of 7/07/2023
Arrived Series Arya	Single family home located at 814 W 21st Street, North Little Rock, AR 72115	$10.00	$219,950.00	21,995	10/25/2023	11/16/2023	Closed	Closed as of 10/18/2023	N/A	Leased as of 12/18/2023
Arrived Series Marcy	Single family home located at 823 W 20th Street, North Little Rock, AR 72114	$10.00	$219,950.00	21,995	10/25/2023	11/16/2023	Closed	Closed as of 10/18/2023	N/A	Leased as of 1/11/2024
Arrived Series Sansa	Single family home located at 812 W 21st Street, North Little Rock, AR 72114	$10.00	$219,950.00	21,995	10/25/2023	11/16/2023	Closed	Closed as of 10/18/2023	N/A	Leased as of 11/08/2023

Arrived Series Haybridge	Single family home located at 3715 Oakwood Road, Charlotte, NC 28269	$10.00	$422,410.00	42,241	11/14/2023	12/1/2023	Closed	Closed as of 10/18/2023	N/A	Leased as of 2/22/2024
Arrived Series Hedgecrest	Single family home located at 3719 Oakwood Road, Charlotte, NC 28269	$10.00	$422,410.00	42,241	11/14/2023	12/1/2023	Closed	Closed as of 10/18/2023	N/A	Leased as of 3/22/2024
Arrived Series Layla	Single family home located at 313 Aspen Drive, Jefferson City, TN 37750	$10.00	$383,040.00	38,304	11/14/2023	11/30/2023	Closed	Closed as of 11/15/2023	N/A	Leased as of 1/30/2024
Arrived Series Lola	Single family home located at 336 Aspen Drive, Jefferson City, TN 37750	$10.00	$356,300.00	35,630	11/14/2023	11/30/2023	Closed	Closed as of 11/15/2023	N/A	Leased as of 12/18/2023
Arrived Series Ratliff	Single family home located at 1117 Amber Vista Lane, Knoxville, TN 37914	$10.00	$376,790.00	37,679	11/14/2023	11/30/2023	Closed	Closed as of 10/25/2023	N/A	Leased as of 5/01/2024
Arrived Series Collinison	Single family home located at 5048 Cottonseed Way, Morristown, TN 37814	$10.00	$356,170.00	35,617	11/20/2023	12/21/2023	Closed	Closed as of 11/15/2023	N/A	Vacant
Arrived Series Hardman	Single family home located at 1702 Oak Street, Chattanooga, TN 37404	$10.00	$447,350.00	44,735	11/20/2023	12/21/2023	Closed	Closed as of 11/02/2023	N/A	Leased as of 11/30/2023

Arrived Series Keystone	Single family home located at 1675 Pebblestone Court, Morristown, TN 37814	$10.00	$402,970.00	40,297	11/20/2023	12/13/2023	Closed	Closed as of 12/06/2023	N/A	Leased as of 1/31/2024
Arrived Series Northbrook	Single family home located at 7325 Longmeadow Drive, Horn Lake, MS 38637	$10.00	$333,670.00	33,367	11/20/2023	12/11/2023	Closed	Closed as of 11/20/2023	N/A	Leased as of 4/01/2024
Arrived Series Pebblestone	Single family home located at 1641 Pebblestone Court, Morristown, TN 37814	$10.00	$391,220.00	39,122	11/20/2023	12/11/2023	Closed	Closed as of 12/06/2023	N/A	Leased as of 2/16/2024
Arrived Series Frances	Single family home located at 8967 Mary Frances Drive, Southaven, MS 38671	$10.00	$329,140.00	32,914	12/14/2023	2/21/2024	Closed	Closed as of 12/06/2023	N/A	Leased as of 1/17/2024
Arrived Series Northridge	Single family home located at 441 Deluth Drive, Bowling Green, KY 42101	$10.00	$319,550.00	31,955	12/14/2023	1/12/2024	Closed	Closed as of 12/13/2023	N/A	Leased as of 4/22/2024
Arrived Series Rachel	Single family home located at 186 Lindsell Road, Athens, TN 37303	$10.00	$342,120.00	34,212	12/14/2023	1/31/2024	Closed	Closed as of 11/29/2023	N/A	Leased as of 3/16/2024
Arrived Series Ross	Single family home located at 138 Lindsell Road, Athens, TN 37303	$10.00	$394,110.00	39,411	12/14/2023	1/26/2024	Closed	Closed as of 11/29/2023	N/A	Leased as of 1/05/2024
Arrived Series Vanzant	Single family home located at 1016 Clayton Road, Cave Springs, AR 72718	$10.00	$415,850.00	41,585	12/14/2023	1/26/2024	Closed	Closed as of 12/06/2023	N/A	Leased as of 2/09/2024

Arrived Series Wyndhurst	Single family home located at 185 List Road, Huntsville, AL 35810	$10.00	$367,460.00	36,746	12/14/2023	1/18/2024	Closed	Closed as of 11/29/2023	N/A	Vacant
Arrived Series Glenncrest	Single family home located at 15995 Glenncrest Lane NW, Harvest, AL 35749	$10.00	$336,090.00	33,609	5/30/2024	6/20/2024	Closed	Closed as of 11/15/2023	N/A	Leased as of 1/05/2024
Arrived Series Laurel	Single family home located at 1112 Ridge Parke, Kingsport, TN 37663	$10.00	$394,120.00	39,412	5/30/2024	6/20/2024	Closed	Closed as of 1/24/2024	N/A	Leased as of 2/07/2024
Arrived Series Oakland	Single family home located at 4310 Ohls Avenue, Chattanooga, TN 37410	$10.00	$360,730.00	36,073	5/30/2024	7/11/2024	Closed	Closed as of 10/25/2023	N/A	Leased as of 3/29/2024
Arrived Series Phoebe	Single family home located at 139 Lindsell Road, Athens, TN 37303	$10.00	$326,910.00	32,691	5/30/2024	6/20/2024	Closed	Closed as of 12/27/2023	N/A	Leased as of 3/16/2024
Arrived Series Johnson	Single family home located at 1078 Clearwater Lane, Johnson City, TN 37601	$10.00	$388,510.00	38,851	7/10/2024	9/26/2024	Closed	Closed as of 6/26/2024	N/A	Leased as of 7/24/2024
Arrived Series Sedgefield	Single family home located at 4005 Tenderten Way, Greensboro, NC 27405	$10.00	$360,800.00	36,080	7/10/2024	8/2/2024	Closed	Closed as of 2/02/2024	N/A	Leased as of 3/22/2024
Arrived Series Robinson	Single family home located at 2070 Hyacinth Lane, Hernando, MS 38632	$10.00	$385,550.00	38,555	9/20/2024		Open	Closed as of 10/09/2024	N/A	Leased as of 11/06/2024

Arrived Series Seneca	Single family home located at 7123 Train Station Way, Louisville, KY 40272	$10.00	$351,970.00	35,197	9/20/2024	10/28/2024	Closed	Closed as of 9/04/2024	N/A	Leased as of 10/31/2024
Arrived Series Adams	Single family home located at 2302 Beacon Road, Talbott , TN 27877	$10.00	$361,220.00	36,122	[*/*/2024]		Not Yet Qualified	Closed as of 11/12/2024	N/A	Vacant
Arrived Series Bayne	Single family home located at 821 Magnolia Ridge Drive, Blountville, TN 37617	$10.00	$411,100.00	41,110	[*/*/2024]		Not Yet Qualified	Closed as of 11/20/2024	N/A	Vacant
Arrived Series Boxwood	Single family home located at 2068 Tulip Drive, Hernando, MS 38632	$10.00	$381,810.00	38,181	[*/*/2024]		Not Yet Qualified	Closed as of 11/20/2024	N/A	Vacant
Arrived Series Langley	Single family home located at 731 30th Street, Newport News, VA 23607	$10.00	$392,240.00	39,224	[*/*/2024]		Not Yet Qualified	Closed as of 11/06/2024	N/A	Vacant
Arrived Series Metallo	Single family home located at 5318 Selah Street, Springdale, AR 72764	$10.00	$349,080.00	34,908	[*/*/2024]		Not Yet Qualified	Not Yet Closed	N/A	Not Yet Closed
Arrived Series Misty	Single family home located at 5410 Misty Crossing Court, Florissant, MO 63034	$10.00	$408,140.00	40,814	[*/*/2024]		Not Yet Qualified	Closed as of 11/13/2024	N/A	Vacant
Arrived Series Presidio	Single family home located at 4047 Little Bighorn Drive, Indianapolis, IN 46235	$10.00	$287,060.00	28,706	[*/*/2024]		Not Yet Qualified	Closed as of 11/13/2024	N/A	Vacant

Arrived Series Spangler	Single family home located at 2807 Bentwood Drive, Independence, KY 41051	$10.00	$454,410.00		45,441		[*/*/2024]	Not Yet Qualified	Closed as of 11/20/2024	N/A	Vacant
Arrived Series Tomlinson	Single family home located at 955 Mossy Stone Court, Bowling Green, KY 42101	$10.00	$292,990.00		29,299		[*/*/2024]	Not Yet Qualified	Closed as of 11/13/2024	N/A	Vacant
Total			$31,204,980.00	(3)	3,120,498	(4)

(1) Represents the date on which the manager or an affiliate of the manager acquired the series property from a third-party seller in accordance with the acquisition method described under “Description of Business—Acquisition Mechanics—2. Acquisition of a Series Property from the Manager or an Affiliate of the Manager.”

(2) Represents the date on which the series acquired a 100% interest in the limited liability company that directly owns the related series property.

(3) Represents the proposed Maximum Offering Size for all Offerings that have been qualified, or are being qualified, pursuant to the offering statement of which this Offering Circular forms a part, as required for purposes of the Form 5110 submitted to FINRA.

(4) Represents the proposed Maximum Membership Interests for all Offerings that have been qualified, or are being qualified, pursuant to the offering statement of which this Offering Circular forms a part, as required for purposes of the Form 5110 submitted to FINRA.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A (File No. 024-12135) that was filed with the Commission. The financial statement information incorporated by reference herein can be accessed at https://arrived.com/circulars. We hereby incorporate by reference into this Offering Circular all of the information contained in the following filings by Arrived Homes 3, LLC with the Commission, to the extent not otherwise modified or replaced by a subsequent filing:

1.  The sections bulleted below of the Offering Statement filed with the Commission on January 23, 2023.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer
●	Arrived Homes 3, LLC and its Series Financial Statements January 10, 2023

2.  The sections bulleted below of Post-Qualification Amendment No. 1.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer
 3.  The sections bulleted below of Post-Qualification Amendment No. 2.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer
4.  The sections bulleted below of Post-Qualification Amendment No. 3.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer
5.  The sections bulleted below of Post-Qualification Amendment No. 4.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer
6.  The sections bulleted below of Post-Qualification Amendment No. 5.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer
7.  The sections bulleted below of Post-Qualification Amendment No. 9.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer
8.  The sections bulleted below of Post-Qualification Amendment No. 10.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer
9.  The sections bulleted below of Post-Qualification Amendment No. 14.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer
10.  The sections bulleted below of Post-Qualification Amendment No. 15.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer
11.  The sections bulleted below of Post-Qualification Amendment No. 16.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer
12.  The sections bulleted below of Post-Qualification Amendment No. 17.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer
13.  The sections bulleted below of the Company’s Annual Report on Form 1-K for the Fiscal Year ended December 31, 2023.

●	Management’s Discussion and Analysis of Financial Condition and Results of Operation
●	Financial Statements and Accompanying Notes as of December 31, 2023 and for the period January 4, 2023 (date of inception) through December 31, 2023

14.  The sections bulleted below of Post-Qualification Amendment No. 19.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer
15.  The sections bulleted below of Post-Qualification Amendment No. 20.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer
16.  The sections bulleted below of Post-Qualification Amendment No. 21.

●	The Series Properties Being Offered
●	Use of Proceeds to Issuer

17.  The sections bulleted below of the Company’s Semiannual Report on Form 1-SA as of and for the Six Months ended June 30, 2024.
●	Management’s Discussion and Analysis of Financial Condition and Results of Operation
●	Financial Statements and Accompanying Notes as of and the for Six Months ended June 30, 2024 and 2023

Any statement contained in any document incorporated by reference into this Offering Circular will be deemed modified or superseded for the purposes of this Offering Circular to the extent that a statement contained in this Offering Circular modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular. From time to time, we may file an additional Post-Qualification Amendment or provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Note that any statement we make in this Offering Circular will be modified or superseded by an inconsistent statement made by us in a subsequent Offering Circular Supplement or Post-Qualification Amendment.

To the extent any financial statements are herein incorporated by reference, we will provide (at no cost) an electronic copy of such financial statements to any holder of securities, including any beneficial owner, upon written or oral request to support@arrived.com or (814) 277-4833. Additionally, such financial statements can be found at https://arrived.com/circulars.

SUMMARY

This summary highlights some of the information in this offering circular.  It does not contain all of the information that you should consider before investing in our interests.  You should read carefully the detailed information set forth under “Risk Factors” and the other information included in this offering circular.  Except where the context suggests otherwise, the terms “Arrived,” “our company,” “we,” “us” and “our” refer to Arrived Homes 3, LLC, a Delaware series limited liability company, together with its consolidated series and their wholly-owned subsidiaries; references in this offering circular to the “manager” refer to Arrived Holdings, Inc., a Delaware corporation and the managing member of our company, and each of its series and their subsidiaries. All references in this offering circular to “$” or “dollars” are to United States dollars.

Company Overview – Our Mission

Arrived Homes 3, LLC, a Delaware series limited liability company, was formed in January 2023 to permit public investment in specific single family rental homes. We believe people should have the freedom to move around to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re living in at that time. By investing together we align incentives towards creating value for everyone.

Our Series LLC Structure

Each single family rental home that we acquire will be owned by a separate series of our company that we will establish to acquire that home.  Each series may hold the specific property that it acquires directly or in a wholly-owned subsidiary, which would be a limited liability company organized under laws of the state in which the series property is located.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.  We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial offering of interests of such series.

We are offering membership interests in each of the series of our company, which represent limited liability company interests in such series. All of the series of our company offered hereunder may collectively be referred to herein as the “series” and each, individually, as a “series.”  The interests of all series described above may collectively be referred to herein as the “interests,” or “our securities” and each, individually, as an “interest” and the offerings of the interests may collectively be referred to herein as the “offerings” and each, individually, as an “offering.”  See “Description of the Securities Being Offered” for additional information regarding the interests.

Our company’s core business is the identification, acquisition, marketing and management of individual single family homes for the benefit of our investors. Each series is intended to own a single property. These properties may be referred to herein, collectively, as the “properties” or each, individually, as a “property.”

The interests represent an investment solely in a particular series and, thus, indirectly in the property owned by that series. The interests do not represent an investment in our company or the manager.  We do not anticipate that any series will own anything other than the single property associated with such series.  We currently anticipate that the operations of our company, including the formation of additional series and the corresponding acquisition of additional properties, will benefit investors by allowing investors to build a diversified portfolio of investments.

A purchaser of the interests may be referred to herein as an “investor” or “interest holder.”

Our series offerings are conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the offering. The term of each series offering will commence within two calendar days after the qualification date of the offering statement of which this offering circular is a part and end no later than the second anniversary of the qualification date of the offering statement.

There will be a separate closing, or closings, with respect to each offering. An initial closing of an offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date one week prior to three months after the offering begins. Additionally, any closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is three months after the prior closing for the relevant series offering. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series.

If an initial closing has not occurred, an offering will be terminated upon the earliest to occur of (i) the date immediately following the date one week prior to three months after the date the offering begins and (ii) any date on which the manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing security-holders.

Each offering is being conducted under Tier 2 of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in offering circular format.  Our company is not offering, and does not anticipate selling, interests in any of the offerings in any state where Dalmore, its soliciting agent and executing broker, is not registered as a broker-dealer. No escrow agent has been engaged for this offering. Subscription funds owed by investors are paid from the Arrived Homes Wallet into which potential investors can deposit funds before or at the time of subscribing for an offering. See “Plan of Distribution and Subscription Procedure” and “Description of the Securities Being Offered” for additional information.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long-term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Securities Being Offered

Investors will acquire membership interests in a series of our company, each of which is intended to be a separate series of our company for purposes of accounting for assets and liabilities.  It is intended that owners of interests in a series will only have an interest in the assets, liabilities, profits and losses pertaining to the specific property owned by that series.  For example, an owner of interests in Arrived Series Robinson will only have an interest in the assets, liabilities, profits and losses pertaining to Arrived Series Robinson and its related operations.  See the “Description of the Securities Offered” section for further details. The minimum investment you can make for any series is one (1) interest in a series and the maximum investment is equal to 9.8% of the total interests being offered for such series, although such minimum and maximum thresholds may be waived by the manager in its sole discretion. See “⸺Restrictions on Ownership of our Interests” below.

The Manager

Our company is managed by Arrived Holdings, Inc., a Delaware corporation and managing member of our company, which we refer to herein as the “manager.” Pursuant to the terms of our company’s limited liability company operating agreement, which we refer to as the “operating agreement,” the manager will provide certain management and advisory services to our company and to each of its series and their subsidiaries, if any, as well as a management team and appropriate support personnel.  The manager is an asset management company that operates a web-based investment platform, which we refer to as the Arrived platform, used by our company for the offer and sale of interests in the series of our company.

The nature of our business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which LLCs may be organized under the Delaware Limited Liability Company Act.

Management Compensation

The manager will receive from a series a one-time sourcing fee equal to 3.5% of the purchase price of a series property paid out of the proceeds to issuer from the proceeds to issuer on the initial amount raised from investors. Additionally, the manager will receive from a series an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property for that series, paid out of the series’ net operating rental income on a quarterly basis. Additionally, pursuant to the operating agreement, the manager will receive reimbursements for out-of-pocket expenses in connection with our organization and offerings (up to a maximum of 2% of the gross offering proceeds per series offering), our operations and the acquisition of properties and in connection with third parties providing services to us. The manager may also receive a portion of the property management fee and the property disposition fee as described below. With respect to the operating accounts for each series that the manager maintains with a third-party bank, the manager will be entitled to receive any interest earned on the cash balances in such accounts. The manager reserves the right to waive any fees or reimbursements it is due in its sole discretion. The items of compensation are summarized in “Management—Management Compensation.”

Property Manager

The Company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement.

The services provided by the property manager will include:

●	creating the asset maintenance policies for the collection of rents;

●
investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including, but not limited to, consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement; and

●	developing standards for the care of the underlying properties.

See “Description of Business—Description of the Property Management Agreement.”

Property Management Fee

The company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement. The fee arrangements for each third-party property management company are set forth below:

Marketplace Homes

As compensation for the services provided by the property manager, each series will be charged a property management fee of $70 on a monthly basis and paid to the property manager pursuant to the property management agreement.

Mynd

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to six percent (6%) of all rents and fees as remitted to the series or a minimum property management fee of $84 on a monthly basis and paid to the property manager pursuant to the property management agreement.

Streetlane (formerly Great Jones)

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of all rents and fees as remitted to the series or a minimum property management fee of $99 on a monthly basis and paid to the property manager pursuant to the property management agreement. As of October 2023, all properties formerly managed by Great Jones are now managed by Streetlane as a result of a merger between Streetlane and Great Jones. All property management agreements between the relevant series and Great Jones remain in full force and effect.

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title escrow and closing costs. It is expected that this disposition fee charged to a series will range from six percent (6%) to seven percent (7%) of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Following the sale of a property, the manager will distribute the proceeds of such sale, net of the property disposition fee, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Operating Expenses

Each series of our company will be responsible for the costs and expenses attributable to the activities of our company related to such series including, but not limited to:

●
any and all fees, costs and expenses incurred in connection with the management of a series property and preparing any reports and accounts of each series, including, but not limited to, audits of a series’ annual financial statements, tax filings and the circulation of reports to investors;

●	any and all insurance premiums or expenses;

●	any withholding or transfer taxes imposed on our company or a series or any of the members;

●	any governmental fees imposed on the capital of our company or a series;
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any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or a property manager in connection with the affairs of our company or a series, or relating to legal advice directly relating to our company’s or a series’ legal affairs;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;

●	any indemnification payments;

●	any costs, fees, or payments related to interest or financing expenses for a given series;

●	any potential HOA or association fees related to a given series;

●	the costs of any third parties engaged by the manager in connection with the operations of our company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the manager in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.  See “Description of Business—Operating Expenses.”

The Arrived Platform

Arrived Holdings, Inc., the manager, owns and operates a web-based and mobile accessible investment platform, the Arrived platform. Through the use of the Arrived platform, investors can browse and screen the investments offered by each of our series and electronically sign legal documents to purchase series interests.

Transferability

The manager may refuse a transfer by an interest holder of its interest in a series if such transfer would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners that are not “accredited investors,” (b) the assets of a series being deemed plan assets for purposes of ERISA, (c) such interest holder holding in excess of 9.8% of a series, (d) a change of U.S. federal income tax treatment of our company and/or a series, or (e) our company, any series, the manager, or its affiliates being subject to additional regulatory requirements. Furthermore, as the interests are not registered under the Securities Act, transfers of interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws.  See “Description of the Securities Being Offered–Restrictions on Ownership and Transfer” for more information.

Restrictions on Ownership of our Interests

To assist each of the series in qualifying as a REIT, the operating agreement provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, either more than 9.8% in value or number of interests, whichever is more restrictive, of our outstanding equity capital, or 9.8% in value or number of interests, whichever is more restrictive, of our interests or any class or series of the outstanding interests.  The manager may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular holder of interests.

The operating agreement also prohibits any investor from, among other things:

●
beneficially or constructively owning interests in a series that would result in our company being “closely held” under Section 856(h) of the Internal Revenue Code, or otherwise cause a series to fail to qualify as a REIT; and

●	transferring its interests if such transfer would result in the interests in a series being owned by fewer than 100 persons.

Distribution Rights

The manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. Our company expects the manager to make distributions on a semi-annual basis.  However, the manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. For example, the manager may determine to hold distributions until the effective distribution amount, per investor, equals or exceeds $5.00. In this case, the manager would accrue these distributions in an escrow account or other segregated account to be distributed once the minimum distribution amount has been reached or exceeded. See “Description of the Securities Being Offered-Distribution Rights.” Notwithstanding the above, in order to qualify as a REIT, a series must distribute annually to investors at least 90% of its REIT taxable income, determined without regard to the deduction for distributions paid and excluding any net capital gain, and the manager intends to comply with such requirement in order to qualify as a REIT.

The free cash flow of each series will first be used to repay certain expenses and to create reserves at the manager's sole discretion before it will be used for distribution to interest holders.

Our Company Information

Our principal executive offices are located at 1700 Westlake Ave N, Suite 200, Seattle, WA 98109.  Our telephone number is (814) 277-4833. We maintain a website at www.arrived.com. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this offering circular or any other reports or documents we file with or furnish to the Commission.

Summary Risk Factors

An investment in our interests involves various risks.  You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our interests.  If any of the following risks occur, the business, financial condition or results of operations of each of our series could be materially and adversely affected.  In that case, the value of your interests could decline, and you may lose some or all of your investment.

●	We do not have a significant operating history, and there is no guarantee that we will be successful in the operation of our company.

●	Changes in general economic and demographic conditions may cause our business to fail.

●	We are employing a novel business model, which may make an investment in our interests difficult to evaluate as it is unique to the real estate industry.

●	An investment in a series offering constitutes only an investment in that series and not in our company or directly in any property.

●	We and the manager may not be able to successfully operate our properties or generate sufficient operating cash flows to make or sustain distributions to the holders of our interests.

●
We depend on the manager for the success of each series and for access to the manager’s investment professionals and contractors.  We may not find a suitable replacement for the manager if removed, or if key personnel leave the employment of the manager or otherwise become unavailable to us.

●
The termination of the manager is generally limited to cause and certain disposition events related to a property, which may make it difficult or costly to end our relationship with the manager in respect of a series and a property.

●	Potential conflicts of interest may arise among the manager and its affiliates, on the one hand, and our company and our investors, on the other hand.

●
We may be unable to renew leases, lease vacant space or re-lease space on favorable terms or at all as the leases expire, which could materially and adversely affect a series’ financial condition, results of operations and cash flow.

●
We may not be able to control a series’ operating costs, or the series’ expenses may remain constant or increase, even if income from a property decreases, causing a series’ results of operations to be adversely affected.

●	The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.

●	Our investors do not elect or vote on our board of directors or the managing member of our company and have limited ability to influence decisions regarding the businesses of the series.

●	There is currently no public trading market for any of our series interests, and an active market may not develop or be sustained.

●	The interest holders will have limited voting rights and will be bound by a majority vote.

●
We have not established a minimum distribution payment level for any series and a series may be unable to generate sufficient cash flows from its operations to make distributions to holders of interests at any time in the future.

●	Failure of each series to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of interests.

●
The failure of a series to qualify as a REIT would subject it to U.S. federal income tax and applicable state and local taxes, which would reduce the amount of cash available for distribution to holders of our interests.

OFFERING SUMMARY

Securities being offered:
We are offering the maximum number of interests of each series with a status of “Open” in the “Series Offering Table” at a price per interest set forth therein. Each offering is being conducted on a “best efforts,” no offering minimum basis.

Each series of interests is intended to be a separate series of our company for purposes of accounting for assets and liabilities. See “Description of the Securities Being Offered-Description of the Interests” for further details.  The series interests will be non-voting except with respect to certain matters set forth in our operating agreement.  The purchase of interests in a particular series is an investment only in that series and not an investment in our company as a whole.

Offering price per series interest:	As stated in the Series Offering Table above.

Minimum and maximum subscription:	The minimum subscription by an investor in any series is one (1) interest and the maximum subscription by any investor in interests of any series will be limited to 9.8% of the total interests being offered for such series, although such maximum thresholds may be waived by the manager in its sole discretion.

Broker:	We have entered into an agreement with Dalmore, which is acting as our soliciting agent and executing broker in connection with our series offerings. Dalmore is a broker-dealer registered with the Commission and which is or will be registered in each state where our series offerings will be made prior to the launch of each such offering and with such other regulators as may be required to execute the sale transactions and provide related services in connection with our series offerings. Dalmore is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities Investor Protection Corporation, or SIPC.

Transfer Agent:	We have entered into an agreement with Arrived Transfer Agent, LLC, a registered transfer agent, to perform transfer agent functions with respect to the interests of the Series.

Broker fees:	We will pay Dalmore a brokerage fee equal to 1.0% of the amount raised through each series offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of any interests to the manager, its affiliates or the sellers of any of the series properties.

Restrictions on investment:	Each investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure—Investor Suitability Standards” for further details. The manager may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the manager anticipates only accepting subscriptions from prospective investors located in states where Dalmore is registered. Generally, no sale may be made to you in any of our series offerings if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Arrived Homes Wallet:	We will utilize a "mobile wallet" feature for payment distributions (the "Arrived Homes Wallet"). The Arrived Homes Wallet is currently the only method through which investors may make payment for subscriptions. The Arrived Homes Wallet will be used to allow you to pay for subscriptions, receive distributions and reinvest distributions. To the extent you do not already have an Arrived Homes Wallet, you must create a wallet account through the Arrived platform. Funds submitted into the Arrived Homes Wallet may earn interest at the prevailing applicable interest rate, and any such interest earned will be retained by our manager.

Subscription payments may be made from funds already available in your Arrived Homes Wallet at the time your subscription is submitted to us or may be deposited by you into your Arrived Homes Wallet at the time of subscription via ACH debit from another account maintained by you. You should be aware that you may not withdraw subscription payments from your Arrived Homes Wallet once you have submitted your subscription (even before we accept the subscription), unless we reject your subscription.

No escrow:	The proceeds of this offering will not be placed into an escrow account. When we accept subscription payments, membership interests will be issued, and investors will become interest holders.

Offering period:	The series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term of the series offering. The term of each series offering will commence within two calendar days after the qualification date of the offering statement of which this offering circular is a part and end no later than the second anniversary of the qualification date of the offering statement. There will be a separate closing, or closings, with respect to each offering. An initial closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date one week prior to three months after the offering begins. Additionally, any closing following such initial closing will occur on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is three months after the prior closing for the relevant series offering. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series. If an initial closing has not occurred, an offering will be terminated upon the earliest to occur of (i) the date immediately following the date one week prior to three months after the offering begins and (ii) any date on which the manager elects to terminate the offering for a particular series in its sole discretion. No securities are being offered by existing security-holders.

Use of proceeds to issuer:	The proceeds received in the offering will be applied in the following order of priority of payment:

●	Acquisition Cost of the Underlying Properties: Actual cost of the underlying property of a series paid to the property seller;

●	Property Improvements: Each series will pay the manager the costs related to certain renovation projects or capital expenditures related to our acquisition of the property;

●
Operating and Capital Reserves: Operating and capital reserves are used to pay costs and expenses attributable to the activities of our company related to each series, including maintenance, insurance and other expenses pertaining to the series property;

●
Brokerage Fee: A brokerage fee payable to Dalmore equal to 1% of the amount raised through an offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of series interests to the manager, its affiliates or the sellers of the properties;

●	Acquisition Expenses: In general, these expenses include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, appraisal, development and acquisition of the property related to a series;

●	Offering Expenses: We will reimburse the manager for offering expenses actually incurred in connection with a series offering in an amount up to 2% of gross offering proceeds. In general, these costs include legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering;

●	Financing and Holding Costs: Each series will pay the manager the costs associated with holding the property before it is rented; and

●
Sourcing Fee: Each series will pay the manager a sourcing fee equal to 3.5% of the purchase price of the series property for that series. The sourcing fee will cover the costs involved in sourcing the property and preparing it for investment.

The manager will be responsible for all offering expenses on behalf of each series and will be reimbursed by the series through the proceeds of the series offering for offering expenses actually incurred in an amount up to 2% of gross offering proceeds. Each series will be responsible for its acquisition expenses which it will pay out of the proceeds of its offering and will reimburse the manager for such costs as well as for certain other costs.  See “Use of Proceeds to Issuer,” “Management Compensation—Reimbursement of Expenses” and “Plan of Distribution and Subscription Procedure—Fees and Expenses” sections for further details.

Risk factors:
Investing in the interests of a particular series involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our series interests.

RISK FACTORS

An investment in our series interests involves risks.  In addition to other information contained elsewhere in this offering circular, you should carefully consider the following risks before acquiring our interests offered by this offering circular.  The occurrence of any of the following risks could materially and adversely affect the business, prospects, financial condition or results of operations of our company, the ability of our company to make cash distributions to the holders of interests and the market price of our interests, which could cause you to lose all or some of your investment in our interests.  Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements.  See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to the Structure, Operation and Performance of our Company

We have a limited operating history, which makes our future performance difficult to predict.

We have a limited operating history. You should consider an investment in our interests in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and the manager must, among other things:

●	identify and acquire real estate assets consistent with our investment strategies;

●	increase awareness of our name within the investment products market;

●	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

●	build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital could result in our bankruptcy or other event which would have a material adverse effect on us and our investors.  There can be no assurance that we will achieve our investment objectives.

An investment in a series offering constitutes only an investment in that series and not in our company or directly in any property.

An investor in an offering will acquire an ownership interest in the series related to that offering and not, for the avoidance of doubt, in (i) our company, (ii) any other series, (iii) the manager, or (iv) directly in a property associated with the series or any property owned by any other series.  This results in limited voting rights of the investor, which are solely related to a particular series, and are further limited by the operating agreement, described further herein. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the interest holders and removal of the manager for “cause.”  The manager thus retains significant control over the management of our company, each series and the series properties.  Furthermore, because the interests in a series do not constitute an investment in our company as a whole, holders of the interests in a series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other series.  In addition, the economic interest of a holder in a series will not be identical to owning a direct undivided interest in a property.

Each of our company’s series will hold an interest in a single property, a non-diversified investment.

We intend for each of our series, either directly or through its wholly-owned subsidiary, to own and operate a single property.  Each series’ return on its investment will depend on the revenues generated by such property and the appreciation of the value of the property over time.  These, in turn, are determined by such factors as national and local economic cycles and conditions, financial markets and the economy, competition from existing properties as well as future properties and government regulation (such as tax and building code charges).  The value of a property may decline substantially after a series purchases it.

Each of our series will own a single property and as a result of this non-diversified investment strategy, unanticipated capital expenditures could lead to a series’ inability to pay dividends or the loss of your investment entirely.

Each series’ dividend stream will depend on the revenues generated by such property and the appreciation of the value of the property over time.  Additionally, a series might not be able to fund an unexpected major capital expenditure and this could lead to a complete loss of your investment.

We have limited historical financial operations and only recently commenced operations.

Our company was recently formed in January 2023. Our first two series were formed in the first quarter of 2023 and commenced operations upon the closing of the purchase of the properties by such series, which took place in the fourth quarter of 2022.

There can be no guarantee that our company will reach its funding target from potential investors with respect to any series or future proposed series.

Due to the start-up nature of our company, there can be no guarantee that our company will reach its funding target from potential investors with respect to any series or future proposed series.  In the event our company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional properties through the issuance of further series interests and monetizing them to generate distributions for investors.  In addition, if our company is unable to raise funding for additional series, this may impact any investors already holding interests as they will not see the benefits which arise from economies of scale following the acquisition by other series of additional properties.

We may incur mortgage indebtedness and other borrowings, including in states and with lenders that do not recognize the series limited liability company structure, which may increase risks to the properties.

A series, or our company on behalf of a series, may seek to obtain financing, or to refinance any outstanding indebtedness, including any financing used to obtain the property, with an additional mortgage or other debt financing, including with a third party, secured by the underlying property. Incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, a series could lose the property securing the loan that is in default.

Further, while we expect each mortgage to be secured by a specific property (and the assets of such property) and be the financial obligation of the applicable series, our company may be required to enter into a loan as the borrower and hold title to the property on behalf of such series in states where our series limited liability structure is not recognized or respected under the laws of the state governing the loan. In that instance, in the event that we default on a loan, we can make no assurance that a lender will not seek to foreclose on the other series’ properties for we hold title. See “If our company’s series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold the same series as them.”

A series may be unable to obtain financing on favorable terms or at all.

A series may seek additional capital in the form of debt financing from other financing sources. Additional debt financing may not be available on reasonable terms, on a timely basis or at all, and if available, would result in additional payment obligations and may involve agreements that include restrictive covenants that limit a series’ ability to take specific actions, such as incurring additional debt, making capital expenditures, creating liens or paying dividends, which could adversely impact the series’ ability to conduct its business or make distributions to investors.

A series that initially acquires a property for all cash but then determines to finance the property, will be subject to additional risks related to its ability to pay debt service that may have a detrimental effect on a series’ ability to make distributions.

A property acquired without financing has a different risk profile from one that is acquired with the use of mortgage financing.  In particular, a property with financing must pay its debt service, and any inability to do so could have an adverse effect on a series’ financial condition, results of operations, cash flow, and the market value of its interests and its ability to make distributions to investors.

We may not be able to control our operating costs or our expenses may remain constant or increase, even if our revenues do not increase, causing our results of operations to be adversely affected.

Factors that may adversely affect our ability to control operating costs include the need to pay for insurance and other operating costs, including real estate taxes, which could increase over time, the need periodically to repair, renovate and re-lease our single family home properties, the cost of compliance with governmental regulation, including zoning, environmental and tax laws, the potential for liability under applicable laws, interest rate levels, principal loan amounts and the availability of financing. If our operating costs increase as a result of any of the foregoing factors, our results of operations may be adversely affected.

The expense of owning and operating a property is not necessarily reduced when circumstances such as market factors and competition cause a reduction in income from a property. As a result, if revenues decline, we may not be able to reduce our expenses accordingly. Costs associated with real estate investments, such as real estate taxes, insurance, loan payments and maintenance, generally will not be reduced even if a property is not fully occupied or other circumstances cause our revenues to decrease. If we are unable to decrease operating costs when demand for our properties decreases and our revenues decline, our financial condition, results of operations and our ability to make distributions to our investors may be adversely affected.

Competition could limit our ability to acquire attractive investment opportunities and increase the costs of those opportunities which may adversely affect us, including our profitability, and impede our growth

The real estate market is highly competitive. We will compete with other entities engaged in real estate investment activities to locate suitable single family homes to acquire and purchasers for our properties. These competitors will include REITs, private real estate funds, domestic and foreign financial institutions, life insurance companies, pension trusts, partnerships and individual investors. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners. In addition, these same entities seek financing through similar channels to our company. This competition could increase prices for properties of the type we may pursue and adversely affect our profitability and impede our growth.

In addition, these same entities seek financing through similar channels to our company. Disruptions or dislocations in the credit markets could impact the cost and availability of debt to finance real estate investments, which is a key component of our acquisition strategy. A downturn in the credit markets and a potential lack of available debt could limit our ability to pursue suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our respective assets may not appreciate or may decrease significantly below the amount we paid for such assets. This competition could increase prices for properties of the type we may pursue and adversely affect our profitability and impede our growth.

Competition may impede our ability to attract or retain tenants or re-lease space, which could adversely affect our results of operations and cash flow.

The leasing of residential real estate is highly competitive.  We will compete based on a number of factors that include location, rental rates, security, suitability of a property’s design to prospective tenants’ needs and the manner in which a property is operated and marketed. The number of competing properties could have a material effect on our occupancy levels, rental rates and on the operating expenses of certain of our properties.  If other lessors and developers of similar spaces in our markets offer leases at prices comparable to or less than the prices we offer on the properties we acquire, we may be unable to attract or retain tenants or re-lease space in our properties, which could adversely affect our results of operations and cash flow.

We and the Arrived Platform rely on third-party banks and on third-party computer hardware and software providers. If we are unable to continue utilizing these services or products, our business and ability to operate the corresponding properties may be adversely affected.

We and the Arrived Platform rely on third-party and FDIC-insured depository institutions to process our transactions, including payments for corresponding properties, processing of subscriptions under this offering and distributions to our investors. Under the Automated Clearing House (ACH) rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments. The Arrived Platform also relies on computer hardware purchased and software licensed from third parties. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services”. This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If the Arrived Platform cannot continue to obtain such services elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive distributions will be delayed or impaired.

Investments we make will be consistent with our intention for each series to qualify to be taxed as a REIT unless the manager determines that not qualifying as a REIT is in the best interests of a series.

We intend for each of the series to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes. REIT limitations restrict us from making investments that would cause less than 75% of the assets of a series to be comprised of assets other than real estate assets, cash and cash items (including receivables) and certain governmental securities, all as defined in the Internal Revenue Code. In addition, in order to maintain each of our series’ status as a REIT, we must meet certain income tests with respect to our gross income and certain additional tests with respect to our assets.

Subject to REIT limitations, a series may invest in the equity interests of other issuers in connection with acquisitions of indirect interests in real estate. Such an investment would normally be in the form of a general or limited partnership or membership interests in special purpose partnerships and limited liability companies that own one or more properties.

We may fail to successfully operate acquired properties, which could adversely affect us and impede our growth.

The manager’s ability to identify and acquire properties on favorable terms and successfully develop, redevelop and/or operate them may be exposed to significant risks. Agreements for the acquisition of properties are subject to customary conditions to closing, including completion of due diligence investigations and other conditions that are not within our control, which may not be satisfied.  We may be unable to complete an acquisition after incurring certain acquisition-related costs. In addition, if mortgage debt is unavailable at reasonable rates, we may be unable to finance the acquisition on favorable terms in the time period we desire, or at all. We may also spend more than budgeted to make necessary improvements or renovations to acquired properties and may not be able to obtain adequate insurance coverage for new properties.  Any delay or failure to identify, negotiate, finance and consummate such acquisitions in a timely manner and on favorable terms, or operate acquired properties to meet our financial expectations, could impede our growth and have an adverse effect on us, including our financial condition, results of operations, cash flow and the market value of our interests.

Disruptions in the financial markets or deteriorating economic conditions could adversely impact the residential real estate market, which could hinder our ability to implement our business strategy and generate returns to you.

The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, declining real estate values, or the public perception that any of these events may occur, may result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents, which in turn would reduce the value of our interests.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values or rents. Further, as a result of our target leverage, our exposure to adverse general economic conditions will be heightened.

In addition, the continuing developments in the Russian war against Ukraine and sanctions which have been announced by the United States and other countries against Russia have caused and may continue to cause significant uncertainty, adding to continuing concerns about supply chain disruptions, inflation and increases in interest rates in the residential real estate market.

All the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of our business, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under secured loans, the lenders will be entitled to proceed against the collateral granted to them to secure the debt owed.

You may be more likely to sustain a loss on your investment because the manager does not have as strong an economic incentive to avoid losses as do managers who have made significant equity investments in their companies.

Because it has not made a significant equity investment in our company, the manager will have little exposure to loss in the value of a series’ interests. Without this exposure, our investors may be at a greater risk of loss because the manager does not have as much to lose from a decrease in the value of our interests as do those managers who make more significant equity investments in their companies.

Any adverse changes in the manager’s financial health or our relationship with the manager or its affiliates could hinder our operating performance and the return on your investment.

The manager will utilize the manager’s personnel to perform services on its behalf for us. Our ability to achieve our investment objectives and to pay distributions to our investors is dependent upon the performance of the manager and its affiliates as well as the manager’s real estate professionals in the identification and acquisition of investments, the management of our assets and operation of our day-to-day activities. Any adverse changes in the manager’s financial condition or our relationship with the manager could hinder the manager’s ability to successfully manage our operations and our properties.

Compliance with governmental laws, regulations and covenants that are applicable to our residential properties may adversely affect our business and growth strategies.

Residential rental properties are subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by community developers, may restrict our use of our residential properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our residential properties, including prior to acquiring any of our residential properties or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and zoning approvals. Our failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on us and cause the value of our interests to decline.

If our company’s series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold the same series as them.

Our company is structured as a Delaware series limited liability company that issues interests in a separate series for each property.  Each series will merely be a separate series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding interests in one series is segregated from the liability of investors holding interests in another series and the assets of one series are not available to satisfy the liabilities of other series.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If our company’s series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold the same series interests as them.  Furthermore, while we intend to maintain separate and distinct records for each series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series.  The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their interests or the likelihood of any distributions being made by a particular series to its investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our liabilities.

The time devoted by Company management to our business is not expected to be full-time.

It is not anticipated that key officers would devote themselves full-time to the business of the Company at the present time. Officers will only be working part-time and devote such time and efforts as they deem reasonably necessary in performance of services for the Company.

Risks Relating to the Offerings

We are offering our interests pursuant to Tier 2 of Regulation A and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our interests less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our interests less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, only needing to file final semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the interests, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to offer a diversified portfolio of properties and create economies of scale, which may adversely affect the value of the interests or the ability to make distributions to investors.

We are subject to ongoing public reporting requirements that are less rigorous than rules for more mature public companies, and our investors receive less information.

We are required to report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for public companies reporting under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of our fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of our fiscal year.

Although we have no intention currently of voluntarily electing to become a public reporting company under the Exchange Act, we may elect in the future to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an emerging growth company, as defined in the JOBS Act, under the reporting rules set forth under the Exchange Act. For so long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not emerging growth companies, including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We would expect to elect to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a large accelerated filer as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our interests that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not emerging growth companies, and investors could receive less information than they might expect to receive from more mature public companies.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer.  We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the manager and may divert attention from management of the properties by the manager or could cause the manager to no longer be able to afford to run our business.

The Exchange Act requires issuers with more than $10 million in total assets to register its equity securities under the Exchange Act if its securities are held of record by more than 2,000 persons or 500 persons who are not “accredited investors.” While the operating agreement presently prohibits any transfer that would result in any series being held of record by more than 2,000 persons or 500 non-“accredited investors,” there can be no guarantee that we will not exceed those limits and the manager has the ability to unilaterally amend the operating agreement to permit holdings that exceed those limits. If we are required to register under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the manager and may divert attention from management of the properties by the manager or could cause the manager to no longer be able to afford to run our business.

If our company were to be required to register under the Investment Company Act or the manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the manager may be forced to liquidate and wind up each series or rescind the offerings for any of the series.

Our company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) and the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  Our company and the manager have taken the position that the properties are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus our company’s assets will consist of less than 40% investment securities under the Investment Company Act and the manager is not and will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If our company were to be required to register under the Investment Company Act or the manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each series and the manager may be forced to liquidate and wind up each series or rescind the offerings for any of the series or the offering for any other series.

Possible changes in federal tax laws may materially adversely affect the value of your investment in our interests.

The Internal Revenue Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any series of our company would be limited to prospective effect. For instance, prior to effectiveness of the Tax Cuts and Jobs Act of 2017, an exchange of the interests of one series for another might have been a non-taxable ‘like-kind exchange’ transaction, while transactions now only qualify for that treatment with respect to real property.  Accordingly, the ultimate effect on an investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Related to Conflicts of Interest

We are dependent on the manager and its affiliates and their key personnel who provide services to us through the operating agreement, and we may not find a suitable replacement if the operating agreement is terminated, or if key personnel leave or otherwise become unavailable to us, which could have a material adverse effect on our performance.

We do not expect to have any employees and we are completely reliant on the manager to provide us with investment and advisory services. We expect to benefit from the personnel, relationships and experience of the manager’s executive team and other personnel and investors of the manager and expect to benefit from the same highly experienced personnel and resources we need for the implementation and execution of our investment strategy.  Each of our executive officers also serves as an officer of the manager. The manager will have significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and relationships of the executive officers and key personnel of the manager. The executive officers and key personnel of the manager will evaluate, negotiate, close and monitor our properties. Our success will depend on their continued service.

In addition, we offer no assurance that the manager will remain the manager or that we will continue to have access to the manager’s principals and professionals. If the operating agreement is terminated and no suitable replacement is found to manage us, our ability to execute our business plan will be negatively impacted.

The ability of the manager and its officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time the manager spends managing the business of our company and may result in certain conflicts of interest.

Our officers also serve or may serve as officers or employees of Arrived Holdings, Inc., as well as other manager-sponsored vehicles, and other companies unaffiliated with the manager. These other business activities may reduce the time these persons spend managing our business. Further, if and when there are turbulent conditions in the real estate markets or distress in the credit markets or other times when we will need focused support and assistance from the manager, the attention of the manager’s personnel and executive officers and the resources of the manager may also be required by other manager-sponsored vehicles. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if we were not managed by the manager. In addition, these persons may have obligations to other entities, the fulfillment of which might not be in the best interests of us or any of our investors. Our officers and the manager’s personnel may face conflicts of interest in allocating sale, financing, leasing and other business opportunities among the real properties owned by the various companies and our series.

The terms of the operating agreement make it difficult to end our relationship with the manager.

Under the terms of the operating agreement, holders of interests in each series of our company have the right to remove our manager as manager of our company, by a vote of two-thirds of the holders of all interests in each series of our company (excluding our manager) voting together, in the event our manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series of interests or our company. Unsatisfactory financial performance does not constitute grounds to terminate and remove the manager under the operating agreement. These provisions make it difficult to end our company’s relationship with the manager, even if we believe the manager’s performance is not satisfactory.

The operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the manager.

The operating agreement provides that the manager, in exercising its rights in its capacity as the manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our bylaws, or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

There are conflicts of interest among us, the manager and its affiliates.

Each of our executive officers is an executive officer of the manager. All the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s-length negotiations. Some of the conflicts inherent in our company’s transactions with the manager and its affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of our interests.

The operating agreement provides the manager with broad powers and authority which may exacerbate the existing conflicts of interest among your interests and those of the manager, its executive officers and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	the manager or an affiliate of the manager may sell certain properties to various series. The manager will be setting the purchase price that a series will pay for such a property, which price may be higher than appraised values or comparable property prices;

●	the manager, its executive officers and its other affiliates may continue to offer other real estate investment opportunities, including equity offerings similar to this offering, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

●	the manager, its executive officers and its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits or fees or other compensation from any other business owned and operated by the manager, its executive officers and/or its other affiliates for their own benefit;

●

we may engage the manager or affiliates of the manager to perform services at prevailing market rates. Prevailing market rates are determined by the manager based on industry standards and expectations of what the manager would be able to negotiate with third party on an arm’s length basis; and

●

the manager or affiliates of the manager may provide advances or loans to us and charge reasonable market rates of interest, which are determined by the manager based on the manager’s determination of market rates for mortgages of a similar character and term at the time of entry into the purchase and sale agreement; and

●	the manager, its executive officers and its other affiliates are not required to devote all of their time and efforts to our affairs.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any transaction to which we or any of our subsidiaries has an interest or engaging for their own account in business activities of the types conducted by us.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary interest in any asset to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries are a party or have an interest. Additionally, we do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. In addition, our management agreement with the manager does not prevent the manager and its affiliates from engaging in additional management or investment opportunities, some of which could compete with us.

The manager’s liability is limited under the operating agreement, and we have agreed to indemnify the manager against certain liabilities.  As a result, we may experience poor performance or losses for which the manager would not be liable.

Pursuant to our company’s operating agreement, the manager will not assume any responsibility other than to render the services called for thereunder and not will be responsible for any action of our board of directors in following or declining to follow the manager’s advice or recommendations. The manager maintains a contractual, as opposed to a fiduciary, relationship with us and our investors. Under the terms of the operating agreement, the manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the manager and any person providing sub-advisory services to the manager will not be liable to us, any subsidiary of ours, our board of directors, or our investors, members or partners or any subsidiary’s investors, members or partners for acts or omissions performed in accordance with and pursuant to the operating agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the operating agreement. Accordingly, we and our investors will only have recourse and be able to seek remedies against the manager to the extent it breaches its obligations pursuant to the operating agreement. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities. We have agreed to reimburse, indemnify and hold harmless the manager, its officers, investors, members, managers, directors and personnel, any person controlling or controlled by the manager and any person providing sub-advisory services to the manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from, acts or omissions of such indemnified parties not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of the manager’s duties, which have a material adverse effect on us. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the operating agreement because of our desire to maintain our ongoing relationship with the manager.

Risks Related to Real Estate Investments Generally

Our real estate assets will be subject to the risks typically associated with real estate.

Our real estate assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

●	natural disasters such as hurricanes, earthquakes and floods;

●	acts of war or terrorism, including the consequences of terrorist attacks;

●	adverse changes in national and local economic and real estate conditions;

●	an oversupply of (or a reduction in demand for) space in the areas where particular properties are located and the attractiveness of particular properties to prospective tenants;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to a property. Many expenditures associated with a property (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the property.

Our acquisitions will be premised on assumptions about occupancy levels and rental rates, and if those assumptions prove to be inaccurate, our cash flows and profitability will be reduced. These factors may have a material adverse effect on the value that we can realize from our assets.

We anticipate involvement in a variety of litigation.

We anticipate involvement in a range of legal actions in the ordinary course of business. These actions may include eviction proceedings and other landlord-tenant disputes, challenges to title and ownership rights and issues with local housing officials arising from the condition or maintenance of one or more of our residential properties. These actions can be time consuming and expensive. We cannot assure you that we will not be subject to expenses and losses that may adversely affect our operating results.

We may be subject to unknown or contingent liabilities related to properties that we acquire for which we may have limited or no recourse against the sellers.

Properties that we may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of tenants, vendors or other persons dealing with the acquired properties, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. In the future we may enter into transactions with limited representations and warranties or with representations and warranties that do not survive the closing of the transactions or that only survive for a limited period, in which event we would have no or limited recourse against the sellers of such properties. While we expect to usually require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification is often limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses.

As a result, there is no guarantee that we will recover any losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties may exceed our expectations, which may adversely affect our business, financial condition, results of operations and cash flow. Finally, we expect that indemnification agreements between us and the sellers will typically provide that the sellers will retain certain specified liabilities relating to the properties acquired by us. While the sellers are generally contractually obligated to pay all losses and other expenses relating to such retained liabilities, there can be no guarantee that such arrangements will not require us to incur losses or other expenses as well.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such properties, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our ability to sell a property, or if we are able to sell such property, may lead to a sale price less than the price that we paid to purchase a property.

We may be unable to renew leases or re-lease space as leases expire.

If tenants do not renew their leases upon expiration, we may be unable to re-lease the vacated home. Even if the tenants do re-lease the lease or we are able to re-lease to a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease.  If the rental rates for our properties decrease or we are not able to release a significant portion of our available and soon-to-be-available space, our financial condition, results of operations, cash flow, the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our investors could be adversely affected.

The actual rents we receive for a property may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in the residential rental market, a general economic downturn and the desirability of our properties compared to other properties, we may be unable to realize our estimated market rents for a property. In addition, depending on market rental rates at any given time as compared to expiring leases in our properties, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If we are unable to obtain sufficient rental rates for a property, then our financial condition, results of operations and ability to generate cash flow growth will be negatively impacted.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for an extended period of time, we may suffer reduced revenues resulting in less cash available for distribution to our investors. In addition, the resale value of the property could be diminished because the market value of our properties may depend in part upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our investors’ investments.

Further, a decline in general economic conditions could lead to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce the return on your investment.

We may be required to make rent or other concessions and/or significant capital expenditures to improve the properties in order to retain and attract tenants, generate positive cash flow or make real estate properties suitable for sale, which could adversely affect us, including our financial condition, results of operations and cash flow.

In the event there are adverse economic conditions in the real estate market which lead to an increase in tenant defaults, lower rental rates and less demand for residential real estate space in that market, we may be more inclined to increase tenant improvement allowances or concessions to tenants, accommodate increased requests for renovations and offer improvements or provide additional services to our tenants in order to compete in a more competitive leasing environment, all of which could negatively affect our cash flow.  If the necessary capital is unavailable, we may be unable to make these potentially significant capital expenditures.  This could result in non-renewals by tenants upon expiration of their leases and our vacant space remaining untenanted, which could adversely affect our financial condition, results of operations, cash flow and the market value of our interests.

Our dependence on rental revenue may adversely affect us, including our profitability, our ability to meet our debt obligations and our ability to make distributions to our investors.

Our income will be primarily derived from rental revenue from real property.  As a result, our performance will depend on our ability to collect rent from tenants. Our income and funds for distribution would be adversely affected if a significant number of our tenants:

●	delay lease commencements;

●	decline to extend or renew leases upon expiration;

●	fail to make rental payments when due; or

●	declare bankruptcy.

Any of these actions could result in the termination of such tenants’ leases with us and the loss of rental revenue attributable to the terminated leases. In these events, we cannot assure you that such tenants will renew those leases or that we will be able to re-lease spaces on economically advantageous terms or at all. The loss of rental revenues from our tenants and our inability to replace such tenants may adversely affect us, including our profitability, our ability to meet our debt and other financial obligations and our ability to make distributions to our investors.

We will rely on information supplied by prospective residents.

Our resident screening process includes obtaining appropriate identification, a thorough evaluation of credit history and household income, a review of the applicant’s rental history, and a background check for criminal activity. We will make leasing decisions based on information in rental applications completed by a prospective resident and screened by our third party partner, and we cannot be certain that this information is accurate.  Additionally, these applications will be submitted to us at the time we evaluate a prospective resident, and we will not require residents to provide us with updated information during the terms of their leases, notwithstanding the fact that this information can, and frequently does, change over time. For example, increases in unemployment levels or adverse economic conditions in certain of our target markets may adversely affect the creditworthiness of our residents in such markets. Even though this information will not be updated, we will use it to evaluate the characteristics of our portfolio over time. If resident-supplied information is inaccurate or our residents’ creditworthiness declines over time, we may make poor or imperfect leasing decisions and our portfolio may contain more risk than we believe.

We may engage in development, redevelopment or repositioning activities in the future, which could expose us to different risks that could adversely affect us, including our financial condition, cash flow and results of operations.

We may engage in development, redevelopment or repositioning activities with respect to properties that we acquire as we believe market conditions dictate.  If we engage in these activities, we will be subject to certain risks, which could adversely affect us, including our financial condition, cash flow and results of operations. These risks include, without limitation:

●	the availability and pricing of financing on favorable terms or at all;

●	the availability and timely receipt of zoning and other regulatory approvals;

●	the potential for the fluctuation of occupancy rates and rents at development and redevelopment properties, which may result in our investment not being profitable;

●	start up, development, repositioning and redevelopment costs may be higher than anticipated;

●	cost overruns and untimely completion of construction (including risks beyond our control, such as weather, labor conditions or material shortages); and

●	changes in the pricing and availability of buyers and sellers of such properties.

These risks could result in substantial unanticipated delays or expenses and could prevent the initiation or the completion of development and redevelopment activities, any of which could have an adverse effect on our financial condition, results of operations, cash flow, and the market value of our interests and our ability to satisfy our debt obligations and to make distributions to our investors.

Our properties may be subject to impairment charges.

We will periodically evaluate our real estate investments for impairment indicators. The judgment regarding the existence of impairment indicators is based on factors such as market conditions, tenant performance and legal structure. For example, the early termination of, or default under, a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make a downward adjustment to the net carrying value of a property. Impairment charges also indicate a potential permanent adverse change in the fundamental operating characteristics of the impaired property. There is no assurance that these adverse changes will be reversed in the future and the decline in the impaired property’s value could be permanent.

Our real estate investments are expected to be concentrated in single-family rental properties in select geographic markets.

Our strategy is to concentrate our real estate investments on single-family rental properties in select geographic markets that we believe favor future growth in rents and valuations.  A downturn or slowdown in the rental demand for single-family housing generally, or in our target markets specifically, caused by adverse economic, regulatory or environmental conditions, or other events, would have a greater impact on our operating results than if we had more diversified real estate investments.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could adversely affect our financial condition and ability to pay distributions to our investors.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Chapter 11 of the United States bankruptcy code. A bankruptcy filing by one of our tenants or any guarantor of a tenant’s lease obligations would bar all efforts by us to collect pre-bankruptcy debts from these individuals or entities, unless we receive an enabling order from the bankruptcy court. There is no assurance the tenant or its trustee would agree to assume the lease. If a lease is rejected by a tenant in bankruptcy, we would have only a general unsecured claim for damages that is limited in amount and which may only be paid to the extent that funds are available and in the same percentage as is paid to all other holders of unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases and could ultimately preclude full collection of these sums. A tenant or lease guarantor bankruptcy could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available to pay distributions to our investors.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may enter into joint ventures, partnerships and other co-ownership arrangements (including preferred equity investments) for the purpose of making investments. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our financial condition, results of operations and cash flow.

Even if a series qualifies as a REIT for U.S. federal income tax purposes, the series generally will be required to pay state and local taxes on its property. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow, the value of our interests and our ability to satisfy our principal and interest obligations and to make distributions to our investors could be adversely affected.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage, including due to the non-renewal of the Terrorism Risk Insurance Act of 2002, or the TRIA, could reduce our cash flows and the return on our investors’ investments.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with such catastrophic events could sharply increase the premiums we pay for coverage against property and casualty claims.

This risk is particularly relevant with respect to potential acts of terrorism. The TRIA, under which the U.S. federal government bore a significant portion of insured losses caused by terrorism, expired on December 31, 2020, and there can be no assurance that Congress will act to renew or replace the TRIA following its expiration. If the TRIA is not renewed or replaced, terrorism insurance may become difficult or impossible to obtain at reasonable costs or at all, which may result in adverse impacts and additional costs to us.

Changes in the cost or availability of insurance due to the non-renewal of the TRIA or for other reasons could expose us to uninsured casualty losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of our investors’ investments. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to investors.

Additionally, mortgage lenders insist in some cases that multifamily property owners purchase coverage against terrorism as a condition for providing mortgage loans. Accordingly, to the extent terrorism risk insurance policies are not available at reasonable costs, if at all, our ability to finance or refinance our properties could be impaired. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses.

The consequences of climate change may adversely affect our business.

We may experience losses related to extreme weather and changes in precipitation and temperature, which may result in physical damage or a decrease in demand for a property that we acquire. Should the impact of climate change be material in nature or occur for lengthy periods of time, the financial condition or results of operations for a property and its related series would be adversely affected. Moreover, we cannot assure you that any insurance coverage we carry will be adequate to cover all losses related to climate change. In addition, changes in federal, state and local legislation and regulations designed to address climate change could result in increased capital expenditures to improve the energy efficiency of a property that we acquire in order to comply with such legislation and regulations.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Multiple property portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a portfolio acquisition does not close may be greater than in a single-property acquisition. A seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions to our investors.

Tenant relief laws may negatively impact our rental income and profitability.

As landlord of numerous residential properties, we may be involved in evicting residents who are not paying their rent or are otherwise in material violation of the terms of their lease. Eviction activities will impose legal and managerial expenses that will raise our costs. The eviction process is typically subject to legal barriers, mandatory “cure” policies and other sources of expense and delay, each of which may delay our ability to gain possession and stabilize the home. Additionally, state and local landlord-tenant laws may impose legal duties to assist residents in relocating to new housing or restrict the landlord’s ability to recover certain costs or charge residents for damage that residents cause to the landlord’s premises. We and any property managers we hire will need to be familiar with and take all appropriate steps to comply with all applicable landlord-tenant laws, and we will need to incur supervisory and legal expenses to ensure such compliance. To the extent that we do not comply with state or local laws, we may be subjected to civil litigation filed by individuals, in class actions or by state or local law enforcement. We may be required to pay our adversaries’ litigation fees and expenses if judgment is entered against us in such litigation or if we settle such litigation.

Rent control or rent stabilization laws could prevent us from raising rents to offset increases in operating costs.

Various states, cities, or municipalities have a system of rent regulations known as rent stabilization and rent control. Tenants of regulated apartments are entitled to receive required services and to have their leases renewed, and may not be evicted except on grounds allowed by law. If we acquire properties that include regulated apartments, these regulations could limit the amount of rent we are able to collect, which could have a material adverse effect on our ability to fully take advantage of the investments that we make in our properties.  In addition, there can be no assurance that changes to rent control or rent stabilization laws will not have a similar or greater negative impact on our ability to collect rents.

Our targeted investments may include condominium interests. Condominium interests are subject to special risks that may reduce your return on investment.

Our targeted investments may include condominium interests, which is a type of common ownership interest. Common ownership interests are subject to special risks that may reduce your return on investment. For example, common ownership interests are governed by associations in which we, as a condominium unit owner, have a vote. We may be outvoted by the other members of the condominium respecting matters that materially impact the management, appearance, safety or financial soundness of the dwelling or of the association.

The value of common ownership interests may be decreased by the default of other interest holders on their homeowners association, or HOA, fees or similar fees. If enough holders default on their fees, the HOA’s liquidity and net worth may decrease dramatically. If the HOA or board is forced to foreclose on any delinquent interests representing the condominium interests, a lowered value realized at the foreclosure sale may adversely impact the market value of every other unit.

We, as a common ownership interest owner, will also be required to pay HOA fees. If we default in our payment, we may be obligated to pay financial penalties or, in severe circumstances, our unit may be foreclosed on by the board or the HOA. If the board or HOA is mismanaged or if the applicable property suffers from neglect or deferred maintenance, HOA fees may increase, which may reduce our cash flow from operations and your ability to receive distributions.

Our targeted investments may be subject to rules and regulations of HOAs.

A significant number of our targeted investments may be part of HOAs, which are private entities that regulate the activities of, and levy assessments on properties in, a residential subdivision. HOAs in which we own properties may have onerous or arbitrary rules that restrict our ability to renovate, market or lease our properties or require us to renovate or maintain such properties at standards or costs that are in excess of our planned operating budgets. Such rules may include requirements for landscaping, limitations on signage promoting a property for lease or sale, or the use of specific materials in renovations. The number of HOAs that impose limits on the number of property owners who may rent their homes is increasing. Such restrictions limit acquisition opportunities and could cause us to incur additional costs to resell the property and opportunity costs of lost rental income. Furthermore, many HOAs impose restrictions on the conduct of occupants of homes and the use of common areas and we may have tenants who violate HOA rules and for which we may be liable as the property owner and for which we may not be able to obtain reimbursement from the resident. Additionally, the boards of directors of the HOAs may not make important disclosures about the properties or may block our access to HOA records, initiate litigation, restrict our ability to sell our properties, impose assessments or arbitrarily change the HOA rules. We may be unaware of or unable to review or comply with HOA rules before purchasing the property and any such excessively restrictive or arbitrary regulations may cause us to sell such property at a loss, prevent us from renting such property or otherwise reduce our cash flow from such property, which would have an adverse effect on our returns on these properties.

Real estate investments are relatively illiquid and may limit our flexibility.

Real estate investments are relatively illiquid, which may tend to limit our ability to react promptly to changes in economic or other market conditions.  Our ability to dispose of assets in the future will depend on prevailing economic and market conditions.  Our inability to sell our properties on favorable terms or at all could have an adverse effect on our sources of working capital and our ability to satisfy our debt obligations.  In addition, real estate can at times be difficult to sell quickly at prices we find acceptable. When we sell any of our assets, we may recognize a loss on such sale. The Internal Revenue Code also imposes restrictions on REITs, which are not applicable to other types of real estate companies, on the disposal of properties.  For example, our ability to sell our properties may also be limited by our need to avoid the 100% prohibited transactions tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time and comply with certain other requirements in the Internal Revenue Code or dispose of our properties through a “taxable REIT subsidiary,” or TRS.  These potential difficulties in selling real estate may limit our ability to promptly change, or reduce our exposure to, the properties we acquire in response to changes in economic or other conditions.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions to our investors and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor per insured bank. We expect to have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we have deposited funds ultimately fails, we may lose our deposits over $250,000.

The occurrence of a cyber-incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

We collect and retain certain personal information provided by our investors and tenants in the properties owned by the series.  While we expect to implement a variety of security measures to protect the confidentiality of this information and periodically review and improve our security measures, we can provide no assurance that we will be able to prevent unauthorized access to this information.  A cyber-incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber-incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident including operational interruption, damage to our relationship with our tenants, and private data exposure, any of which could negatively impact our reputation and financial results.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants of certain of the properties or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distribution to our investors could be lower than if we did not enter into long-term leases.

We will depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our investors.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure, if the property is subject to a mortgage. If a tenant defaults we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to our investors.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our investors’ overall return.

We may enter into joint ventures to acquire properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

●	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

●	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

●	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

●	that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Inflation may adversely affect our financial condition and results of operations.
Inflation has significantly increased since the start of 2021. Inflationary pressures may adversely affect our direct and indirect operating and development costs, including for labor at the corporate, property management and development levels, third-party contractors and vendors, building materials, insurance, transportation and taxes. Although our leases may permit some price increases to be charged back to our tenants, to the extent we are unable to offset these cost increases through higher rents or other measures, our operating results will be adversely affected.  Our residents may also be adversely impacted by higher cost of living expenses, including food, energy and transportation, which may increase our rate of tenant defaults and harm our operating results.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our investors.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to substantial liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. Even if we are not subject to liability, other costs, which we would undertake to avoid or mitigate any such liability, such as the cost of removing or remediating hazardous or toxic substances could be substantial. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. These costs could be substantial. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could materially adversely affect our business, assets or results of operations and, consequently, reduce the amounts available for distribution to our investors.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

The presence of hazardous substances, including hazardous substances that have not been detected, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions to our investors and may reduce the value of your investment.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury or other damage claims could reduce our cash available for distributions to our investors.

The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to our investors. We may be subject to all the risks described here even if we do not know about the hazardous materials and if the previous owners did not know about the hazardous materials on the property.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would adversely affect our operating results.

Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us or our property manager and its assignees from operating such properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability.

Costs associated with complying with the Americans with Disabilities Act and similar laws (including but not limited to the Fair Housing Amendments Act of 1988 and the Rehabilitation Act of 1973) may decrease cash available for distributions to our investors.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Fair Housing Amendments Act of 1988 requires apartment communities first occupied after March 13, 1991 to comply with design and construction requirements for disabled access. For projects receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access.  If one or more of our properties that we acquire are not in compliance with such laws, then we could be required to incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect us, including our future results of operations and cash flows.

Declines in the market values of the properties we invest in may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our investors.

Some of the assets we invest in may be classified for accounting purposes as “available-for-sale.” These investments will be carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to investors’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale asset falls below its amortized value and is not temporary, we will recognize a loss on that asset on the income statement, which will reduce our earnings in the period recognized.

A decline in the market value of the assets we invest in may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to our investors.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of, and the cash flows from, residential real estate properties, which could significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to our investors.

Deficiencies in our internal controls over financial reporting could adversely affect our ability to present accurately our financial statements and could materially and adversely affect us, including our business, reputation, results of operations, financial condition and liquidity.

Effective internal controls over financial reporting are necessary for us to accurately report our financial results. There can be no guarantee that our internal controls will be effective in accomplishing all control objectives all of the time. As we grow our business, our internal controls will become more complex, and we may require significantly more resources to ensure our internal controls remain effective. Deficiencies, including any material weakness, in our internal control over financial reporting could result in misstatements of our results of operations that could require a restatement, failing to meet our reporting obligations and causing investors to lose confidence in our reported financial information. These events could materially and adversely affect us, including our business, reputation, results of operations, financial condition and liquidity.

Risks Related to U.S. Federal Income Tax Matters

Failure of a series to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to investors.
We intend to treat each series as a separate business entity for U.S. federal income tax purposes and the series LLC organization as a non-entity for U.S. federal income tax purposes.  Consistent with this approach, the IRS has issued proposed Treasury Regulations that provide that each individual series of a domestic series LLC organization will generally be treated as a separate entity formed under local law, with each such individual series' classification for U.S. federal income tax purposes determined under general tax principles and the entity classification (also known as "check-the-box") rules.  Although not expected based on the proposed Treasury Regulations, if the IRS were to adopt a different approach than the one adopted in the proposed Treasury Regulations and successfully challenge our treatment of a series as a separate business entity and the series LLC organization as a non-entity for U.S. federal income tax purposes, we expect that the series LLC organization would be treated as a single corporation that has elected and operated to be taxed as a REIT for U.S. federal income tax purposes.  In that event, the timing, amount and character of distributions to investors could be adversely impacted and the ability of the series LLC organization to be taxed as a REIT could be adversely impacted because the activity of a series would be aggregated as the activities of a single REIT.

The failure of a series to qualify or remain qualified as a REIT would subject the series to U.S. federal income tax and potentially state and local tax and would adversely affect the series’ operations and the market price of the series’ interests.

We intend for each series to elect and qualify to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the first full taxable year following the closing of a series offering and intend to operate such series in a manner that would allow us to continue to qualify as a REIT. However, we may terminate a series’ REIT qualification, if the manager determines that not qualifying as a REIT is in the best interests of a series, or inadvertently. A series’ qualification as a REIT depends upon its ability to meet, through actual annual operating results, distribution levels, and diversity of stock ownership, the various and complex REIT qualification tests imposed under the Internal Revenue Code. To qualify as a REIT, a series must comply with certain highly technical and complex requirements. We cannot be certain that a series has complied or will comply with these requirements because there are few judicial and administrative interpretations of these provisions. In addition, facts and circumstances that may be beyond our control may affect our ability for each series to qualify as a REIT. We cannot assure you that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws significantly with respect to a series’ qualification as a REIT or with respect to the federal income tax consequences of qualification. We cannot assure you that we will qualify or will remain qualified as a REIT.

If a series fails to qualify as a REIT, it will not be allowed to deduct distributions to investors in computing taxable income and will be subject to federal income tax at regular rates. In addition, the series would be barred from qualification as a REIT for the four taxable years following disqualification. The additional tax incurred at regular corporate rates would significantly reduce the taxable cash flow available for distribution to investors and for debt service. Furthermore, the series would no longer be required by the Internal Revenue Code to make any distributions to our investors as a condition of REIT qualification. Any distributions to investors would be taxable as ordinary income to the extent of the series current and accumulated earnings and profits.

Even if a series qualifies as a REIT, in certain circumstances, it may incur tax liabilities that would reduce its cash available for distribution to our investors.

Even if a series qualifies and maintains its status as a REIT, it may be subject to U.S. federal, state and local income taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Internal Revenue Code) will be subject to a 100% excise tax, and some state and local jurisdictions may tax some or all of our income because not all states and localities treat REITs the same as they are treated for U.S. federal income tax purposes. A series may not make sufficient distributions to avoid excise taxes applicable to REITs. A series also may decide to retain net capital gain we earn from the sale or other disposition of our property and pay U.S. federal income tax directly on such income. In that event, our investors would be treated as if they earned that income and paid the tax on it directly. However, investors that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax. A series also will be subject to corporate tax on any undistributed REIT taxable income. Cash used for paying taxes will not be available for distribution or reinvestment by the series.

A series could fail to qualify as a REIT if it cannot make distributions sufficient to meet the annual distribution requirements.

In order to qualify as a REIT, a series must distribute annually to investors at least 90% of its REIT taxable income, determined without regard to the deduction for distributions paid and excluding any net capital gain.  To the extent that a series does not distribute all of its net capital gains or distributes at least 90%, but less than 100% of its REIT taxable income, as adjusted, the series will have to pay tax on those amounts at the federal corporate tax rate. A series will be subject to U.S. federal income tax on its undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions it pays with respect to any calendar year are less than the sum of (1) 85% of its ordinary income, (2) 95% of its capital gain net income and (3) 100% of its undistributed income from prior years. These requirements could cause a series to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that a series might be required to borrow funds, possibly at unfavorable rates, or sell assets to fund these distributions.  Although a series intends to make distributions sufficient to meet the annual distribution requirements and to avoid U.S. federal income and excise taxes on earnings while a series qualifies as a REIT, it is possible that a series might not always be able to do so.

The taxation of distributions to our investors can be complex; however, distributions that we make to our investors generally will be taxable as ordinary income or constitute a return of capital, which may reduce your anticipated return from an investment in us.

Distributions that a series makes to our taxable investors out of current and accumulated earnings and profits (and not designated as capital gain dividends or qualified dividend income) generally will be taxable as ordinary income. However, a portion of our distributions may (1) constitute a return of capital generally to the extent that they exceed our accumulated earnings and profits as determined for U.S. federal income tax purposes, (2) be designated by us as capital gain dividends generally taxable as long-term capital gain to the extent that they are attributable to net capital gain recognized by us, or (3) be designated by us as qualified dividend income generally to the extent they are attributable to dividends we receive from our TRSs. A return of capital is not taxable, but has the effect of reducing the basis of an investor’s investment in our interests. Due to our investment in real estate, depreciation deductions and interest expense may reduce our earnings and profits in our early years with the result that a large portion of distributions to our investors in early years may constitute a return of capital rather than ordinary income.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

Qualified dividend income payable to U.S. investors that are individuals, trusts, and estates is subject to the reduced maximum tax rate applicable to long-term capital gains. Dividends payable by REITs, however, generally are not eligible for this reduced rate. For taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate taxpayers may deduct up to 20% of certain pass-through business income, including “qualified REIT dividends” (generally, dividends received by a REIT that are not designated as capital gain dividends or qualified income), subject to certain limitations, resulting in an effective maximum federal income tax rate of 29.6% on such income. In addition, individuals, trusts, and estates whose income exceeds certain thresholds are subject to 3.8% Medicare tax on dividends received by us. Although the reduced U.S. federal income tax rate applicable to qualified dividend income does not adversely affect the taxation of REITs or dividends payable by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts, and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the interests of the REITs, including our interests. Tax rates could be changed in future legislation.

If a series were considered to actually or constructively pay a “preferential dividend” to certain of our investors, the series’ status as a REIT could be adversely affected.

In order to qualify as a REIT, a series must distribute annually to its investors at least 90% of the series’ REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide the series with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding interests within a particular class, and in accordance with the preferences among different classes of stock as set forth in our organizational documents. Currently, there is uncertainty as to the IRS’s position regarding whether certain arrangements that REITs have with their investors could give rise to the inadvertent payment of a preferential dividend. While we believe that our operations have been structured in such a manner that we will not be treated as inadvertently paying preferential dividends, there is no de minimis exception with respect to preferential dividends and no assurances can be provided with respect to the application of the preferential dividend rule. Therefore, if the IRS were to take the position that a series inadvertently paid a preferential dividend, the series may be deemed either to (a) have distributed less than 100% of its REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of its REIT taxable income and the series status as a REIT could be terminated for the year in which such determination is made if the series were unable to cure such failure. If, however, a series qualifies as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. We do not expect a series to become a publicly-offered REIT and, therefore, the preferential dividend rule will continue to be applicable. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

Complying with REIT requirements may force a series to forgo or liquidate attractive investments.

To qualify as a REIT, a series must ensure that it meets the REIT gross income tests annually and that at the end of each calendar quarter, at least 75% of the value of its assets consists of cash, cash items, government securities and qualified REIT real estate assets.  The remainder of a series’ investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer.  In addition, in general, no more than 5% of the value of a series’ assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of a series’ total securities can be represented by securities of one or more taxable REIT subsidiaries.  If a series fails to comply with these requirements at the end of any calendar quarter, it must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing REIT qualification and suffering adverse tax consequences.  As a result, a series may be required to liquidate assets from its portfolio or not make otherwise attractive investments in order to maintain its qualification as a REIT.  These actions could have the effect of reducing a series’ income and amounts available for distribution to investors.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our liabilities. Any income from a hedging transaction we enter into to manage risk of interest rate changes, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, if properly identified under applicable Treasury Regulations, does not constitute “gross income” for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in a TRS generally will not provide any tax benefit, except for being carried forward against future taxable income of such TRS.

The ability of the manager to revoke the REIT qualification of a series without approval may subject a series to U.S. federal income tax and reduce distributions to our investors.

The operating agreement provides that the manager may revoke or otherwise terminate a series’ REIT election, without the approval of our investors, if it determines that it is no longer in a series’ best interest to continue to qualify as a REIT. While we intend for each series to elect and qualify to be taxed as a REIT, a series may not elect to be treated as a REIT or may terminate its REIT election if we determine that qualifying as a REIT is no longer in the best interests of our investors. If a series ceases to be a REIT, it would become subject to U.S. federal income tax on its taxable income and would no longer be required to distribute most of its taxable income to our investors, which may have adverse consequences on the total return to our investors and on the market price of the series’ interests.

We have not requested an opinion of counsel as to a series’ status as a REIT, which increases the risk that a series may not be appropriately structured and operated to qualify and maintain qualification as a REIT.

REITs engaging in a registered public offering must obtain a written opinion of counsel as to whether the REIT will qualify for taxation as a REIT under the Code and make that opinion available to the public as part of its registration process.  Opinions of counsel as to an entity’s eligibility to qualify as a REIT are not binding on the IRS and are not guarantees that such an entity will qualify and continue to qualify as a REIT.  In addition, legal counsel’s tax opinions are based upon the law existing and applicable as of the date of the opinions, all of which can change, either prospectively or retroactively.  However, accounting firms and law firms that render opinions to entities desiring to qualify as REITs would advise their clients as to the likelihood of meeting the qualification requirements and may suggest changes in an entity’s intended structure or intended method of operation to enhance the likelihood that an entity will meet the applicable requirements.  While we have consulted with our legal counsel, we are not required to request, and will not request, a written opinion that sets forth our legal counsel’s opinion on whether a series will be appropriately structured and operated to meet the complex requirements necessary to be taxed as a REIT.  Accordingly, no such opinion is available for you to review, and you face a greater risk that a series may not be appropriately structured and operated to qualify and maintain its qualification as a REIT. Moreover, to the extent that we were required to request a written opinion, while it is unclear what level of opinion a series would receive, we do not expect that we would receive a “will” level opinion on whether a series qualifies as a REIT.

Legislative or regulatory action with respect to tax laws and regulations could adversely affect our company and our investors.

On December 22, 2017, H.R. 1, informally titled the Tax Cuts and Jobs Act, or the TCJA, was enacted.  The TCJA made major changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of REITs and their investors. The long-term effect of the significant changes made by the TCJA remains uncertain, and additional administrative guidance will be required in order to fully evaluate the effect of many provisions. The effect of technical corrections with respect to the TCJA could have an adverse effect on our company and our investors. We are also subject to state and local tax laws and regulations. Changes in state and local tax laws or regulations may result in an increase in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income. These increased costs could adversely affect our financial condition, results of operations and the amount of cash available for the payment of dividends.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a corporation. As a result, the operating agreement provides the manager with the power, under certain circumstances, to revoke or otherwise terminate a series’ REIT election and cause such series to be taxed as a regular corporation, without the vote of our investors. The manager could only cause such changes in a series’ tax treatment if it determines in good faith that such changes are in the best interest of the series’ investors.

In addition, in recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future, and we cannot assure our investors that any such changes will not adversely affect an investment in our interests.

You are urged to consult with your tax advisor with respect to the impact of recent legislation on your investment in our interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our interests.

The ownership restrictions of the Internal Revenue Code for REITs and the 9.8% ownership limit in the operating agreement may inhibit market activity in our interests and restrict our business combination opportunities

The Internal Revenue Code imposes certain limitations on the ownership of the stock of a REIT. For example, not more than 50% in value of our outstanding interests of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code) during the last half of any taxable year. To protect a series’ REIT status, the operating agreement prohibits any holder from acquiring more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of the outstanding total capital stock of a series or more than 9.8% (in value or number of interests, whichever is more restrictive) of our interests or any class or series of the outstanding interests unless the manager determines that it is no longer in a series’ best interests to continue to qualify as a REIT or that compliance with the restriction is no longer required in order for the series to continue to so qualify as a REIT. The ownership limitation may limit the opportunity for investors to receive a premium for their interests that might otherwise exist if an investor were attempting to assemble a block of interests in excess of 9.8% of the outstanding interests or otherwise effect a change in control.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (a) we are a “pension-held REIT,” (b) a tax-exempt entity has incurred (or deemed to have incurred) debt to purchase or hold our interests, or (c) a holder of our interests is a certain type of tax-exempt entity, dividends on, and gains recognized on the sale of, our interests by such tax-exempt entity may be subject to U.S. federal income tax as unrelated business taxable income under the Internal Revenue Code.

Risks Related to Ownership of our Interests

There is currently no public trading market for our securities. Our securities are also subject to significant restrictions on transferability.

There is currently no public trading market for any of our series interests, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price. Even if a public market does develop, the market price could decline below the amount you paid for your interests.

The interests of each series are subject to restrictions on transferability. An interest holder may not transfer, assign or pledge its interests if the manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the series or more than 500 beneficial owners of the series that are not “accredited investors,” (b) the assets of the series being deemed “plan assets” for purposes of ERISA, (c) such interest holder holding in excess of 9.8% of the series, (d) a change of US federal income tax treatment of our company or the series, or (e) our company, the series or the manager being subject to additional regulatory requirements.

Additionally, unless and until the interests of our company are listed or quoted for trading, there are restrictions on the holder’s ability to pledge or transfer the interests. There can be no assurance that we will, or will be able to, register the interests for resale and there can be no guarantee that a liquid market for the interests will develop. Therefore, investors may be required to hold their interests indefinitely.

If a market ever develops for our interests, the market price and trading volume may be volatile.

If a market develops for our interests, the market price of our interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, the series properties or the series, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share prices, the value of our interests may decline as well.

In addition, fluctuations in operating results of a particular series or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary certifications or licenses to conduct our business.

There may be state law restrictions on an investor’s ability to sell the interests.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, Dalmore must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by broker-dealers, if any, who agree to serve as the market-makers for our interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

Investors’ limited voting rights restrict their ability to affect the operations of the company or a series.

Our manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors.  The investors only have limited voting rights in respect of the series in which they are invested. Investors will therefore be subject to any amendments the manager makes (if any) to the operating agreement and allocation policy and also any decision it takes in respect of our company and the applicable series, which the investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the investors as a whole but only a limited number.

Furthermore, our manager can only be removed as manager of our company and each series of interests in a very limited circumstance, following a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with our company or a series of interests. Investors would therefore not be able to remove the manager merely because they did not agree, for example, with how the manager was operating a series property.

This offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if we are unable to raise this capital.

We are offering the interests on a “best efforts” basis, and we can give no assurance that all of the offered interests will be sold. If you invest in our interests and more than the minimum number of offered interests are sold, but less than all of the offered interests are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of interests offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.

The offering price for the interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our interests can be traded publicly.

The price of the interests is a derivative result of the cost that a series is expected to incur in acquiring a property.  These prices do not necessarily accurately reflect the actual value of the interests or the price that may be realized upon disposition of the interests.

You will not receive interest on funds held in the Arrived Homes Wallet. The Arrived Homes Wallet is subject to risks relating to third-party banks and third-party computer hardware and software.

Funds submitted into the Arrived Homes Wallet may earn interest at the prevailing applicable interest rate; however, any such interest earned will be retained by the manager and will not be paid to investors. Funds submitted into the Arrived Homes Wallet will be maintained in an account in the name of Wells Fargo FBO Arrived Subscribers at Wells Fargo Bank, N.A. We and our wallet provider, Modern Treasury, will maintain a ledger such that the balance attributable to each individual will be viewable in the Arrived Homes Wallet on the platform. The Arrived Homes Wallet is subject to risks that third-party and FDIC-insured depository institutions may not be able to process our transactions. See “We and the Arrived Platform rely on third-party banks and third-party computer hardware and software. If we are unable to continue utilizing these services or products, our business and ability to operate the corresponding properties may be adversely affected.”

Any funds held in the Arrived Homes Wallet are FDIC insured, but such funds will be aggregated with any funds held with Wells Fargo Bank, N.A.

Funds stored in the Arrived Homes Wallet are FDIC insured but will be aggregated with any funds held with Wells Fargo Bank, N.A. If an investor's aggregate funds held with Wells Fargo Bank, N.A., including those funds contained in the Arrived Homes Wallet exceed $250,000, such funds will not have the protection of FDIC insurance.

Any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  The operating agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.

Each investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an interest holder were to bring a claim against our company or the manager pursuant to the operating agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. The operating agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the Delaware, which govern the operating agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the operating agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to the operating agreement and our interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the operating agreement. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement or our interests serves as a waiver by any investor or beneficial owner of our interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, our company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and our company believes that the provision does not impact the rights of any investor or beneficial owner of our interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an investor to the extent a judge might be less likely than a jury to resolve an action in the investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

DILUTION

Dilution means a reduction in value, control or earnings of the interests an investor owns. There will be no dilution to any investors associated with our series offerings. However, from time to time, additional interests in a series offered hereby may be issued in order to raise capital to cover such series’ ongoing Operating Expenses, which may result in dilution of the interests of the then-current investors. See “Description of Business-Operating Policies-Equity Capital Policies” for further details.

DESCRIPTION OF BUSINESS

Company Overview – Our Mission

Arrived Homes 3, LLC, a Delaware series limited liability company, was formed in January 2023 to permit public investment in specific single-family rental homes. We believe people should have the freedom to move to pursue new opportunities in their lives while still having access to the wealth creation that long-term home ownership and real estate investment can provide. To support this idea, we are building what we believe to be a new model for home ownership and real estate investment that doesn’t lock people into a single home or city. We believe in passive income, conservative debt, freedom to move, diversification, and aligned incentives.

Arrived is a marketplace for investing in homes. We buy single family homes, lease them, divide them into multiple interests, and offer them as investments on a per interest basis through our web-based platform. Investors can manage their risk by spreading their investments across a portfolio of homes, they can invest in real estate without needing to apply for mortgages or take on personal debt, and they can move to new homes or cities and continue holding their Arrived investments without having to worry about selling homes they’re invested in.

Arrived does all of the work of sourcing, analyzing, maintaining, and managing all of the homes that we acquire. We analyze every home investment across several financial, market, and demographic characteristics to support our acquisition decision-making. Every investment we make is an investment in the communities in which Arrived operates, alongside other like-minded individuals. As our community network grows, so does our access to investment and housing opportunities.

Arrived rents the homes we acquire to tenants who can also invest through the same process as any other member of the Arrived platform, becoming part owners of the homes they’re living in at that time. By investing together, we align incentives towards creating value for everyone.

Our Series LLC Structure

Each single family rental home that we acquire will be owned by a separate series of our company that we will establish to acquire that home.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary, which would be a limited liability company organized under laws of the state in which the series property is located.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series are segregated and enforceable only against the assets of such series, as provided under Delaware law.  We intend for each series to elect and qualify to be taxed as a separate real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ending after the completion of the initial public offering of interests of such series.

Our company’s core business is the identification, acquisition, marketing and management of individual single family rental homes for the benefit of our investors. Each series is intended to own a single property.

Investment Objectives

Our investment objectives are:

●	Consistent cash flow;

●	Long term capital appreciation with moderate leverage;

●	Favorable tax treatment of REIT income and long term capital gains; and

●	Capital preservation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease.

Our Investment Criteria

Our home acquisition investments are evaluated against the following primary characteristics:

●	Capitalization rates greater than 5%. For this purpose, the capitalization rate reflects a series property’s annual rental income minus property management fees, local real estate taxes, property insurance, maintenance expenses, and marketing incentives, divided by the purchase price of the property;

●	Homes with a minimum of three (3) bedroom and two (2) bathrooms;

●	Homes less than 30 years old;

●	Homes with a price range of $200,000 to $400,000 and a repair/improvement budget requirement of less than 20% of the home purchase price; and

●	Neighborhoods with median incomes that exceed the metropolitan statistical area, or MSA, median.

Our Investment Process

Our investment process leverages our network of renter demand, experienced team members, and data analysis to make our investment decisions:

●	Sourcing: Arrived will use an in-house acquisition team (using industry leading analysis and screening tools) in collaboration with local real estate professionals to find and source investment opportunities. The opportunities may include individual homes listed on the MLS, bulk rental home portfolios, BFR (built-for-rent) communities, and off-market deals sourced by our staff and from leads generated from our member network.

●	Due Diligence: Arrived evaluates potential investments against our stated investment criteria. Once a geographic market is selected, our due diligence will focus on the sub-market and the property itself. Value analysis will include projected rental rates and home values, relying on a combination of first-party data, automated valuation models, or AVMs, and third party independent appraisals. Property level analysis will look at standard risk factors including condition of title, structural defects in the home, environmental issues, and other hazards such as floods and earthquakes.

●	Investment Committee: Once our acquisition team recommends a home purchase, the investment committee will convene to review due diligence materials and issue a go/no-go decision.

●	Home Purchase: A home will be purchased either by the manager or an affiliate of the manager and then resold to a particular series or a wholly-owned subsidiary of the series, or purchased directly by a series from a third-party seller, in accordance with the acquisition mechanics set forth below. Following acquisition of a property by a series, the property will be renovated, to the extent necessary, and then leased to a quality tenant on a 12 to 24 month lease. If a series property is renovated prior to the closing of the relevant series offering, the funds required for renovations will be forwarded to the series by the manager and repaid out of offering proceeds.

●	Ongoing Management: Arrived will partner with one or more third party independent property management firms in each of our markets. Arrived will place an initial tenant in a home from our member network and will assist with future tenant placements. The property management firm will maintain books and records, inspect each home and ensure that it is properly maintained, handle maintenance requests, and be responsible for landlord/tenant compliance. We intend that our preferred property management firms will utilize modern tech-enabled property management platforms with digital payment and communication features.

Our Manager

We are managed by Arrived Holdings, Inc., a Delaware corporation. Pursuant to the terms of our operating agreement, the manager will provide certain management and advisory services to us and to each of our series and their subsidiaries, if any, as well as a management team and appropriate support personnel.  The manager is a technology-enabled asset management company that operates a web-based investment platform, the Arrived platform, used by our company for the offer and sale of interests in the series of our company.

The nature of our business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which LLCs may be organized under the Delaware Limited Liability Company Act.

Investment Strategy – Our Market Opportunity

Our investment strategy is to acquire, invest in, manage, operate, selectively leverage and sell single family homes located in vibrant, growing cities across America. We believe that these markets offer investors a blend of attractive capitalization rates and a strong prospect for long term property value appreciation.

Market Selection

We intend to focus our business efforts on the top 100 MSAs (metropolitan statistical areas with populations greater than 500,000) which exhibit the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 – 500 homes);

●	Job and income growth forecasts of 3% or greater;

●	Affordability with gross rent multiplier below 12. For this purpose, a gross rent multiplier (GRM) is the ratio of the price of the single family home purchased to its annual rental income before accounting for expenses such as property taxes, insurance, and utilities; GRM is the number of years the property would take to pay for itself in gross received rent;

●	Large university and skilled workforce;

●	Popular with millennials; and

●	Favorable competitive landscape with respect to other institutional single family residence buyers.

For a brief overview of the particular geographic market in which a series property is located, see the individual series property listings in the section titled “The Series Properties Being Offered” below.

We focus on acquiring properties we believe (1) are likely to generate stable cash flows in the long term and (2) have significant possibilities for long-term capital appreciation, such as those located in neighborhoods with what we see as high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

We may enter into one or more joint ventures, tenant-in-common investments or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or affiliates of the manager, including present and future real estate investment offerings sponsored by affiliates of the manager.

Investment Decisions and Asset Management

Within our investment policies and objectives, the manager will have discretion with respect to the selection of specific investments and the purchase and sale of our properties. We believe that successful real estate investment requires the implementation of strategies that permit favorable purchases, effective asset management and timely disposition of those assets. As such, we have developed a disciplined investment approach that combines the experience of our manager with a structure that emphasizes thorough market research, stringent underwriting standards and an extensive down-side analysis of the risks of each investment. The approach also includes active and aggressive management of each asset acquired.

To execute our disciplined investment approach, the manager will take responsibility for the business plan of each investment. The following practices summarize our investment approach:

●	Local Market Research – Our manager will extensively research the acquisition and underwriting of each transaction, utilizing both real time market data and the transactional knowledge and experience of our network of professionals and in market relationships.

●	Underwriting Discipline – Our manager will follow a tightly controlled and managed process to examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity.

●	Risk Management – Risk management will be a fundamental principle in the management of each of our properties. Operating or performance risks arise at the investment level and often require real estate operating experience to cure. Our manager will review the operating performance of investments against projections and provide the oversight necessary to detect and resolve issues as they arise.

●	Asset Management – Prior to the purchase of a property, our manager will develop a property business strategy which will be customized based on the acquisition and underwriting data. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. The manager will review asset business strategies regularly to anticipate changes or opportunities in the market during a given phase of a real estate cycle.

Investments in Real Property

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate. We will acquire such interests either directly or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of the manager. In addition, we may purchase properties and lease them back to the sellers of such properties. Although we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge such characterization. If any such sale-leaseback transaction is recharacterized as a financing transaction for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

●	plans and specifications;

●	evidence of marketable title subject to such liens and encumbrances as are acceptable to the manager;

●	auditable financial statements covering recent operations of properties having operating histories; and

●	title and liability insurance policies.

We may seek to enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations. In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. The terms and conditions of any apartment lease that we enter into with our residents may vary substantially; however, we expect that a majority of our leases will be standardized leases customarily used between landlords and residents for residential properties. Such standardized leases generally have terms of one year or less. All prospective residents for our residential properties will be required to submit a credit application.

In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate. For example, certain losses are not insurable and may only be insured subject to limitations. Insurance coverage may also vary based on the specific property, geography and market covered. Our insurance coverage generally varies based on replacement cost (estimated with a cost to square foot analysis based on the market and finish level). Although we also maintain an “all-perils policy” (with some standard exclusions) for each series property which seeks to provide insurance coverage for the properties at their full value, there is no guarantee that such coverage will actually be sufficient or cover all costs and damages in the case of any loss.

Investment Process

The manager has the authority to make all the decisions regarding our investments consistent with the investment objectives and leverage policies approved by the manager and subject to the limitations in the operating agreement.

The manager will focus on the sourcing, acquisition and management of residential properties. It will source our investments from former and current financing and investment partners, third-party intermediaries, competitors looking to share risk and investment, and securitization or lending departments of major financial institutions.

In selecting investments for us, the manager will utilize the manager’s investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. In addition to the specific investment criteria listed above, our manager will consider the following factors when evaluating prospective investment opportunities:

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence real estate valuations, real estate financing or the economic performance of real estate generally;

●	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	real estate and leasing market conditions affecting the real estate;

●	the cash flow in place and projected to be in place over the expected hold period of the real estate;

●	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

●	review of third-party reports, including appraisals, engineering and environmental reports;

●	physical inspections of the real estate and analysis of markets; and

●	the overall structure of the investment and rights in the transaction documentation.

If a potential investment meets the manager’s underwriting criteria, the manager will review the proposed transaction structure, including, with respect to joint ventures, distribution and waterfall criteria, governance and control rights, buy-sell provisions and recourse provisions. The manager will evaluate our position within the overall capital structure and our rights in relation to other partners or capital tranches. The manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the real estate asset.

Leverage Policy

We may employ leverage to enhance total returns to our investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost effective basis. To the extent leverage is employed it may come either in the form of government-sponsored programs or other long-term, non-recourse, non-mark-to-market financing. The manager may from time to time modify our leverage policy in its discretion. However, it is our policy to not borrow more than 69% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by the manager. To the extent a series does not employ leverage to fund the initial purchase of an asset, the series may subsequently determine to obtain financing for the asset in accordance with this leverage policy.In such case, unless the financing (or any other refinancing) proceeds are needed, in the manager’s discretion, to fund the operations of an asset or reserves, the manager may determine to distribute all or a portion of such proceeds to investors.

Acquisition Mechanics

Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in the offering circular as it may be amended to include new series offerings. In each such offering circular, information relating to the series property being offered, such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase, will be disclosed.

It is not anticipated that a series will own any assets other than its series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any.  Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

A series may acquire its property either from an unaffiliated third party or from an affiliate. The differences in these acquisition methods are described below:

1.	Acquisition of a Series Property from an Unaffiliated Third-Party Seller

If a new property is to be acquired for a new series prior to the establishment of that series, the manager will enter into a purchase and sale agreement with the third-party seller to acquire the property on behalf of the new series. The manager will negotiate with the third-party seller on behalf of the to-be-organized series the purchase price for the new property and related purchase terms and conditions which will be specified in an offer to purchase real estate agreement, or purchase and sale agreement, by and between the manager and the property seller, a form of which has been filed as an exhibit to the offering statement of which this offering circular is a part. Once the new series is established, the manager will either assign the purchase and sale agreement to that series or the purchase and sale agreement will be re-executed with the new series as the buying party.

Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in the state where the property is located.

Purchase price funds to acquire a new property from a third party will either be all cash provided by the proceeds of an offering or some combination of mortgage proceeds and cash. If a property is purchased entirely with cash without any financing, the series may later obtain mortgage financing for the property, to the extent such financing is available at favorable rates, and the manager in its discretion may determine to distribute certain proceeds from such financing to investors as more fully discussed under “Leverage Policy”, above. The funding and closing of the property acquisition may take place prior to the beginning of the series offering, during the offering or at the time of closing of the offering. If the property acquisition closing takes place prior to the closing of the series offering, the cash component of the property purchase price will be provided by the manager as a loan to the series for payment to the third-party seller. In turn, the series will issue to the manager a promissory note in the amount of the manager’s loan. In addition, if a mortgage is not able to be obtained, or obtained at favorable rates, from a third-party lender, the manager or an affiliate may provide such financing at a reasonable market interest rate. The proceeds of the new series offering, net of sales commissions, if any, will be used to repay the outstanding balance, plus accrued but unpaid interest, on the promissory note (and, if applicable, mortgage loan) issued to the manager.  The series will also pay the manager a sourcing fee as indicated below in the use of proceeds table for the series.   If by the termination date of the offering the series does not raise sufficient funds in the offering to repay the manager the outstanding principal balance on the promissory note (and, if applicable, mortgage loan), (i) the available net proceeds of the offering will be used to pay down the promissory note and/or the mortgage loan to the extent possible and (ii) any outstanding balance on the promissory note will be converted into interests in the series and issued to the manager. Such interests will be valued at the same price as offered to investors in the series offering.

2.	Acquisition of a Series Property from the Manager or an Affiliate of the Manager

If the entity selling the property to a series is the manager or an affiliate of the manager who had previously purchased the property from a third-party seller, the series will purchase the property (or a 100% interest in the LLC that may own the property) at a purchase price equal to the price the manager or affiliate actually paid for the property (inclusive of acquisition and closing costs).  The series will also pay the manager (or the affiliate of the manager) the sourcing fee as indicated in the use of proceeds table for the particular offering. The series will purchase the property through the issuance to the manager (or the affiliate of the manager) of a promissory note in the full amount of the purchase price of the series property inclusive of acquisition and closing costs. Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in the state where the property is located.

The series will repay the promissory note, along with accrued interest at a to-be-determined annual interest rate, with net proceeds from the series offering. If the property is purchased without any mortgage financing (in which case the note would reflect an all-cash amount required to acquire the property), the series may later obtain mortgage financing for the property, to the extent such financing is available at favorable rates, and the manager in its discretion may determine to distribute certain proceeds from such financing to investors as more fully discussed under “Leverage Policy”, above. Prior to the repayment of the note, the manager (or the affiliate of the manager) will retain all rental income derived from the series property, net of concessions, taxes, insurance, HOA dues and costs of repair. If the series does not raise sufficient funds in its offering to fully repay the promissory note within the 12 months following the date of the offering circular amendment relating to that series, the balance due on the promissory note, along with accrued but unpaid interest, will be converted into interests in the series at the series offering price.

The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to this offering circular to reflect such material adjustment.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. The manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. The manager will monitor the overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means the manager will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Equity Capital Policies. Under the operating agreement, we have the authority to issue an unlimited number of additional interests or other securities. After your purchase in any series offering, the manager may elect to: (i) sell additional securities in future private offerings, or (ii) issue additional securities in public offerings. To the extent we issue additional equity interests after your purchase in an offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your interests.

Additional Borrowings. We expect each series may seek, as applicable, to finance or refinance any outstanding indebtedness with an additional mortgage or other debt financing, including with either an affiliate or a third party. We expect that any third-party mortgage and/or other debt instruments that a series, or the Company on behalf of a series, enters into in connection with a financing or refinancing of a property will be secured by a security interest in the title of such property and any other assets of the series.

See “Use of Proceeds to Issuer” for more information.

Disposition Policies

We intend to hold and manage the properties we acquire for a period of five to seven years. As each of our properties reaches what we believe to be its optimum value, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The manager may determine that it is in the best interests of shareholders to sell a property earlier than five years or to hold a property for more than seven years. Additionally, any sale of a property will be subject to lessee rights and we would attempt to time property sales with lessee rights in mind, either by timing sales with anticipated lease terminations or by assigning an existing lease to the property buyer where allowed under applicable laws.

When we determine to sell a particular property, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Following the sale of a property, the manager will distribute the proceeds of such sale, net of the property disposition fee as described below, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title, escrow and closing costs. It is expected that this disposition fee charged to a series will range from six to seven percent of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Description of the Property Management Agreement

The Company will appoint the manager or a third-party property management company to serve as property manager to manage the underlying property of each series pursuant to a series specific property management agreement.

The services provided by the property manager will include:

●	Collecting rent and maintaining books and records;

●	Ensuring compliance with local landlord/tenant and other applicable laws;

●	Routine property maintenance and responding to tenant maintenance requests;

●	Handling tenant on-boarding (move-in) and move-out; and

●	Investigating, selecting, and, on behalf of the applicable series, engaging and conducting business with such persons as the property manager deems necessary to ensure the proper performance of its obligations under the property management agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, bookkeepers and accountants and any and all persons acting in any other capacity deemed by the property manager necessary or desirable for the performance of any of the services under the property management agreement.

Each property management agreement will terminate on the earlier of: (i) the manager’s discretion to terminate a property management agreement at pre-determined renewal periods or by paying a termination fee, (ii) after the date on which the relevant series property has been liquidated and the obligations connected to the series property (including contingent obligations) have been terminated, (iii) the removal of the manager as managing member of our company and thus of all series (if the property manager is the manager), (iv) upon notice by one party to the other party of a party’s material breach of a property management agreement or (v) such other date as agreed between the parties to the property management agreement.

Each series will indemnify the property manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which it becomes subject by virtue of serving as property manager under the respective property management agreements with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Currently, we intend to enter into a property management agreement on behalf of each series with a third-party property manager. However, we reserve the right to change property managers at any time.

Property Management Fee

The company will appoint an affiliate of the manager or a third-party property management company to serve as property manager to manage the property of each series pursuant to a property management agreement. The fee arrangements for each third-party property management company are set forth below:

Marketplace Homes

As compensation for the services provided by the property manager, each series will be charged a property management fee of $70 on a monthly basis and paid to the property manager pursuant to the property management agreement.

Mynd

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to six percent (6%) of all rents and fees as remitted to the series or a minimum property management fee of $84 on a monthly basis and paid to the property manager pursuant to the property management agreement.

Streetlane (formerly Great Jones)

As compensation for the services provided by the property manager, each series will be charged a property management fee equal to eight percent (8%) of all rents and fees as remitted to the series or a minimum property management fee of $99 on a monthly basis and paid to the property manager pursuant to the property management agreement. As of October 2023, all properties formerly managed by Great Jones are now managed by Streetlane as a result of a merger between Streetlane and Great Jones. All property management agreements between the relevant series and Great Jones remain in full force and effect.

Property Disposition Fee

Upon the disposition and sale of a series property, each series will be charged a market rate property disposition fee that will cover property sale expenses such as brokerage commissions, and title escrow and closing costs. It is expected that this disposition fee charged to a series will range from six percent (6%) to seven percent (7%) of the property sale price. To the extent that the actual property disposition fees are less than the amount charged to the series, the manager will receive the difference as income.

Following the sale of a property, the manager will distribute the proceeds of such sale, net of the property disposition fee, to the interest holders of the applicable series (after payment of any accrued liabilities or debt on the property or of the series at that time).

Asset Management Fee

Each series will pay the manager an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property for that series. This fee will be paid out of the net operating rental income of a series on a quarterly basis.

Operating Expenses

Each series of our company will be responsible for the following costs and expenses attributable to the activities of our company related to such series (we refer to these as Operating Expenses):

●	any and all fees, costs and expenses incurred in connection with the management of a series property, including Home Ownership Association (HOA) fees, income taxes, marketing, security and maintenance;

●	any fees, costs and expenses incurred in connection with preparing any reports and accounts of each series, including any blue sky filings required in order for interests in a series to be made available to investors in certain states and any annual audit of the accounts of such series (if applicable) and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

●	any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the manager or a property manager, in connection with the series property;

●	any withholding or transfer taxes imposed on our company or a series or any of the members as a result of its or their earnings, investments or withdrawals;

●	any governmental fees imposed on the capital of our company or a series or incurred in connection with compliance with applicable regulatory requirements;

●	any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against our company, a series or a property manager in connection with the affairs of our company or a series;

●	the fees and expenses of any administrator, if any, engaged to provide administrative services to our company or a series;

●	any fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;

●	the cost of the audit of our company’s annual financial statements and the preparation of its tax returns and circulation of reports to investors;

●	the cost of any audit of a series annual financial statements and the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a series and circulation of reports to investors;

●	any indemnification payments to be made pursuant to the requirements of the operating agreement;

●	the fees and expenses of our company’s or a series’ counsel in connection with advice directly relating to our company’s or a series’ legal affairs;

●	the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the manager in connection with the operations of our company or a series; and

●	any similar expenses that may be determined to be Operating Expenses, as determined by the manager in its reasonable discretion.

The manager will bear its own expenses of an ordinary nature, including all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as Operating Expenses Reimbursement Obligation(s)), and/or (c) cause additional interests to be issued in the such series in order to cover such additional amounts.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from series properties and any indemnification payments made by the manager will be allocated among the various series interests in accordance with the manager’s allocation policy set forth below. The allocation policy requires the manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series.  If, however, an item is not allocable to a specific series but to our company in general, it will be allocated pro rata based on the value of the series properties or the number of properties, as reasonably determined by the manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific series property)

Revenue	Each of the series will have monthly rental income from the series property.	Allocable directly to the applicable series property
Acquisition Expenses	Appraisal and valuation fees (if incurred pre-closing)	Allocable directly to the applicable series property
	Appraisal and valuation fees (if incurred post-closing)	Allocable directly to the applicable series property
	Pre-purchase inspection	Allocable directly to the applicable series property
	Closing costs	Allocable directly to the applicable series property
	Interest expense, if any, when an underlying series property is purchased by a series through a loan prior to the closing of a series offering	Allocable directly to the applicable series property
Offering Expenses	Legal expenses related to the preparation of regulatory paperwork (offering materials) for a series	Not allocable; to be borne by the manager
	Audit and accounting work related to the regulatory paperwork or a series	Allocable directly to the applicable series property
	Compliance work including diligence related to the preparation of a series	Not allocable; to be borne by the manager
	Insurance of a series property as at time of acquisition	Allocable directly to the applicable series property
	Broker fees other than cash commissions (e.g., expense reimbursement) Brokerage fee payable per filing of a Form 1-A Post-Qualification Amendment ($1,000 per 1-A POS)	Not allocable; to be borne by the manager Allocable directly to the applicable series
	Preparation of marketing materials	Not allocable; to be borne by the manager
Operating Expense	Property management fees	Allocable directly to the applicable series property
	Asset management fees	Allocable directly to the applicable series property
	Audit and accounting work related to the regulatory paperwork of a series	Allocable pro rata to the number of series properties
	Security (e.g., surveillance and patrols)	Allocable pro rata to the value of each series property
	Insurance	Allocable directly to the applicable series property
	Maintenance	Allocable directly to the applicable series property
	Property marketing or lease concessions, including special offers and terms	Allocable directly to the applicable series property
	Property disposition fee	Allocable directly to the applicable series property
	Interest expense, if any, when a series property holds any type of term loan or line of credit	Allocable directly to the applicable series property
	Audit, accounting and bookkeeping related to the reporting requirements of a series	Allocable pro rata to the number of series properties
Indemnification Payments	Indemnification payments under the operating agreement	Allocable pro rata to the value of each series property

Notwithstanding the foregoing, the manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the investors.

The Arrived Platform

Arrived Holdings, Inc., the manager, owns and operates a web-based and mobile accessible investment platform, the Arrived platform. Through the use of the Arrived platform, investors can browse and screen the investments offered by each of our series, now existing or to be formed by our company in the future, create an Arrived Homes Wallet account, and electronically sign legal documents to purchase series interests.

Competition

There are a number of established and emerging competitors in the real estate investment platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry. We consider our competitive differentiators in our market to be:

●	our focus on the single-family residential rental market;

●	the ability for users to select which rental properties they would like to invest in;

●	consistent rental income with use of moderate amounts of leverage;

●	our unique investment strategy and approach to market selection;

●	lower minimum investment amounts; and

●	favorable tax treatment associated with REIT elections.

We face competition primarily from other real estate investment platform companies such as Roofstock, Inc., Fundrise LLC, and Compound Projects, LLC, as well as a range of emerging new entrants. In order to compete, we work tirelessly to innovate and improve our products, while at the same time preserving our unique culture and approach.

Conflicts of Interest

Conflicts of interest may exist or could arise in the future with the manager and its affiliates and our officers and/or directors who are also officers and/or directors of the manager. Conflicts may include, without limitation:

●	Each of our executive officers will also serve as an officer of other the manager and its affiliated entities. As a result, these persons will have a conflict of interest with respect to our agreements and arrangements with the manager and/or affiliates of the manager, which were not negotiated at arm’s length, and their terms may not have been as favorable to us as if they had been negotiated at arm’s length with an unaffiliated third party. The manager is not required to make available any particular individual personnel to us.

●	Our executive officers will not be required to devote a specific amount of time to our affairs. As a result, we cannot provide any assurances regarding the amount of time the manager will dedicate to the management of our business. Accordingly, we may compete with manager and any of its current and future programs, funds, vehicles, managed accounts, ventures or other entities owned and/or managed by the manager or one of its affiliates, which we refer to collectively as the manager-sponsored vehicles, for the time and attention of these officers in connection with our business. We may not receive the level of support and assistance that we might otherwise receive if we were internally managed.

●	Some or all of the series will acquire their properties from the manager or from an affiliate of the manager. Prior to a sale to a series, the manager will acquire a property, repair and improve the property, and seek to place a tenant in the property. The manager will then resell the property to a series at a value determined by the manager or affiliate of the manager, which may reflect a premium over the manager’s investment in the property. Accordingly, because the manager will be an interested party with respect to a sale of a property that it owns to a series, the manager’s interests in such a sale may not be aligned with the interests of the series or its investors. There can be no assurance that a property purchase price that a series will pay to the manager will be comparable to that which a series might pay to an unaffiliated third party property seller.

●	The manager may in the future form or sponsor additional manager-sponsored vehicles, which could have overlapping investment objectives. To the extent we have sufficient capital to acquire a property that the manager has determined to be suitable for us, that property will be allocated to us.

●	The manager does not assume any responsibility beyond the duties specified in the operating agreement and will not be responsible for any action of our board of directors in following or declining to follow the manager’s advice or recommendations. The manager’s liability is limited under the operating agreement and we have agreed to reimburse, indemnify and hold harmless the manager and its affiliates, with respect to all expenses, losses, damages, liabilities, demands, charges and claims in respect of, or arising from acts or omissions of, such indemnified parties not constituting bad faith, willful misconduct, gross negligence or reckless disregard of the manager’s duties under the operating agreement which has a material adverse effect on us. As a result, we could experience poor performance or losses for which the manager would not be liable.

Employees

Our company does not have any employees. All of the officers and directors of our company are employees of the manager.

Legal Proceedings

None of our company, any series, the manager, or any director or executive officer of our company or the manager is presently subject to any material legal proceedings.

THE SERIES PROPERTIES BEING OFFERED

Arrived Series Adams

Summary Overview

Arrived Series Adams is being established to allow investors who acquire Arrived Series Adams interests in the Arrived Series Adams offering to own an indirect interest in the single family home located at 2302 Beacon Road, Talbott , TN 27877, the Arrived Series Adams property.

Arrived Series Adams completed the acquisition of the Arrived Series Adams property on November 12, 2024. The acquisition of the Arrived Series Adams property was funded entirely by cash advanced by the manager. The Arrived Series Adams property is being held by Arrived TN Adams, LLC, a Tennessee limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Series Adams. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

2302 Beacon Road is a single-family home in Talbott, TN.

Property Name	The Adams
Address	2302 Beacon Road, Talbott , TN 27877
Year Built	2022
Bedrooms	4
Baths	2.5
Square Footage	1966

Property History

The Arrived Series Adams property was built in 2022. Arrived Series Adams expects to incur approximately $10,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Series Adams property, the Arrived Series Adams property was previously owner occupied and has not been operated as a rental income property.

Acquisition of the Arrived Series Adams Property

Arrived Series Adams completed the acquisition of the Arrived Series Adams property from an unaffiliated, third-party seller on November 12, 2024 at a purchase price of $304,000.

The acquisition of the Arrived Series Adams property was funded entirely by cash advanced by the manager. In exchange for advancing the cash, Arrived Series Adams has issued a non-interest bearing promissory note to the manager in an amount of $332,400, which has a term of 11 months.

Property Components & Capital Expenditures

The Arrived Series Adams property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $10,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Series Adams.

Property Manager

The manager appointed an unaffiliated, third-party property manager, Marketplace Homes, to manage the Arrived Series Adams property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Series Adams will pay the property manager an annual fee for managing the Arrived Series Adams property.

Property Operations and Hold Period

The Arrived Series Adams property was previously owner occupied and has no prior rental history. The manager intends to list the property for rent at a rate of $2,095 per month, or $25,140 per year, which is consistent with other single family homes in the same area of Talbott, TN.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $688 to $883 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Series Adams property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Series Adams property for five to seven years during which time, we will operate the Arrived Series Adams property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Series Adams interest holders. The determination as to when the Arrived Series Adams property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Series Adams property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

Our annual asset management fee will total $1,824, which is equal to 0.6% of the purchase price of the series property per year. Such fee will be taken out of the series net operating rental income on a quarterly basis.

Arrived Series Bayne

Summary Overview

Arrived Series Bayne is being established to allow investors who acquire Arrived Series Bayne interests in the Arrived Series Bayne offering to own an indirect interest in the single family home located at 821 Magnolia Ridge Drive, Blountville, TN 37617, the Arrived Series Bayne property.

Arrived Series Bayne completed the acquisition of the Arrived Series Bayne property on November 20, 2024. The acquisition of the Arrived Series Bayne property was funded entirely by cash advanced by the manager. The Arrived Series Bayne property is being held by Arrived TN Bayne, LLC, a Tennessee limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Series Bayne. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

821 Magnolia Ridge Drive is a single-family home in Blountville, TN.

Property Name	The Bayne
Address	821 Magnolia Ridge Drive, Blountville, TN 37617
Year Built	2024
Bedrooms	5
Baths	3
Square Footage	2511

Property History

The Arrived Series Bayne property was built in 2024. Arrived Series Bayne expects to incur approximately $10,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Series Bayne property, the Arrived Series Bayne property was newly built and has not been operated as a rental income property.

Acquisition of the Arrived Series Bayne Property

Arrived Series Bayne completed the acquisition of the Arrived Series Bayne property from an unaffiliated, third-party seller on November 20, 2024 at a purchase price of $347,625.

The acquisition of the Arrived Series Bayne property was funded entirely by cash advanced by the manager. In exchange for advancing the cash, Arrived Series Bayne has issued a non-interest bearing promissory note to the manager in an amount of $379,600, which has a term of 11 months.

Property Components & Capital Expenditures

The Arrived Series Bayne property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $10,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Series Bayne.

Property Manager

The manager appointed an unaffiliated, third-party property manager, Marketplace Homes, to manage the Arrived Series Bayne property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Series Bayne will pay the property manager an annual fee for managing the Arrived Series Bayne property.

Property Operations and Hold Period

The Arrived Series Bayne property is newly built and has no prior rental history. The manager intends to list the property for rent at a rate of $2,295 per month, or $27,540 per year, which is consistent with other single family homes in the same area of Blountville, TN.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $752 to $947 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Series Bayne property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Series Bayne property for five to seven years during which time, we will operate the Arrived Series Bayne property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Series Bayne interest holders. The determination as to when the Arrived Series Bayne property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Series Bayne property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

Our annual asset management fee will total $2,086, which is equal to 0.6% of the purchase price of the series property per year. Such fee will be taken out of the series net operating rental income on a quarterly basis.

Arrived Series Boxwood

Summary Overview

Arrived Series Boxwood is being established to allow investors who acquire Arrived Series Boxwood interests in the Arrived Series Boxwood offering to own an indirect interest in the single family home located at 2068 Tulip Drive, Hernando, MS 38632, the Arrived Series Boxwood property.

Arrived Series Boxwood completed the acquisition of the Arrived Series Boxwood property on November 20, 2024. The acquisition of the Arrived Series Boxwood property was funded entirely by cash advanced by the manager. The Arrived Series Boxwood property is being held by Arrived MS Boxwood, LLC, a Mississippi limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Series Boxwood. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

2068 Tulip Drive is a single-family home in Hernando, MS.

Property Name	The Boxwood
Address	2068 Tulip Drive, Hernando, MS 38632
Year Built	2024
Bedrooms	4
Baths	3
Square Footage	2025

Property History

The Arrived Series Boxwood property was built in 2024. Arrived Series Boxwood expects to incur approximately $10,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Series Boxwood property, the Arrived Series Boxwood property was newly built and has not been operated as a rental income property.

Acquisition of the Arrived Series Boxwood Property

Arrived Series Boxwood completed the acquisition of the Arrived Series Boxwood property from an unaffiliated, third-party seller on November 20, 2024 at a purchase price of $324,990. Such purchase price is comprised of a seller credit in the amount of $2,486 with the remainder paid in cash.

The acquisition of the Arrived Series Boxwood property was funded entirely by cash advanced by the manager. In exchange for advancing the cash, Arrived Series Boxwood has issued a non-interest bearing promissory note to the manager in an amount of $351,900, which has a term of 11 months.

Property Components & Capital Expenditures

The Arrived Series Boxwood property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $10,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Series Boxwood.

Property Manager

The manager appointed an unaffiliated, third-party property manager, Marketplace Homes, to manage the Arrived Series Boxwood property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Series Boxwood will pay the property manager an annual fee for managing the Arrived Series Boxwood property.

Property Operations and Hold Period

The Arrived Series Boxwood property is newly built and has no prior rental history. The manager intends to list the property for rent at a rate of $2,095 per month, or $25,140 per year, which is consistent with other single family homes in the same area of Hernando, MS.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $675 to $870 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Series Boxwood property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Series Boxwood property for five to seven years during which time, we will operate the Arrived Series Boxwood property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Series Boxwood interest holders. The determination as to when the Arrived Series Boxwood property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Series Boxwood property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

Our annual asset management fee will total $1,935, which is equal to 0.6% of the purchase price of the series property per year. Such fee will be taken out of the series net operating rental income on a quarterly basis.

Arrived Series Langley

Summary Overview

Arrived Series Langley is being established to allow investors who acquire Arrived Series Langley interests in the Arrived Series Langley offering to own an indirect interest in the single family home located at 731 30th Street, Newport News, VA 23607, the Arrived Series Langley property.

Arrived Series Langley completed the acquisition of the Arrived Series Langley property on November 6, 2024. The acquisition of the Arrived Series Langley property was funded entirely by cash advanced by the manager. The Arrived Series Langley property is being held by Arrived VA Langley, LLC, a Virginia limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Series Langley. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

731 30th Street is a single-family home in Newport News, VA.

Property Name	The Langley
Address	731 30th Street, Newport News, VA 23607
Year Built	2024
Bedrooms	4
Baths	3
Square Footage	2700

Property History

The Arrived Series Langley property was built in 2024. Arrived Series Langley expects to incur approximately $10,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Series Langley property, the Arrived Series Langley property was newly built and has not been operated as a rental income property.

Acquisition of the Arrived Series Langley Property

Arrived Series Langley completed the acquisition of the Arrived Series Langley property from an unaffiliated, third-party seller on November 6, 2024 at a purchase price of $335,000. Such purchase price is comprised of a seller credit in the amount of $5,000, with the remainder paid in cash.

The acquisition of the Arrived Series Langley property was funded entirely by cash advanced by the manager. In exchange for advancing the cash, Arrived Series Langley has issued a non-interest bearing promissory note to the manager in an amount of $361,800, which has a term of 11 months.

Property Components & Capital Expenditures

The Arrived Series Langley property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $10,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Series Langley.

Property Manager

The manager appointed an unaffiliated, third-party property manager, Marketplace Homes, to manage the Arrived Series Langley property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Series Langley will pay the property manager an annual fee for managing the Arrived Series Langley property.

Property Operations and Hold Period

The Arrived Series Langley property is newly built and has no prior rental history. The manager intends to list the property for rent at a rate of $2,295 per month, or $27,540 per year, which is consistent with other single family homes in the same area of Newport News, VA.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $770 to $965 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Series Langley property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Series Langley property for five to seven years during which time, we will operate the Arrived Series Langley property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Series Langley interest holders. The determination as to when the Arrived Series Langley property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Series Langley property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

Our annual asset management fee will total $1,980, which is equal to 0.6% of the purchase price of the series property per year. Such fee will be taken out of the series net operating rental income on a quarterly basis.

Arrived Series Metallo

Summary Overview

Arrived Series Metallo is being established to allow investors who acquire Arrived Series Metallo interests in the Arrived Series Metallo offering to own an indirect interest in the single family home located at 5318 Selah Street, Springdale, AR 72764, the Arrived Series Metallo property.

Arrived Series Metallo expects to complete the acquisition of the Arrived Series Metallo property, in accordance with one of the acquisition methods discussed above, on or about December 4, 2024. The acquisition of the Arrived Series Metallo property will be funded entirely by cash advanced by the manager. The Arrived Series Metallo property will be held by Arrived AR Metallo, LLC, an Arkansas limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Series Metallo. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

5318 Selah Street is a single-family home in Springdale, AR.

Property Name	The Metallo
Address	5318 Selah Street, Springdale, AR 72764
Year Built	2024
Bedrooms	3
Baths	2.5
Square Footage	1898

Property History

The Arrived Series Metallo property was built in 2024. Arrived Series Metallo expects to incur approximately $10,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Series Metallo property, the Arrived Series Metallo property was newly built and has not been operated as a rental income property.

Acquisition of the Arrived Series Metallo Property

Arrived Series Metallo expects to complete the acquisition of the Arrived Series Metallo property from an unaffiliated, third-party seller on or about December 4, 2024 at a purchase price of $299,000. Such purchase price will be comprised of a seller credit in the amount of $5,000, with the remainder to be paid in cash.

We expect that the acquisition of the Arrived Series Metallo property will be funded entirely by cash advanced by the manager. In exchange for advancing the cash, Arrived Series Metallo will issue a non-interest bearing promissory note to the manager in the amount of $320,900, which will have a term of 11 months.

Property Components & Capital Expenditures

The Arrived Series Metallo property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $10,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Series Metallo.

Property Manager

The manager appointed an unaffiliated, third-party property manager, Marketplace Homes, to manage the Arrived Series Metallo property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Series Metallo will pay the property manager an annual fee for managing the Arrived Series Metallo property.

Property Operations and Hold Period

The Arrived Series Metallo property is newly built and has no prior rental history. The manager intends to list the property for rent at a rate of $1,895 per month, or $22,740 per year, which is consistent with other single family homes in the same area of Springdale, AR.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $610 to $805 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Series Metallo property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Series Metallo property for five to seven years during which time, we will operate the Arrived Series Metallo property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Series Metallo interest holders. The determination as to when the Arrived Series Metallo property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Series Metallo property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

Our annual asset management fee will total $1,764, which is equal to 0.6% of the purchase price of the series property per year. Such fee will be taken out of the series net operating rental income on a quarterly basis.

Arrived Series Misty

Summary Overview

Arrived Series Misty is being established to allow investors who acquire Arrived Series Misty interests in the Arrived Series Misty offering to own an indirect interest in the single family home located at 5410 Misty Crossing Court, Florissant, MO 63034, the Arrived Series Misty property.

Arrived Series Misty completed the acquisition of the Arrived Series Misty property on November 13, 2024. The acquisition of the Arrived Series Misty property was funded entirely by cash advanced by the manager. The Arrived Series Misty property is being held by Arrived MO Misty, LLC, a Missouri limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Series Misty. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

5410 Misty Crossing Court is a single-family home in Florissant, MO.

Property Name	The Misty
Address	5410 Misty Crossing Court, Florissant, MO 63034
Year Built	2017
Bedrooms	4
Baths	3
Square Footage	3000

Property History

The Arrived Series Misty property was built in 2017. Arrived Series Misty expects to incur approximately $12,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Series Misty property, the Arrived Series Misty property was previously owner occupied and has not been operated as a rental income property.

Acquisition of the Arrived Series Misty Property

Arrived Series Misty completed the acquisition of the Arrived Series Misty property from an unaffiliated, third-party seller on November 13, 2024 at a purchase price of $345,000.

The acquisition of the Arrived Series Misty property was funded entirely by cash advanced by the manager. In exchange for advancing the cash, Arrived Series Misty has issued a non-interest bearing promissory note to the manager in an amount of $374,800, which has a term of 11 months.

Property Components & Capital Expenditures

The Arrived Series Misty property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $12,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Series Misty.

Property Manager

The manager appointed an unaffiliated, third-party property manager, Marketplace Homes, to manage the Arrived Series Misty property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Series Misty will pay the property manager an annual fee for managing the Arrived Series Misty property.

Property Operations and Hold Period

The Arrived Series Misty property was previously owner occupied and has no prior rental history. The manager intends to list the property for rent at a rate of $2,395 per month, or $28,740 per year, which is consistent with other single family homes in the same area of Florissant, MO.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $847 to $1,042 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Series Misty property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Series Misty property for five to seven years during which time, we will operate the Arrived Series Misty property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Series Misty interest holders. The determination as to when the Arrived Series Misty property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Series Misty property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

Our annual asset management fee will total $2,070, which is equal to 0.6% of the purchase price of the series property per year. Such fee will be taken out of the series net operating rental income on a quarterly basis.

Arrived Series Presidio

Summary Overview

Arrived Series Presidio is being established to allow investors who acquire Arrived Series Presidio interests in the Arrived Series Presidio offering to own an indirect interest in the single family home located at 4047 Little Bighorn Drive, Indianapolis, IN 46235, the Arrived Series Presidio property.

Arrived Series Presidio completed the acquisition of the Arrived Series Presidio property on November 13, 2024. The acquisition of the Arrived Series Presidio property was funded entirely by cash advanced by the manager. The Arrived Series Presidio property is being held by Arrived IN Presidio, LLC, an Indiana limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Series Presidio. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

4047 Little Bighorn Drive is a single-family home in Indianapolis, IN.

Property Name	The Presidio
Address	4047 Little Bighorn Drive, Indianapolis, IN 46235
Year Built	2018
Bedrooms	4
Baths	2.5
Square Footage	1698

Property History

The Arrived Series Presidio property was built in 2018. Arrived Series Presidio expects to incur approximately $8,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Series Presidio property, the Arrived Series Presidio property was previously owner occupied and has not been operated as a rental income property.

Acquisition of the Arrived Series Presidio Property

Arrived Series Presidio completed the acquisition of the Arrived Series Presidio property from an unaffiliated, third-party seller on November 13, 2024 at a purchase price of $242,000.

The acquisition of the Arrived Series Presidio property was funded entirely by cash advanced by the manager. In exchange for advancing the cash, Arrived Series Presidio has issued a non-interest bearing promissory note to the manager in an amount of $264,100, which has a term of 11 months.

Property Components & Capital Expenditures

The Arrived Series Presidio property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $8,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Series Presidio.

Property Manager

The manager appointed an unaffiliated, third-party property manager, Marketplace Homes, to manage the Arrived Series Presidio property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Series Presidio will pay the property manager an annual fee for managing the Arrived Series Presidio property.

Property Operations and Hold Period

The Arrived Series Presidio property was previously owner occupied and has no prior rental history. The manager intends to list the property for rent at a rate of $1,695 per month, or $20,340 per year, which is consistent with other single family homes in the same area of Indianapolis, IN.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $685 to $880 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Series Presidio property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Series Presidio property for five to seven years during which time, we will operate the Arrived Series Presidio property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Series Presidio interest holders. The determination as to when the Arrived Series Presidio property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Series Presidio property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

Our annual asset management fee will total $1,452, which is equal to 0.6% of the purchase price of the series property per year. Such fee will be taken out of the series net operating rental income on a quarterly basis.

Arrived Series Spangler

Summary Overview

Arrived Series Spangler is being established to allow investors who acquire Arrived Series Spangler interests in the Arrived Series Spangler offering to own an indirect interest in the single family home located at 2807 Bentwood Drive, Independence, KY 41051, the Arrived Series Spangler property.

Arrived Series Spangler completed the acquisition of the Arrived Series Spangler property on November 20, 2024. The acquisition of the Arrived Series Spangler property was funded entirely by cash advanced by the manager. The Arrived Series Spangler property is being held by Arrived KY Spangler, LLC, a Kentucky limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Series Spangler. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

2807 Bentwood Drive is a single-family home in Independence, KY.

Property Name	The Spangler
Address	2807 Bentwood Drive, Independence, KY 41051
Year Built	2014
Bedrooms	4
Baths	2.5
Square Footage	2804

Property History

The Arrived Series Spangler property was built in 2014. Arrived Series Spangler expects to incur approximately $15,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Series Spangler property, the Arrived Series Spangler property was previously owner occupied and has not been operated as a rental income property.

Acquisition of the Arrived Series Spangler Property

Arrived Series Spangler completed the acquisition of the Arrived Series Spangler property from an unaffiliated, third-party seller on November 20, 2024 at a purchase price of $382,000.

The acquisition of the Arrived Series Spangler property was funded entirely by cash advanced by the manager. In exchange for advancing the cash, Arrived Series Spangler has issued a non-interest bearing promissory note to the manager in an amount of $415,800, which has a term of 11 months.

Property Components & Capital Expenditures

The Arrived Series Spangler property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $15,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Series Spangler.

Property Manager

The manager appointed an unaffiliated, third-party property manager, Marketplace Homes, to manage the Arrived Series Spangler property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Series Spangler will pay the property manager an annual fee for managing the Arrived Series Spangler property.

Property Operations and Hold Period

The Arrived Series Spangler property was previously owner occupied and has no prior rental history. The manager intends to list the property for rent at a rate of $2,595 per month, or $31,140 per year, which is consistent with other single family homes in the same area of Independence, KY.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $983 to $1,178 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Series Spangler property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Series Spangler property for five to seven years during which time, we will operate the Arrived Series Spangler property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Series Spangler interest holders. The determination as to when the Arrived Series Spangler property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Series Spangler property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

Our annual asset management fee will total $2,292, which is equal to 0.6% of the purchase price of the series property per year. Such fee will be taken out of the series net operating rental income on a quarterly basis.

Arrived Series Tomlinson

Summary Overview

Arrived Series Tomlinson is being established to allow investors who acquire Arrived Series Tomlinson interests in the Arrived Series Tomlinson offering to own an indirect interest in the single family home located at 955 Mossy Stone Court, Bowling Green, KY 42101, the Arrived Series Tomlinson property.

Arrived Series Tomlinson completed the acquisition of the Arrived Series Tomlinson property on November 13, 2024. The acquisition of the Arrived Series Tomlinson property was funded entirely by cash advanced by the manager. The Arrived Series Tomlinson property is being held by Arrived KY Tomlinson, LLC, a Kentucky limited liability company, which, on the closing of the offering, will be a wholly owned subsidiary of Arrived Series Tomlinson. See the “Use of Proceeds” section below for additional information regarding anticipated expenses and uses of offering proceeds.

Property Summary

955 Mossy Stone Court is a single-family home in Bowling Green, KY.

Property Name	The Tomlinson
Address	955 Mossy Stone Court, Bowling Green, KY 42101
Year Built	2015
Bedrooms	4
Baths	2
Square Footage	1643

Property History

The Arrived Series Tomlinson property was built in 2015. Arrived Series Tomlinson expects to incur approximately $10,000 of costs related to certain improvement projects to the property.

Prior to the acquisition of the Arrived Series Tomlinson property, the Arrived Series Tomlinson property was previously owner occupied and has not been operated as a rental income property.

Acquisition of the Arrived Series Tomlinson Property

Arrived Series Tomlinson completed the acquisition of the Arrived Series Tomlinson property from an unaffiliated, third-party seller on November 13, 2024 at a purchase price of $245,000.

The acquisition of the Arrived Series Tomlinson property was funded entirely by cash advanced by the manager. In exchange for advancing the cash, Arrived Series Tomlinson has issued a non-interest bearing promissory note to the manager in an amount of $267,800, which has a term of 11 months.

Property Components & Capital Expenditures

The Arrived Series Tomlinson property was inspected by a licensed professional, and the inspection report indicated that the major property components are in acceptable, functional condition, with no obvious signs of defect.

With the current expected level and quality of the property components we will not recognize any deferred maintenance items and we expect that the major property components will remain in working order during the anticipated hold period for this property. In our operating estimates, we forecast a potential cost of maintenance and capital expenses as a percentage of rental income. In the case of unforeseen maintenance expenses, we could make use of our cash reserves, if necessary.

We anticipate that the final renovation cost for this property will total approximately $10,000. These renovations may include new appliances and cosmetic improvements as well as various punch list items throughout the property. This renovation expense is listed in the use of proceeds for Arrived Series Tomlinson.

Property Manager

The manager appointed an unaffiliated, third-party property manager, Marketplace Homes, to manage the Arrived Series Tomlinson property on a discretionary basis and has entered into a property management agreement with the property manager.  Pursuant to the terms of the property management agreement, Arrived Series Tomlinson will pay the property manager an annual fee for managing the Arrived Series Tomlinson property.

Property Operations and Hold Period

The Arrived Series Tomlinson property was previously owner occupied and has no prior rental history. The manager intends to list the property for rent at a rate of $1,595 per month, or $19,140 per year, which is consistent with other single family homes in the same area of Bowling Green, KY.

The manager anticipates that this property’s Operating Expenses, which include real estate taxes, property insurance and repairs and maintenance costs, will be in the range of $511 to $706 per month. This estimate is based on the manager’s due diligence calculations and does not take into account amounts for capital expenditures for major repairs. At this time we do not anticipate any significant capital expenditures for the Arrived Series Tomlinson property. For information relating to our capital expenditure expectations, see “Property Components & Capital Expenditures” above.

We intend to hold the Arrived Series Tomlinson property for five to seven years during which time, we will operate the Arrived Series Tomlinson property as a rental property. During this period, we intend to distribute any Free Cash Flow (as defined below) to Arrived Series Tomlinson interest holders. The determination as to when the Arrived Series Tomlinson property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing lease may impact the sales price we may realize. The manager may determine that it is in the best interests of shareholders to sell the Arrived Series Tomlinson property earlier than five years or to hold the property for more than seven years.

Asset Management Fee.

Our annual asset management fee will total $1,470, which is equal to 0.6% of the purchase price of the series property per year. Such fee will be taken out of the series net operating rental income on a quarterly basis.

USE OF PROCEEDS TO ISSUER

Arrived Series Adams

The total cost to acquire and improve the Arrived Series Adams property, including applicable fees, expenses and reserves is $361,220.

We estimate that the gross proceeds of the offering of Arrived Series Adams interests will be approximately $361,220, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$304,000	84.16%
Property Improvements (2)	$10,000	2.77%
Operating & Capital Reserves	$15,200	4.21%
Brokerage Fee	$3,612	1.00%
Acquisition Expenses (3)	$5,220	1.45%
Offering Expenses(4)	$7,224	2.00%
Financing & Holding Costs	$5,320	1.47%
Sourcing Fee(5)	$10,640	2.95%
Total Fees & Expenses	$26,790	7.42%
Total Proceeds	$361,220	100.00%

  Arrived Series Adams acquired the Arrived Series Adams property for $304,000 from an unaffiliated, third-party seller in accordance with one of the acquisition methods discussed above.

  The manager plans for the Arrived Series Adams property to incur approximately $10,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Series Adams property.

  Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

  We will reimburse the manager for offering expenses actually incurred for the Arrived Series Adams offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

  We will pay the manager a sourcing fee for the costs involved in sourcing the property and preparing it for investment.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Series Adams offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Series Adams, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Arrived Series Adams property using cash advanced by the manager. In exchange for the cash advanced by the manager, the series  has issued a promissory note to the manager in the amount of $332,400.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Series Bayne

The total cost to acquire and improve the Arrived Series Bayne property, including applicable fees, expenses and reserves is $411,100.

We estimate that the gross proceeds of the offering of Arrived Series Bayne interests will be approximately $411,100, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$347,625	84.56%
Property Improvements (2)	$10,000	2.43%
Operating & Capital Reserves	$17,380	4.23%
Brokerage Fee	$4,111	1.00%
Acquisition Expenses (3)	$5,520	1.34%
Offering Expenses(4)	$8,222	2.00%
Financing & Holding Costs	$6,080	1.48%
Sourcing Fee(5)	$12,160	2.96%
Total Fees & Expenses	$30,570	7.44%
Total Proceeds	$411,100	100.00%

  Arrived Series Bayne acquired the Arrived Series Bayne property for $347,625 from an unaffiliated, third-party seller in accordance with one of the acquisition methods discussed above.

  The manager plans for the Arrived Series Bayne property to incur approximately $10,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Series Bayne property.

  Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

  We will reimburse the manager for offering expenses actually incurred for the Arrived Series Bayne offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

  We will pay the manager a sourcing fee for the costs involved in sourcing the property and preparing it for investment.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Series Bayne offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Series Bayne, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Arrived Series Bayne property. In exchange for the cash advanced by the manager, the series  has issued a promissory note to the manager in the amount of $379,600.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Series Boxwood

The total cost to acquire and improve the Arrived Series Boxwood property, including applicable fees, expenses and reserves is $381,810.

We estimate that the gross proceeds of the offering of Arrived Series Boxwood interests will be approximately $381,810, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$322,505	84.47%
Property Improvements (2)	$10,000	2.62%
Operating & Capital Reserves	$16,120	4.22%
Brokerage Fee	$3,818	1.00%
Acquisition Expenses (3)	$4,810	1.26%
Offering Expenses(4)	$7,636	2.00%
Financing & Holding Costs	$5,640	1.48%
Sourcing Fee(5)	$11,280	2.95%
Total Fees & Expenses	$28,370	7.43%
Total Proceeds	$381,810	100.00%

  Arrived Series Boxwood acquired the Arrived Series Boxwood property for $324,990 from an unaffiliated, third-party seller in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a seller credit in the amount of $2,486, with the remainder paid in cash.

  The manager plans for the Arrived Series Boxwood property to incur approximately $10,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Series Boxwood property.

  Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

  We will reimburse the manager for offering expenses actually incurred for the Arrived Series Boxwood offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

  We will pay the manager a sourcing fee for the costs involved in sourcing the property and preparing it for investment.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Series Boxwood offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Series Boxwood, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Arrived Series Boxwood property. In exchange for the cash advanced by the manager, the series  has issued a promissory note to the manager in the amount of $351,900.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Series Langley

The total cost to acquire and improve the Arrived Series Langley property, including applicable fees, expenses and reserves is $392,240.

We estimate that the gross proceeds of the offering of Arrived Series Langley interests will be approximately $392,240, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$330,000	84.13%
Property Improvements (2)	$10,000	2.55%
Operating & Capital Reserves	$16,500	4.21%
Brokerage Fee	$3,922	1.00%
Acquisition Expenses (3)	$6,650	1.70%
Offering Expenses(4)	$7,845	2.00%
Financing & Holding Costs	$5,770	1.47%
Sourcing Fee(5)	$11,550	2.94%
Total Fees & Expenses	$29,080	7.41%
Total Proceeds	$392,240	100.00%

  Arrived Series Langley acquired the Arrived Series Langley property for $335,000 from an unaffiliated, third-party seller in accordance with one of the acquisition methods discussed above. Such purchase price is comprised of a seller credit in the amount of $5,000, with the remainder paid in cash.

  The manager plans for the Arrived Series Langley property to incur approximately $10,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Series Langley property.

  Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

  We will reimburse the manager for offering expenses actually incurred for the Arrived Series Langley offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

  We will pay the manager a sourcing fee for the costs involved in sourcing the property and preparing it for investment.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Series Langley offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Series Langley, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Arrived Series Langley property using cash advanced by the manager. In exchange for the cash advanced by the manager, the series  has issued a promissory note to the manager in the amount of $361,800.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Series Metallo

The total cost to acquire and improve the Arrived Series Metallo property, including applicable fees, expenses and reserves is $349,080.

We estimate that the gross proceeds of the offering of Arrived Series Metallo interests will be approximately $349,080, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$294,000	84.22%
Property Improvements (2)	$10,000	2.86%
Operating & Capital Reserves	$14,700	4.21%
Brokerage Fee	$3,491	1.00%
Acquisition Expenses (3)	$4,470	1.28%
Offering Expenses(4)	$6,982	2.00%
Financing & Holding Costs	$5,140	1.47%
Sourcing Fee(5)	$10,290	2.95%
Total Fees & Expenses	$25,900	7.42%
Total Proceeds	$349,080	100.00%

  Arrived Series Metallo will acquire the Arrived Series Metallo property for $299,000 from an unaffiliated, third-party seller in accordance with one of the acquisition methods discussed above. Such purchase price will be comprised of a seller credit in the amount of $5,000, with the remainder to be paid in cash.

  The manager plans for the Arrived Series Metallo property to incur approximately $10,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Series Metallo property.

  Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

  We will reimburse the manager for offering expenses actually incurred for the Arrived Series Metallo offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

  We will pay the manager a sourcing fee for the costs involved in sourcing the property and preparing it for investment.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Series Metallo offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Series Metallo, which will be offering its series interests pursuant to this offering circular, expects to complete the acquisition of, and payment for the Arrived Series Metallo property. In exchange for the cash advanced by the manager, the series  will issue a promissory note to the manager in the amount of $320,900.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Series Misty

The total cost to acquire and improve the Arrived Series Misty property, including applicable fees, expenses and reserves is $408,140.

We estimate that the gross proceeds of the offering of Arrived Series Misty interests will be approximately $408,140, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$345,000	84.53%
Property Improvements (2)	$12,000	2.94%
Operating & Capital Reserves	$17,250	4.23%
Brokerage Fee	$4,081	1.00%
Acquisition Expenses (3)	$3,540	0.87%
Offering Expenses(4)	$8,163	2.00%
Financing & Holding Costs	$6,030	1.48%
Sourcing Fee(5)	$12,070	2.96%
Total Fees & Expenses	$30,340	7.43%
Total Proceeds	$408,140	100.00%

  Arrived Series Misty acquired the Arrived Series Misty property for $345,000 from an unaffiliated, third-party seller in accordance with one of the acquisition methods discussed above.

  The manager plans for the Arrived Series Misty property to incur approximately $12,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Series Misty property.

  Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

  We will reimburse the manager for offering expenses actually incurred for the Arrived Series Misty offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

  We will pay the manager a sourcing fee for the costs involved in sourcing the property and preparing it for investment.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Series Misty offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Series Misty, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Arrived Series Misty property using cash advanced by the manager. In exchange for the cash advanced by the manager, the series  has issued a promissory note to the manager in the amount of $374,800.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Series Presidio

The total cost to acquire and improve the Arrived Series Presidio property, including applicable fees, expenses and reserves is $287,060.

We estimate that the gross proceeds of the offering of Arrived Series Presidio interests will be approximately $287,060, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$242,000	84.30%
Property Improvements (2)	$8,000	2.79%
Operating & Capital Reserves	$12,100	4.22%
Brokerage Fee	$2,871	1.00%
Acquisition Expenses (3)	$3,640	1.27%
Offering Expenses(4)	$5,741	2.00%
Financing & Holding Costs	$4,230	1.47%
Sourcing Fee(5)	$8,470	2.95%
Total Fees & Expenses	$21,310	7.42%
Total Proceeds	$287,060	100.00%

  Arrived Series Presidio acquired the Arrived Series Presidio property for $242,000 from an unaffiliated, third-party seller in accordance with one of the acquisition methods discussed above.

  The manager plans for the Arrived Series Presidio property to incur approximately $8,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Series Presidio property.

  Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

  We will reimburse the manager for offering expenses actually incurred for the Arrived Series Presidio offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

  We will pay the manager a sourcing fee for the costs involved in sourcing the property and preparing it for investment.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Series Presidio offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Series Presidio, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Arrived Series Presidio property using cash advanced by the manager. In exchange for the cash advanced by the manager, the series  has issued a promissory note to the manager in the amount of $264,100.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Series Spangler

The total cost to acquire and improve the Arrived Series Spangler property, including applicable fees, expenses and reserves is $454,410.

We estimate that the gross proceeds of the offering of Arrived Series Spangler interests will be approximately $454,410, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$382,000	84.07%
Property Improvements (2)	$15,000	3.30%
Operating & Capital Reserves	$19,100	4.20%
Brokerage Fee	$4,544	1.00%
Acquisition Expenses (3)	$4,620	1.02%
Offering Expenses(4)	$9,088	2.00%
Financing & Holding Costs	$6,680	1.47%
Sourcing Fee(5)	$13,370	2.94%
Total Fees & Expenses	$33,680	7.41%
Total Proceeds	$454,410	100.00%

  Arrived Series Spangler acquired the Arrived Series Spangler property for $382,000 from an unaffiliated, third-party seller in accordance with one of the acquisition methods discussed above.

  The manager plans for the Arrived Series Spangler property to incur approximately $15,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Series Spangler property.

  Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

  We will reimburse the manager for offering expenses actually incurred for the Arrived Series Spangler offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

  We will pay the manager a sourcing fee for the costs involved in sourcing the property and preparing it for investment.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Series Spangler offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Series Spangler, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Arrived Series Spangler property using cash advanced by the manager. In exchange for the cash advanced by the manager, the series  has issued a promissory note to the manager in the amount of $415,800.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

Arrived Series Tomlinson

The total cost to acquire and improve the Arrived Series Tomlinson property, including applicable fees, expenses and reserves is $292,990.

We estimate that the gross proceeds of the offering of Arrived Series Tomlinson interests will be approximately $292,990, assuming the full amount of the offering is sold, and will be used in the following order of priority of payment:

Uses	Amount	Percentage of Gross Proceeds
Acquisition of Property(1)	$245,000	83.62%
Property Improvements (2)	$10,000	3.41%
Operating & Capital Reserves	$12,250	4.18%
Brokerage Fee	$2,930	1.00%
Acquisition Expenses (3)	$4,100	1.40%
Offering Expenses(4)	$5,860	2.00%
Financing & Holding Costs	$4,280	1.46%
Sourcing Fee(5)	$8,570	2.93%
Total Fees & Expenses	$21,630	7.38%
Total Proceeds	$292,990	100.00%

  Arrived Series Tomlinson acquired the Arrived Series Tomlinson property for $245,000 from an unaffiliated, third-party seller in accordance with one of the acquisition methods discussed above.

  The manager plans for the Arrived Series Tomlinson property to incur approximately $10,000 of costs related to certain renovation projects or capital expenditures related to our acquisition of the Arrived Series Tomlinson property.

  Estimated amount which includes but is not limited to legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs.

  We will reimburse the manager for offering expenses actually incurred for the Arrived Series Tomlinson offering in an amount up to 2% of gross offering proceeds. Our manager will be responsible for any offering expenses above this amount.

  We will pay the manager a sourcing fee for the costs involved in sourcing the property and preparing it for investment.

Acquisition Expenses, Operating Expenses and certain other costs that are advanced by the manager will be reimbursed out of the net proceeds of the Arrived Series Tomlinson offering.  See “Management Compensation—Reimbursement of Expenses”

Arrived Series Tomlinson, which will be offering its series interests pursuant to this offering circular, has completed the acquisition of, and payment for the Arrived Series Tomlinson property using cash advanced by the manager. In exchange for the cash advanced by the manager, the series  has issued a promissory note to the manager in the amount of $267,800.

The allocation of the net proceeds of this offering set forth above represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues, if any, and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and the proceeds of the offering. The manager reserves the right to modify the use of proceeds based on the factors set forth above.

MANAGEMENT

General

The manager of our company is Arrived Holdings, Inc., a Delaware corporation. The manager has established a board of directors for our company, consisting of two members, Ryan Frazier and Kenneth Cason.

The nature of our business to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which LLCs may be organized under the Delaware Limited Liability Company Act.

All of our directors and executive officers are employees of the manager. The executive offices of the manager are located at 1700 Westlake Ave N, Suite 200, Seattle, WA 98109  and the telephone number of the manager’s executive offices is (814) 277-4833.

Executive Officers and Directors

The following table sets forth certain information with respect to each of the directors and executive officers of the manager:

Executive Officer	Age	Position Held with our Company(1) (2)	Position Held with the Manager
Ryan Frazier	36	Chief Executive Officer and Director	Chief Executive Officer, President and Director
Sue Korn	54	Chief Financial Officer	Chief Financial Officer
Kenneth Cason	37	Chief Technology Officer and Director	Chief Technology Officer and Director
Alejandro Chouza	43	Chief Operating Officer	Chief Operating Officer

(1)	The terms in office of Mr. Frazier, Mr. Cason, and Mr. Chouza began upon the organization of our company on January 4, 2023. Ms. Korn's term in office began upon her appointment as CFO on January 11, 2024. The current executive officers and directors will serve in these capacities indefinitely, or until their successors are duly elected and qualified.

(2)	The executive officers of the manager are currently devoting a significant amount of their working time to the operations of our company to satisfy their respective responsibilities to the management of our company. Our officers will be working on a part-time basis for our business and are expected to devote at least forty (40) hours per month to the operations and management of our company.

Biographical Information

Set forth below is biographical information of our executive officers and directors.

Ryan Frazier, our Chief Executive Officer and a director, has served as the Chief Executive Officer, President, and a director of Arrived Holdings, Inc. since its inception in February 2019 and as CEO and director of our company since its inception. In 2011, Mr. Frazier co-founded and was the CEO of DataRank, Inc., a social media listening platform used by Fortune 500 companies, including Procter & Gamble, Coca Cola, and The Clorox Company, to garner insights from their consumers. Mr. Frazier led DataRank through a merger with Simply Measured, Inc. in 2015, and again through a merger with Sprout Social, Inc. in 2017, after which he acted in the role of General Manager, leading the integration of the Simply Measured, Inc. and Sprout Social businesses in Sprout Social’s Seattle office. Mr. Frazier is an alumnus of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in International Business.

Sue Korn has served as the Chief Financial Officer of Arrived Holdings, Inc. since January 2024. Ms. Korn began her career in equity research for diversified financial services companies at Kidder, Peabody in 1992, later moving to investment banking in Salomon Smith Barney's Financial Institutions Group in 1997. She joined Providian Financial in 1998 where she oversaw planning and analysis, data management and reporting for a $33 billion credit card business. In 2011 she transitioned to FinTech, bringing her financial expertise to companies such as Prosper Marketplace (FP&A and back office operations), LendingClub (marketplace operations and treasury), and Oportun (FP&A and accounting) and was co-founder/CFO/Head of Operations for online lender Vouch Financial. Ms. Korn graduated from Colby College with a B.A. in Philosophy/Math in 1991 and earned her M.B.A from Kellogg Graduate School of Management at Northwestern University in 1997 with majors in Finance, Management and Strategy and Organizational Behavior. She has held the Chartered Financial Analyst® designation since 1998.

Kenneth Cason, our Chief Technology Officer and a director, has served as the Chief Technology Officer and director of Arrived Holdings, Inc. since its inception in February 2019. Beginning in 2011, Mr. Cason served as the Co-Founder and Chief Technology Officer of DataRank, Inc. Mr. Cason worked extensively to help design and build large scale data collection, processing, and search systems. He remained employed with DataRank through two mergers; first with Simply Measured, Inc., in 2015, and then again with Sprout Social in 2017. During both mergers he worked to lead and integrate each company’s tech stack. Mr. Cason is an alumni of Y Combinator, S13, and he graduated from the University of Arkansas in 2010 with a B.S. in Computer Science and also received Associate degrees in Mathematics, Japanese and Chinese.

Alejandro Chouza, our Chief Operating Officer, has served as the Chief Operating Officer of Arrived Holdings, Inc. since its inception in February 2019. Mr. Chouza was previously the VP of Operations of Oyo Rooms beginning in May 2019. Prior to that, Mr. Chouza was the Regional General Manager of Uber Technologies, Inc., from September 2014 through May 2019, where he launched and managed operations in Mexico and the Northwest USA markets. Mr. Chouza graduated with a B.S. from Babson College and an M.B.A. from The Wharton School of the University of Pennsylvania.

There are no arrangements or understandings known to us pursuant to which any director was or is to be selected as a director or nominee. There are no agreements or understandings for any executive officer or director to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee.

The Manager and the Operating Agreement

The manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The manager and its officers will not be required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

The manager will perform its duties and responsibilities pursuant to the operating agreement. The manager will maintain a contractual, as opposed to a fiduciary relationship, with us and our investors. Furthermore, we have agreed to limit the liability of the manager and to indemnify the manager against certain liabilities.

The operating agreement further provides that our manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting our company, any series of interests or any of the interest holders and will not be subject to any different standards imposed by the operating agreement, the LLC Act or under any other law, rule or regulation or in equity.  In addition, the operating agreement provides that our manager will not have any duty (including any fiduciary duty) to our company, any series or any of the interest holders.

Our manager has not-sponsored any prior real estate investment programs. Accordingly, this offering circular does not contain any information concerning prior performance of our manager and its affiliates, which means that you will be unable to assess any results from their prior activities before deciding whether to purchase interests in our series.

Responsibilities of the Manager

The responsibilities of the manager include:

●	Investment Advisory, Origination and Acquisition Services such as approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	Offering Services such as the development of our series offerings, including the determination of their specific terms;

●	Management Services such as investigating, selecting, and, on our behalf, engaging and conducting business with such persons as the manager deems necessary to the proper performance of its obligations under the operating agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, property managers and any and all persons acting in any other capacity deemed by the manager necessary or desirable for the performance of any of the services under the operating agreement;

●	Accounting and Other Administrative Services such as maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements, and managing and performing the various administrative functions necessary for our day-to-day operations;

●	Investor Services such as managing communications with our investors, including answering phone calls, preparing and sending written and electronic reports and other communications;

●	Financing Services such as monitoring and overseeing the service of our debt facilities and other financings, if any; and

●	Disposition Services such as evaluating and approving potential asset dispositions, sales or liquidity transactions.

Management Compensation

Pursuant to the operating agreement, the manager, or affiliated entities, may receive fees and expense reimbursements for services relating to our series offerings and the investment and management of our series properties. The items of compensation are summarized in the following table:

Form of Compensation	Description	Estimated Amount as of June 30, 2024

Asset Management Fee	Each series will pay the manager an annual asset management fee equal to six tenths of a percent (0.6%) of the purchase price of the series property for that series. This fee will be paid out of the net operating rental income of a series on a quarterly basis. To the extent leverage is utilized to acquire a series property, the asset management fee will be calculated on the actual amount of the purchase price of the property, which may be greater than the maximum offering amount of that series.	$63,799

Property Management Fee	To the extent that a property manager is paid a fee less than the eight percent (8%) charged to a series, the manager will receive the difference as income. Property management fees will be negotiated with a local property manager on a case-by case, arms’ length basis.	$30,054

Sourcing Fee	Each series will pay the manager a sourcing fee equal to three and five tenths percent (3.5%) of the purchase price of the series property for that series. The sourcing fee will cover the costs involved in sourcing the property and preparing it for investment.	$767,380

Interest Payments/Repayment of Advances and Loans	The manager may receive interest payments on loans and advances it makes to a series, which may include advances it may make with respect to the initial payment of the equity portion of a property acquisition and mortgage loans it may make if a third party loan is not available. Such advances and loans are expected to be repaid from the net proceeds of a series offering. See “Description of Business⸺Acquisition Mechanics.”	$0

Reimbursement of Expenses	Organization and Offering Expenses. We will reimburse the manager for out-of-pocket expenses in connection with our organization and offering (up to a maximum of two percent (2%) of the gross offering proceeds per series offering), our operations and the acquisition of properties and in connection with third parties providing services to us. This does not include the manager’s overhead, employee costs borne by the manager, utilities or technology costs. Other Expenses. See “Reimbursement of Expenses” below.	$520,385

Property Disposition Fee	To the extent that the actual property disposition fees are less than the amount charged to a series, the manager will receive the difference as income. We expect to charge each series a market rate disposition fee in the range of six percent (6%) to seven percent (7%) of a property sale price, our estimation of what actual disposition fees should total. Actual disposition fees, which cover property sale expenses such as brokerage commissions, and title, escrow and closing costs, are determined by local customary real estate market practices and applicable laws.	$0

Fees from Other Services – Affiliates of the Manager	We may retain third parties, including certain of the manager’s affiliates, for necessary services relating to our investments or our operations, including any administrative services and construction, brokerage, leasing, development, property oversight and other property management services. Any such arrangements will be at market terms and rates.	$177,500

Interest Payment – Insured Cash Operating Account	The manager maintains operating accounts for each series with a third-party bank and will be entitled to receive interest on the cash balances in such accounts. The interest payments will vary based on market rates and the amount of cash balances in such accounts from time to time.	$0

Management Compensation by Series

The table below sets forth the total amounts of certain fees paid to the manager by each series as of June 30, 2024:

Series	Sourcing Fee	Asset Management Fee	Property Management Fee
Antares	$10,850	$1,085	$514
Aramis	10,500	1,050	513
Arkoma	8,290	830	288
Arya	6,300	630	228
Aspen	9,370	803	140
Athos	10,150	1,015	579
Barclay	10,740	1,075	476
Bean	10,240	1,025	547
Bennett	7,400	635	170
Benny	8,920	765	423
Bluebell	10,500	1,050	598
Bowling	7,280	624	-
Bradford	10,670	1,068	502
Brookwood	9,810	842	187
Bryant	9,790	840	564
Caden	8,750	750	207
Camellia	8,920	765	-
Caterpillar	10,500	1,050	180
Chilhowee	11,330	972	793
Claremore	8,200	704	356
Collinison	10,530	903	552
Cordero	8,920	765	597
Cristalino	10,850	930	530
Ellie	10,030	1,003	599
Emelina	8,750	750	388
Ethan	6,750	579	251
Frances	9,720	417	421
Glenncrest	10,150	(290	508
Gordon	8,920	893	404
Haikey	8,560	734	399
Hamblen	8,960	769	544
Hancock	9,450	810	508
Hardman	13,560	1,163	774
Haven	6,470	555	256
Haverhill	8,210	704	315
Haybridge	12,600	1,080	390
Hedgecrest	12,600	1,080	269
Helmerich	8,900	763	408
Hermanos	10,850	930	471
Holmes	6,170	529	209
Johnson	-	-	-
Keystone	12,130	1,040	526
Laurel	11,730	168	525
Layla	11,320	1,133	397
Liberty	8,750	875	499
Lithonia	9,900	849	74
Lola	10,530	1,054	534

Lucas	8,920	893	542
Macomber	9,620	963	595
Mallard	7,280	728	418
Marcy	6,300	630	134
Meridian	9,270	928	312
Montgomery	7,170	275	228
Northbrook	9,860	846	245
Northridge	9,440	810	131
Oakland	-	(461	340
Palmore	7,000	600	191
Pebblestone	11,770	1,009	470
Perdita	11,630	1,164	538
Phoebe	9,660	(276	251
Pongo	11,630	1,164	586
Portsmouth	7,450	639	386
Rachel	10,100	433	264
Ratliff	11,170	1,117	343
Riverwood	10,080	1,008	163
Roanoke	11,720	1,173	896
Ross	11,650	500	613
Sansa	6,300	630	244
Sedgefield	-	-	275
Sheezy	8,150	699	446
Sherwood	6,120	613	223
Summerglen	8,460	687	478
Tansel	11,420	1,143	569
Thomas	7,670	658	189
Tytus	9,100	910	523
Vanzant	12,420	533	489
Watson	6,170	529	250
Westhaven	8,920	765	620
Wheeler	7,280	624	372
Williamson	9,970	998	538
Woodland	5,600	560	202
Woodwind	8,920	765	169
Wynde	8,750	750	494
Wyndhurst	10,890	467	528
Zane	5,700	571	192
	$767,380	$63,799	$33,054

Reimbursement of Expenses

Because the manager’s personnel will perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the manager will be reimbursed for the documented cost of performing such tasks.  We will also pay all fees, costs and expenses of the series, and of our company as applicable, other than those specifically required to be borne by the manager under the operating agreement. These expenses include, but are not limited to:

●	expenses associated with the listing of our interests (or any other securities of our company) on a securities exchange or alternative trading system (“ATS”), if applicable, or with the formation of our company or any series or subsidiary thereof and the offering, issuance and distribution of our interests (or any other securities of our company), such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

●	expenses in connection with the transaction costs incident to the acquisition, origination, disposition and financing of our properties;

●	expenses of organizing, revising, amending, converting, modifying or terminating our company or any series or subsidiary thereof;

●	costs associated with the establishment and maintenance of any credit facilities, repurchase agreements, and securitization vehicles or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs);

●	expenses connected with communications to any lenders and holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with any lenders and holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the Commission, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our interests on any exchange, the fees payable by us to any such exchange in connection with its listing, and costs of preparing, printing and mailing our annual report to our investors and proxy materials with respect to any meeting of our investors;

●	expenses incurred by managers, officers, personnel and agents of the manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of the manager in connection with the purchase, origination, financing, refinancing, sale or other disposition of a property;

●	costs and expenses incurred with respect to market information systems and publications, pricing and valuation services, research publications and materials, and settlement, clearing and custodial fees and expenses;

●	compensation and expenses of our custodian and transfer agent, if any;

●	all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of properties, including appraisal, reporting, audit and legal fees;

●	all costs and expenses relating to the development and management of our website

●	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise), including any costs or expenses incurred in connection therewith, against us or any subsidiary, or against any trustee, director or executive officer of us or of any subsidiary in his or her capacity as such for which we or any subsidiary is required to indemnify such trustee, director or executive officer by any court or governmental agency; and

●	all other expenses actually incurred by the manager (except as described below) which are reasonably necessary for the performance by the manager of its duties and functions under the operating agreement.

However, to the extent the manager advances the fees, costs and expenses that it is not obligated to pay under the operating agreement, our company will reimburse the manager for such fees, costs and expenses. Expense reimbursements shall be payable monthly in cash.

Indemnification of the Manager

The operating agreement provides that none of our manager, any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our manager nor persons acting at the request of our company in certain capacities with respect to other entities will be liable to our company, any series or any interest holders for any act or omission taken by them in connection with the business of our company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each series will indemnify these persons out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving our company or such series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Term and Removal of the Manager

The operating agreement provides that the manager will serve as the manager for an indefinite term, and that the manager may be removed as manager of our company and each series of interests in very limited circumstances. Members of the Company by their super majority vote (an affirmative vote of the holders of the Company’s outstanding membership interests of all series representing at least two-thirds of the total votes eligible to be cast, voting together as a single class) may remove the manager at any time following a non-appealable judgment of a court of competent jurisdiction which finds that the manager has committed fraud in connection with our company or a series of interests which has a material adverse effect on the Company. Additionally, the manager may choose to withdraw as the manager, under certain circumstances.

In the event that the manager is removed, the plurality of members of the Company may appoint a replacement managing member or approve the liquidation, dissolution and termination of the Company and each of the series in accordance with the operating agreement.

The manager may assign its rights under the operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates without the approval of our investors so long as the manager remains liable for any such affiliate’s performance.

The manager may withdraw as the manager if we become required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event.

In the event of the removal of the manager, the manager will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The manager will determine whether any succeeding manager possesses sufficient qualifications to perform the management function. Other than any accrued fees payable to the manager, no additional compensation will be paid to the manager in the event of the removal of the manager.

Manager Affiliates

Our manager controls seven affiliated entities also conducting offerings under Tier 2 of Regulation A:

Arrived Homes, LLC – Arrived Homes, LLC was formed on July 13, 2020 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes, LLC.

Arrived Homes II, LLC – Arrived Homes II, LLC was formed on February 2, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes II, LLC.

Arrived Homes 4, LLC – Arrived Homes 4, LLC was formed on July 28, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes 4, LLC.

Arrived Homes 5, LLC – Arrived Homes 5, LLC was formed on July 12, 2024 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived Homes 5, LLC.

Arrived STR, LLC – Arrived STR, LLC was formed on July 11, 2022 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR, LLC.

Arrived STR 2, LLC– Arrived STR 2, LLC was formed on January 12, 2023 as a Delaware series limited liability company to permit public investment in individual real estate properties that will be owned by individual series of Arrived STR 2, LLC.

Arrived SFR Genesis Fund, LLC– Arrived SFR Genesis Fund, LLC was formed on May 1, 2023 as a Delaware limited liability company, to originate, invest in and manage a diversified portfolio of single family residential real estate properties.

Arrived Debt Fund, LLC – Arrived Debt Fund, LLC was formed on December 21, 2023 as a Delaware limited liability company to invest in and manage a diversified portfolio of residential real estate investments.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our company. Each of our executive officers, who are also executive officers of the manager, manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, services acquired properties and monitors the performance of these properties to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the manager, from the manager. We do not intend to pay any compensation to these individuals.

Compensation of the Manager

The manager will receive compensation and reimbursement for costs incurred relating to this and other offerings (e.g., Offering Expenses and Acquisition Expenses) as discussed above. Neither the manager nor any of its affiliates will receive any selling commissions or dealer manager fees in connection with this or other series offerings. See “Plan of Distribution and Subscription Procedure—Fees and Expenses” and “Use of Proceeds to Issuer” for further details.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Our company is managed by Arrived Holdings, Inc., the manager, who will also be the manager of all of our series. The manager currently does not own, and at the closing of each series offering is not expected to own, any of the interests in any series.

No executive officers and directors beneficially own more than 10% of any series of our company. Additionally, no other security holders beneficially own more than 10% of any series of our company.

The manager or an affiliate of the manager may purchase interests in any series of our company on the same terms as offered to investors. No brokerage fee will be paid on any interests purchased by the manager or its affiliates. Additionally, the manager may acquire interests in any series of our company in the event that a promissory note issued to the manager in connection with the acquisition of a series property, if outstanding, is not repaid on or prior to its maturity date, at which point, the outstanding balance of the promissory note will be converted into series interests under the same terms as in the applicable series offering.

The address of Arrived Holdings, Inc. is 1700 Westlake Ave N, Suite 200, Seattle, WA 98109.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since our formation in January 2023, we have entered into a number of transactions in which we were a participant and the amount involved exceeded or exceeds the lesser of $120,000 and one percent of the average of our total assets as of the date of formation, and in which any related person had a direct or indirect material interest (other than compensation described under “Compensation of Directors and Executive Officers”). See “The Series Properties Being Offered” for a description of the manager’s involvement in the purchase of properties on the relevant series’ behalf and the subsequent issuance of promissory notes by the series to the manager. See “Management—Management Compensation” for a description of the fees paid to the manager. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with such transactions were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions. With respect to the additional series that will be offering their interests by way of this offering circular and other future series, their properties will be acquired in accordance with one of the acquisition methods discussed in the section titled “Description of Business⸺Acquisition Mechanics.” Therefore, the manager is expected to continue to receive interest income from loans to the multiple series.

DESCRIPTION OF THE SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, our operating agreement, the series designations, and the subscription agreements relating to the purchase of the interests offered hereby, which are attached as exhibits to the offering statement of which this offering circular forms a part. This summary is qualified in its entirety by reference to the detailed provisions of those documents which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the operating agreement, the series designations or the subscription agreements, as applicable, the provisions of the operating agreement, the series designations or the subscription agreements, as applicable, shall apply. Capitalized terms used in this summary (and elsewhere in this offering circular) that are not defined herein shall have the meanings ascribed thereto in the operating agreement.

Description of the Interests

Our company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act. The purchase of membership interests in a series of our company is an investment only in that particular series and not an investment in our company as a whole. In accordance with the LLC Act, each series is, and any other series if issuing interests in the future will be, a separate series of our company and not in a separate legal entity. Our company has not issued, and does not intend to issue, any class of any series interests entitled to any preemptive, preferential or other rights that are not otherwise available to the holders purchasing interests in connection with any offering.

Subject to the provisions of the operating agreement, the manager can cause our company to establish one or more series of our company through the creation of a written series designation for each new series. A series designation relates solely to the series established thereby and shall not be construed: (i) to affect the terms and conditions of any other series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests associated with any other series, or the members associated therewith. The terms and conditions for each series are as set forth in the operating agreement and in the series designation, as applicable. Upon approval of any series designation by the manager, the series designation is attached to the operating agreement as an exhibit. The series designation establishing a series may: (i) specify a name or names under which the business and affairs of such series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of interests of such series and the members associated therewith (to the extent such terms differ from those set forth in the operating agreement); and (iii) designate or authorize the designation of specific officers to be associated with such series.

Title to the properties will be held by the applicable series of our company or through a limited liability company which will be a wholly-owned subsidiary of the applicable series. We intend that each series will own a single property. We do not anticipate that any of the series will acquire any properties other than their respective property. New series will be formed and will issue their own interests for future properties. An investor who invests in an offering of a series will not have any indirect interest in any property of any other series unless the investor also participates in a separate series offering associated with that other property.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the closing of an offering for a series, the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, our company expects the manager to maintain separate, distinct records, and bank accounts, for each series and its associated assets and liabilities. As such, the assets of a series include only the property associated with that series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our company generally where the assets of such other series or of our company generally are insufficient to meet our company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. Our company intends for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant property will be held by, or for the benefit of, the relevant series.

All of the series interests offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the series interests, as determined by the manager, the holders of such series interests will not be liable to our company to make any additional capital contributions with respect to such series interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of series interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any interests and no preferential rights to distributions.

The series described in this offering circular will use the proceeds of the respective offerings to repay any promissory notes issued to the manager or loans taken out or payments made by the manager to acquire their respective properties pursuant to the respective purchase and sale agreements, as well as pay certain fees and expenses related to the property acquisitions and each offering (please see the “Use of Proceeds to Issuer” sections for each offering for further details). An investor in an offering will acquire an ownership interest in the series interests related to that offering and not, for the avoidance of doubt, in (i) our company, (ii) any other series, (iii) the manager, (iv) the Arrived platform or (v) the property associated with the series or any property owned by any other series.

Further Issuance of Interests

The operating agreement provides that our company may issue interests of each series to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The manager, in its sole discretion, has the option to issue additional interests (in addition to those issued in connection with any offering) on the same terms as the interests of applicable series being offered hereunder as may be required from time to time in order to pay any operating expenses related to the applicable property.

Distribution Rights

The manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to interest holders except as otherwise limited by law or the operating agreement.

“Free Cash Flow” consists of the net income (as determined under GAAP), including property rental income, generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the property related to such series. The manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the series.

Our company expects the manager to make distributions of any Free Cash Flow on a semi-annual basis as set forth below. However, the manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion. Investors will be required to update their personal information on a regular basis to make sure they receive all allocated distributions.

Any Free Cash Flow generated by a series from the utilization of the property related to such series shall be applied within the series in the following order of priority:

●	repay any amounts outstanding under Operating Expenses Reimbursement Obligations (as defined below) plus accrued interest;

●	thereafter to create such reserves as the manager deems necessary, in its sole discretion, to meet future operating expenses; and

●	thereafter by way of distribution to interest holders of such series (net of corporate income taxes applicable to the series), which may include the manager or any of its affiliates.

No series will distribute a property in kind to its interest holders.

If the Operating Expenses exceed the amount of revenues generated from a series property and cannot be covered by any Operating Expense reserves on the balance sheet of such series property, the manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the applicable series, on which the manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by such series property (which we refer to as “Operating Expenses Reimbursement Obligation(s)”), and/or (c) cause additional interests to be issued in such series in order to cover such additional amounts.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years. Under the LLC Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series. For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

Redemption Provisions

The interests are not redeemable.

Registration Rights

There are no registration rights in respect of the interests.

Voting Rights

The manager is not required to hold an annual meeting of interest holders. The operating agreement provides that meetings of interest holders may be called by the manager and a designee of the manager shall act as chairman at such meetings. The investor does not have any voting rights as an interest holder in our company or a series except with respect to:

(i) the removal of the manager;

(ii) the dissolution of our company upon the for-cause removal of the manager, and

(iii) an amendment to the operating agreement that would:

a. enlarge the obligations of, or adversely effect, an interest holder in any material respect;

b. reduce the voting percentage required for any action to be taken by the holders of interests in our company under the operating agreement;

c. change the situations in which our company and any series can be dissolved or terminated;

d. change the term of our company (other than the circumstances provided in the operating agreement); or

e. give any person the right to dissolve our company.

When entitled to vote on a matter, each interest holder will be entitled to one vote per interest held by it on all matters submitted to a vote of the interest holders of an applicable series or of the interest holders of all series of our company, as applicable. The removal of the manager as manager of our company and all series must be approved by a Super Majority Vote, that is, an affirmative vote of holders of interests of all series representing at least two thirds of the total votes that may be cast by all outstanding interests, voting together as a single class. All other matters to be voted on by the interest holders must be approved by a majority of the votes cast by interest holders in any series of our company present in person or represented by proxy.

The consent of the holders of a majority of the interests of a series is required for any amendment to the operating agreement that would adversely change the rights of the interest holders in such series, result in mergers, consolidations or conversions of such series and for any other matter as the manager, in its sole discretion, determines will require the approval of the holders of the interests of a series voting as a separate class.

The manager or its affiliates (if they hold series interests) may not vote as an interest holder in respect of any matter put to the interest holders. However, the submission of any action of our company or a series for a vote of the interest holders shall first be approved by the manager and no amendment to the operating agreement may be made without the prior approval of the manager that would decrease the rights of the manager or increase the obligations of the manager thereunder.

The manager has broad authority to take action with respect to our company and any series. See “Management” for more information. Except as set forth above, the manager may amend the operating agreement without the approval of the interest holders to, among other things, reflect the following:

●	the merger of our company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

●	a change that the manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

●	a change that the manager determines to be necessary, desirable or appropriate to facilitate the trading of interests;

●	a change that the manager determines to be necessary or appropriate for our company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

●	an amendment that the manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent our company, the manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

●	any amendment that the manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

●	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

●	any amendment that the manager determines to be necessary or appropriate for the formation by our company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

●	a change in the fiscal year or taxable year and related changes; and

●	any other amendments which the manager deems necessary or appropriate to enable the manager to exercise its authority under the Agreement.

In each case, the manager may make such amendments to the operating agreement provided the manager determines that those amendments:

●	do not adversely affect the interest holders (including any particular series as compared to other series) in any material respect;

●	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

●	are necessary or appropriate to facilitate the trading of interests, to comply with any rule, regulation, guideline or requirement of any securities exchange on which the interests may be listed for trading, compliance with any of which the manager deems to be in the best interests of our company and the interest holders;

●	are necessary or appropriate for any action taken by the manager relating to splits or combinations of interests under the provisions of the operating agreement; or

●	are required to effect the intent expressed in this offering circular or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Furthermore, the manager retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of property of each series.

Liquidation Rights

The operating agreement provides that our company shall remain in existence until the earlier of the following: (i) the election of the manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our company; (iii) the entry of a decree of judicial dissolution of our company; (iv) at any time that our company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all interest holders of our company following the for-cause removal of the manager. Under no circumstances may our company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the interests in the profits of our company).

A series shall remain in existence until the earlier of the following: (i) the dissolution of our company, (ii) the election of the manager to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act. Under no circumstances may a series be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the interests in the profits of the series).

Upon the occurrence of any such event, the manager (or a liquidator selected by the manager) is charged with winding up the affairs of the series or our company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series or our company as a whole, as applicable, the property will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation (as defined in the operating agreement)), and thereafter, (iii) to the interest holders of the relevant series, allocated pro rata based on the number of interests held by each interest holder (which may include the manager, any of its affiliates and sellers of the properties and which distribution within a series will be made consistent with any preferences which exist within such series).

Restrictions on Ownership and Transfer

The interests of each series are subject to restrictions on transferability. An interest holder may not transfer, assign or pledge its interests if such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the series or more than 500 beneficial owners of the series that are not “accredited investors,” (b) the assets of the series being deemed “plan assets” for purposes of ERISA, (c) such interest holder holding in excess of 9.8% of the series, (d) a change of US federal income tax treatment of our company or the series, or (e) our company, the series or the manager being subject to additional regulatory requirements. The transferring interest holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such transfer is completed) including any legal fees incurred by our company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The manager or its affiliates will acquire interests in each series for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this offering circular), transfer these interests, either directly or through brokers, via the Arrived platform or otherwise.

Additionally, unless and until the interests of our company are listed or quoted for trading, there are restrictions on the holder’s ability to pledge or transfer the interests. There can be no assurance that we will, or will be able to, register the interests for resale and there can be no guarantee that a liquid market for the interests will develop. Therefore, investors may be required to hold their interests indefinitely. Please refer to the operating agreement and the subscription agreement for additional information regarding these restrictions. To the extent certificated, the interests issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Restrictions of Transfers related to REIT Qualification

In order for us to qualify as a REIT under the Internal Revenue Code, interests of each series must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, under Section 856(h) of the Internal Revenue Code, a REIT cannot be “closely held.” In this regard, not more than 50% of the value of a series interests may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). See the section entitled “U.S. Federal Income Tax Considerations” in this offering circular for further discussion on this topic.

The relevant sections of the operating agreement provide that, after the completion of an offering of series interests and subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (in value or number of interests, whichever is more restrictive) of the aggregate of our outstanding interests or total capital stock or more than 9.8% (in value or number of interests, whichever is more restrictive) of a series interests; we refer to these limitations as the “ownership limits.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause interests actually or constructively by a group of related individuals or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% in value of the aggregate of our outstanding interests or total capital stock of a series and 9.8% (in value or in number of interests, whichever is more restrictive) of any series (or the acquisition of an interest in an entity that owns, actually or constructively, stock by an individual or entity) could, nevertheless, cause that individual or entity, or another individual or entity, to violate the ownership limits.

Our manager may, upon receipt of certain representations, undertakings and agreements and in its sole discretion, exempt (prospectively or retroactively) any person from the ownership limits and establish a different limit, or excepted holder limit, for a particular person if the person’s ownership in excess of the ownership limits will not then or in the future result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the person’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT. In order to be considered by our manager for exemption, a person also must not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.9% interest in the tenant unless the revenue derived by us from such tenant is sufficiently small that, in the opinion of our manager, rent from such tenant would not adversely affect our ability to qualify as a REIT. The person seeking an exemption must provide such representations and undertakings to the satisfaction of our manager that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer to a trust of the interests causing the violation. As a condition of granting an exemption or creating an excepted holder limit, our manager may, but is not be required to, obtain an opinion of counsel or private ruling from the Service satisfactory to our manager with respect to our qualification as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting an exemption from the ownership limits or establishing an excepted holder limit or at any other time, our manager may increase or decrease the ownership limits. Any decrease in the ownership limits will not be effective for any person whose percentage ownership of a series interests is in excess of such decreased limits until such person’s percentage ownership of the series interests equals or falls below such decreased limits (other than a decrease as a result of a retroactive change in existing law, which will be effective immediately), but any further acquisition of the series’ interests in excess of such percentage ownership will be in violation of the applicable limits. Our manager may not increase or decrease the ownership limits if, after giving effect to such increase or decrease, five or fewer persons could beneficially own or constructively own in the aggregate more than 49.9% in value of the interests of a series then outstanding. Prior to any modification of the ownership limits, our manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT.

The operating agreement further prohibits:

●	any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, stock that would result in us failing the “closely held” test under Section 856(h) of the Internal Revenue Code (without regard to whether the investor’s interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

●	any person from transferring a series interests if such transfer would result in a series interests being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of a series’ interests that will or may violate the ownership limits or any of the other foregoing restrictions on ownership and transfer of a series interests will be required to immediately give written notice to us or, in the case of a proposed or attempted transaction, give at least 15 days’ prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The ownership limits and the other restrictions on ownership and transfer of a series interests will not apply if our manager determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with the restrictions on ownership and transfer of our interests is no longer required in order for us to qualify as a REIT.

If any transfer of a series interests would result in the series interests being beneficially owned by fewer than 100 persons, such transfer will be void from the time of such purported transfer and the intended transferee will acquire no rights in such interests. In addition, if any purported transfer of a series interests or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem interests, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of the outstanding interests of a series, will be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of such owner, the number of interests that the person beneficially owns and a description of the manner in which such interests are held. Each such owner will be required to provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each will, upon demand, be required to provide to us such information as we may request, in good faith, in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These restrictions on ownership and transfer of our interests could delay, defer or prevent a transaction or a change in control that might involve a premium price for our interests or otherwise be in the best interest of our investors.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing interests, the investor will be admitted as a member of our company and will be bound by the provisions of, and deemed to be a party to, the operating agreement. Pursuant to the operating agreement, each investor grants to the manager a power of attorney to, among other things, execute and file documents required for our company’s qualification, continuance or dissolution. The power of attorney also grants the manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series will be managed under the direction of the manager. The manager has the power to appoint the officers and such officers have the authority to exercise the powers and perform the duties specified in the operating agreement or as may be specified by the manager.

Our company may decide to enter into separate indemnification agreements with the directors and officers of our company or the manager. If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Exclusive Jurisdiction; Waiver of Jury Trial; Federal Securities Law Exceptions

Any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal securities laws allow or require that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the operating agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the operating agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required or permitted by applicable federal law, a federal court of the United States. If an interest holder were to bring a claim against our company or the manager pursuant to the operating agreement and such claim were governed by state law, it would have to bring such claim in the Delaware Court of Chancery.

The operating agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought. The exclusive forum provisions spelled out in the operating agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law. See “Risk Factors—Risks Related of Ownership of Our interests--Any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts. The operating agreement, to the fullest extent permitted by applicable law, provides for investors to waive their right to a jury trial.” Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the operating agreement with a jury trial. No condition, stipulation or provision of the operating agreement or our interests serves as a waiver by any or beneficial owner of our interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, our company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and our company believes that the provision does not impact the rights of any or beneficial owner of our interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions apply to investors who purchase interests in the series offerings directly from our company as well as to purchasers who may buy series interests in the secondary market, as they, as well, will become series members whose rights vis a vis the interests will be governed according to the terms of the operating agreement

Listing

The interests are not currently listed or quoted for trading on any national securities exchange, national quotation system or alternative trading system.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to each of the series’ qualification and taxation as a REIT and the acquisition, holding, and disposition of interests. For purposes of this section, references to “we,” “us” or “our company” means each of the series, individually, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our interests;

●	subchapter S corporations;

●	U.S. investors who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	REITs;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our interests through the exercise of employee stock options or otherwise as compensation;

●	persons holding our interests as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment;

●	non-corporate taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code;

●	persons holding our interests through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in our company;

●	tax exempt organizations, except to the extent discussed below in “—Treatment of Tax Exempt U.S. investors;” and

●	non-U.S. persons (as defined below), except to the extent discussed below in “—U.S. Taxation of Non-U.S. investors.”

Except to a limited extent noted below, this summary does not address state, local or non-U.S. tax considerations. This summary assumes that investors will hold our interests as capital assets, within the meaning of Section 1221 of the Internal Revenue Code, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our interests who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. investor is a beneficial owner of our interests who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Internal Revenue Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our interests who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. investor is a beneficial owner of our interests who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR INTERESTS DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR INTERESTS TO ANY PARTICULAR INVESTOR WILL DEPEND ON THE INVESTOR’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR INTERESTS.

Taxation of Our Company

We intend to treat each series as a separate business entity for U.S. federal income tax purposes and the series LLC organization as a non-entity for U.S. federal income tax purposes.  The IRS has issued proposed Treasury Regulations that provide that each individual series of a domestic series LLC organization will generally be treated as a separate entity formed under local law, with each such individual series' classification for U.S. federal income tax purposes determined under general tax principles and the entity classification (also known as the "check-the-box") rules.  Even though the proposed Treasury Regulations are not currently effective, they would require taxpayers that do not adopt their approach with respect to a series LLC formed after the date of the proposed Treasury Regulations to change their treatment of such series LLC once such regulations are finalized, potentially subjecting those taxpayers to substantial costs.  Although the proposed Treasury Regulations effectively penalize taxpayers that do not adopt this approach there can be no assurance as to whether the proposed Treasury Regulations will be finalized in their current form or at all.  Although not expected based on the proposed Treasury Regulations, if the IRS were to adopt a different approach than the one adopted in the proposed Treasury Regulations and successfully challenge our treatment of a series as a separate business entity and the series LLC organization as a non-entity for U.S. federal income tax purposes, we expect that the series LLC organization would be treated as a single corporation that has elected and operated to be taxed as a REIT because we will have made an election for each series to be taxed as a corporation and each series will be organized and operated so as to qualify as a REIT for U.S. federal income tax purposes.  If the series LLC organization were so treated, the timing, amount and character of distributions to investors could be adversely impacted and the ability of the series LLC organization to be taxed as a REIT could be adversely impacted because the activity of each series would be aggregated as the activities of a single REIT.

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with the taxable year ending December 31, 2021. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to its investors if it meets the applicable REIT distribution and other requirements for qualification. We believe that we will be organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed ownership, organization and method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations (including with respect to matters that we may not control or for which it is not possible to obtain all the relevant facts) and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our investors. This treatment substantially eliminates the “double taxation” at the corporate and individual levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the individual level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

●	We will be subject to regular U.S. federal corporate tax on any undistributed income, including capital gain and undistributed cashless income such as accrued but unpaid interest.

●	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “— Foreclosure property” below.

●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

●	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

●	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our investors, as described below in “—Requirements for Qualification as a REIT.”

●	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

●	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 5-year period following their acquisition from the non-REIT corporation.

●	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, an investor would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the investor’s basis in their ownership of our interests.

●	We may own subsidiaries that will elect to be treated as TRSs and we may hold equity interests in our borrowers or other investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income or excise taxes will not be substantial. In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We intend to elect to be taxable as a REIT for U.S. federal income tax purposes for our taxable year ending December 31, 2023 and for all subsequent taxable years. In order to be so qualified, we must meet and continue to meet the requirements discussed below (or as in effect for prior years), relating to our organization, ownership, sources of income, nature of assets and distributions of income to investors.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable interests or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Internal Revenue Code;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6) in which, commencing with its second REIT taxable year, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Internal Revenue Code to include specified entities (the “5/50 Test”);

(7) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9) that uses the calendar year for U.S. federal income tax purposes, and complies with the record-keeping requirements of the Internal Revenue Code and the regulations promulgated thereunder; and

(10) that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

For purposes of condition (1), “directors” generally means persons treated as “directors” for purposes of the Investment Company Act, which we believe includes the manager. Our interests are generally freely transferable, and we believe that the restrictions on ownership and transfers of our interests do not prevent us from satisfying condition (2). We believe that the interests sold in our series offerings will allow us to timely comply with conditions (5) and (6). For purposes of determining stock ownership under condition (6) above, a certain stock bonus, pension, or profit sharing plan, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust generally are treated as holding interests of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

To monitor compliance with our ownership requirements, we are generally required to maintain records regarding the actual ownership of our interests. Provided we comply with these recordkeeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, the operating agreement provides restrictions regarding the ownership and transfer of our interests, which are intended to assist us in satisfying the ownership requirements described above.

For purposes of condition (9) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Internal Revenue Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, if a partnership in which we invest is audited, it may be required to pay the hypothetical increase in partner level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on the audit, unless the partnership elects an alternative method under which the taxes resulting from the adjustment (and interest and penalties) are assessed at the partner level. It is possible that partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our investors.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to investors who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. investors” and “—Annual Distribution Requirements.”

We may hold any equity interests we receive in our borrowers or certain other investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other interests of REITs, interest income derived from mortgage loans secured by real property or by interests in real property, and gains from the sale of real estate assets, including personal property treated as real estate assets, as discussed below (but not including certain debt instruments of publicly-offered REITs that are not secured by mortgages on real property or interests in real property), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, or (iii) we enter into the hedging transaction that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on debt we acquire as assets, or do not make proper tax identifications, as applicable, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT. No assurances can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

Rents from Real Property

We expect to acquire interests in real property (through majority-owned subsidiaries with rights to receive preferred economic returns) and may acquire other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease (determined based on the fair market values as of the beginning and end of the taxable year), then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits derived by any person from such real property. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of interests of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each quarter of our taxable year, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property or on interests in real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of stock or certain debt. Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset test. Third, of the assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of (x) $50,000 or (y) the amount determined by multiplying the net income generated during a specified period by the assets that cause the failure by the highest U.S. federal income tax rate applicable to corporations.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our investors in an amount at least equal to:

(a) the sum of:

●	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

●	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to investors of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our investors in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every of the class of interests with respect to which we make a distribution the same as every other of that class, and we must not treat any class of interests other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our interests, if there is more than one, and will seek to avoid dividend equivalent redemptions. If, however, we qualify as a “publicly offered REIT” (within the meaning of Section 562(c) of the Internal Revenue Code) in the future, the preferential dividend rules will cease to apply to us. In addition, the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been promulgated.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our investors include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our investors would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate interests.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT “ordinary income” for such year as defined in Section 4981(e)(1) of the Internal Revenue Code, (2) 95% of our REIT “capital gain net income” for such year as defined in Section 4981(e)(2) of the Internal Revenue Code and (3) 100% of any corresponding undistributed amounts from prior periods, we will be subject to a 4% nondeductible federal excise tax on the excess of such required distribution over the sum of amounts actually distributed plus retained income from such taxable year on which we paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, investors would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to investors in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and may be required to pay a penalty based on the amount of any deduction taken for deficiency dividends.

In the event that we undertake a transaction (such as a tax-free merger) in which we succeed to earnings and profits of a taxable corporation, in addition to the distribution requirements above we also must distribute such non-REIT earnings and profits to our investors by the close the taxable year of the transaction. Such additional dividends are not deductible against our REIT taxable income. We may be able to rectify a failure to distribute any such non-REIT earnings and profits by making distributions in a later year comparable to deficiency dividends noted above and paying an interest charge.

Liquidating distributions generally will be treated as dividends for purposes of the above rules to the extent of current earnings and profits in the year paid provided we complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to sell assets at unattractive prices, distribute unsold assets to a “liquidating trust” for the benefit of our investors, or terminate our status as a REIT. The U.S. federal income tax treatment of a beneficial interest in a liquidating trust would vary significantly from the U.S. federal income treatment of ownership of our interests.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. For purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if we hold the shared appreciation mortgage outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates).

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the highest U.S. federal corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to U.S. federal corporate income tax. Distributions to our investors in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our investors will generally be taxable as qualified dividend income. Subject to certain limitations, dividends in the hands of our corporate U.S. investors may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Investors

This section summarizes the taxation of U.S. investors that are not tax exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. investors out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. investors who receive dividends from taxable subchapter C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026 and subject to certain limitations, individuals and other non-corporate taxpayers may deduct up to 20% of “qualified REIT dividends.” Qualified REIT dividends eligible for this deduction generally will include our dividends received by a non-corporate U.S. investor that we do not designate as capital gain dividends and that are not qualified dividend income. If we fail to qualify as a REIT, such investors may not claim this deduction with respect to dividends paid by us.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. investors as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. investor has held our interests. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. investors will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. investors will increase their adjusted tax basis in our interests by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. investors may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. investors who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. investors who are individuals, to the extent of previously claimed depreciation deductions. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. investor to the extent that they do not exceed the adjusted tax basis of the U.S. investor’s interests in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these interests of interests. To the extent that such distributions exceed the adjusted tax basis of a U.S. investor’s interests, they will be treated as gain from the disposition of the interests and thus will be included in income as long-term capital gain, or short-term capital gain if the interests of interests have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses, subject to limitations, may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Our Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. investors and do not offset income of U.S. investors from other sources, nor do they affect the character of any distributions that are actually made by us.

Passive Activity Loss and Investment Interest Limitations; No Pass-Through of Losses

Dividends paid by us and gain from the disposition of our interests will not be treated as passive activity income and, therefore, U.S. investors will not be able to apply any “passive losses” against such income. With respect to non-corporate U.S. investors, our dividends (to the extent they do not constitute a return of capital) that are taxed at ordinary income rates will generally be treated as investment income for purposes of the investment interest limitation; however, net capital gain from the disposition of our interests (or distributions treated as such), capital gain dividends, and dividends taxed at net capital gains rates generally will be excluded from investment income except to the extent the U.S. elects to treat such amounts as ordinary income for U.S. federal income tax purposes. U.S. investors may not include in their own U.S. federal income tax returns any of our net operating or net capital losses.

Sales or Dispositions of Our Interests

In general, capital gains recognized by an investor that is not a dealer in securities upon the sale or disposition of our interests will be subject to tax at long-term capital gains rates, if such interests or interests were held for more than one year, and will be taxed at ordinary income rates if such interests of interests were held for one year or less. Gains recognized by U.S. investors that are corporations are subject to U.S. federal corporate income tax, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. investor upon the disposition of our interests held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the interests have not been held for more than one year) and are generally available only to offset capital gain income of the U.S. investor but not ordinary income. In addition, any loss upon a sale or exchange of our interests by a U.S. investor who has held the interests for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. investor as long-term capital gain.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. investor with respect to our interests will be treated first as a recovery of the investor’s basis in the interests of interests (computed separately for each block of interests) and thereafter as gain from the disposition of our interests. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a liquidating trust. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our interests, including the potential incurrence of income treated as UBTI.

Medicare Tax on Unearned Income

U.S. investors that are individuals, estates or trusts may be required to pay an additional 3.8% tax on, among other things, dividends on our interests (without regard to the 20% deduction on ordinary REIT dividends) and capital gains from the sale or other disposition of stock. U.S. investors should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our interests.

Treatment of Tax Exempt U.S. Investors

U.S. tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. investor has not held our interests as “debt financed property” within the meaning of the Internal Revenue Code (that is, where the acquisition or holding of a property is financed through a borrowing by the tax exempt) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to “excess inclusion income,” distributions from us and income from the sale of our interests generally should not give rise to UBTI to a tax exempt U.S. investor.

Tax exempt U.S. investors that are social clubs, voluntary employee benefit associations, or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), or (c)(17) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of a series; interests could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of a series’ interests, or (B) a group of pension trusts, each individually holding more than 10% of the value of a series’ interests, collectively owns more than 50% of such interests; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

Tax exempt U.S. investors are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our interests.

U.S. Taxation of Non-U.S. Investors

General

In general, non-U.S. investors will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our interests. In cases where a non-U.S. investor’s investment in our interests is, or is treated as, effectively connected with the non-U.S. investor’s conduct of a U.S. trade or business, dividend income received in respect of our interests and gain from the sale of our interests generally will be “effectively connected income” (“ECI”) subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. investor that is a corporation. Additionally, non-U.S. investors that are nonresident alien individuals who are present in the U.S. for 183 days or more during the taxable year and have a “tax home” in the U.S. are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our interests is not effectively connected to a U.S. trade or business of the non-U.S. investor and that the non-U.S. investor is not present in the U.S. for more than 183 days during any taxable year.

FIRPTA

Under the Foreign Investment in Real property Tax Act (“FIRPTA”), gains from U.S. real property interests (“USRPIs”) are generally treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. investor were a U.S. investor (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. investors. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, (i) our interests will not be a USRPI if we are “domestically-controlled,” (ii) our interests will not be a USRPI with respect to a selling non-U.S investor. if the interests sold are of a class that is regularly traded on an established securities market and the selling non-U.S. investor owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition or the period of our existence), or (iii) with respect to a selling non-U.S. investor that is a “qualified” (as described below) or (iv) with respect to a selling non-U.S. investor that is a “qualified foreign pension fund” (as described below).

A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s interests of interests or the period of the REIT’s existence), less than 50% in value of its outstanding interests of interests is held directly or indirectly by non-U.S. persons. For these purposes, a person holding less than 5% of our interests for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person.

Ordinary Dividends

The portion of dividends received by non-U.S. investors payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

Non-Dividend Distributions

A non-U.S. investor should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its interests. Instead, the excess portion of the distribution will reduce the adjusted basis of its interests. A non-U.S. investor generally will not be subject to U.S. federal income tax (but will be subject to withholding as described below) on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its interests unless our interests constitutes a USRPI and no other exception applies to the selling non-U.S. investor. If our interests is a USRPI, and no other exception applies to the selling non-U.S. investor, distributions in excess of both our earnings and the non-U.S. investor’s basis in our interests will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. investors in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. investor’s tax basis in our interests). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. investor, and may be refundable to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability. Even in the event our interests is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. investor may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the investor’s actual U.S. federal income tax liability.

Capital Gain Dividends and Distributions of FIRPTA Gains

Subject to the exceptions that may apply if our interests are regularly traded on an established securities market or if the selling non-U.S. investor is a “qualified” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. investors of gain attributable to the sale of a USRPI will be treated as ECI and subject to the 21% FIRPTA withholding regardless of whether our interests constitutes a USRPI. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. investor that is a corporation. In addition, we will be required to withhold tax at the highest U.S. federal corporate income tax rate on the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. investor that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look through rule also applies to distributions in redemption of interests and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. investor does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our interests becomes “regularly traded” on an established securities exchange in the future.

Sales or Dispositions of Our Interests

If gain on the sale of our interests were taxed under FIRPTA, a non-U.S. investor would be taxed on that gain in the same manner as U.S. investors with respect to that gain, subject to any applicable alternative minimum tax. A non-U.S. investor generally will not incur tax under FIRPTA on a sale or other disposition of our interests if we are a “domestically controlled qualified investment entity,” which requires that, during the five-year period ending on the date of the distribution or disposition, non-U.S. investors hold, directly or indirectly, less than 50% in value of a series’ interests and such series is qualified as a REIT. For such testing periods that end on or after December 18, 2015, a person holding less than 5% of our regularly traded classes of stock for five years has been, and will be, treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our interests will be publicly traded, we cannot assure you that we will be in the future a domestically controlled qualified investment entity. However, gain recognized by a non-U.S. investor from a sale of our interests that is regularly traded on an established securities market will not be subject to tax under FIRPTA if (i) our securities are considered regularly traded under applicable Treasury Regulations on an established securities market, such as the NYSE American, and (ii) the non-U.S. investor owned, actually and constructively, 10% or less of the value of such class of securities at all times during the specified testing period ending on the date of the disposition. The testing period referred to in the previous sentence is the shorter of (x) the period during which the non-U.S. investor held the stock and (y) the five-year period ending on the date of the disposition. We currently are not publicly traded and such rules will not apply unless and until our interests becomes “regularly traded” on an established securities exchange in the future. Non-U.S. investors should consult their tax advisors as to the availability of the exception for holders of less than 10% of our securities in the case of a class of our securities that is not regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon a disposition of our interests, a non-U.S. investor may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. investor (i) disposes of an interest in our interests or preferred stock during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest, and (ii) directly or indirectly acquires, enters into a contract or option to acquire, or is deemed to acquire, other our interests or preferred stock within 30 days before or after such ex-dividend date. The foregoing rule does not apply if the exception described above for dispositions by 10% or smaller holders of regularly traded classes of stock is satisfied.

Furthermore, a non-U.S. investor generally will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the non-U.S. investor’s U.S. trade or business and, if certain treaties apply, is attributable to a U.S. permanent establishment maintained by the non-U.S. investor, in which case the non-U.S. investor will be subject to the same treatment as U.S. investors with respect to such gain and may be subject to the 30% branch profits tax in the case of a non-U.S. corporation, or (ii) the non U.S. investor is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. investor will generally incur a 30% tax on his or her net U.S. source capital gains. Purchasers of our interests from a non-U.S. investor generally will be required to withhold and remit to the IRS 15% of the purchase price unless at the time of purchase (i) any class of our securities is regularly traded on an established securities market (subject to certain limits if the interests of stock sold are not themselves part of such a regularly traded class) or (ii) we are a domestically controlled qualified investment entity. The non-U.S. investor may receive a credit against his or her U.S. tax liability for the amount withheld.

To the extent our interests is held directly (or indirectly through one or more partnerships) by a “qualified,” our interests will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified is generally a non-U.S. investor that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified investor’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified on the disposition of our securities or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPI. Such treatment will also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified. For these purposes, an “applicable investor” is a person (other than a qualified) who generally holds an interest in the qualified and holds more than 10% of our securities applying certain constructive ownership rules.

Special FIRPTA Rules

For FIRPTA purposes, a “qualified foreign pension fund” will not be treated as a non-U.S. investor, and any entity all of the interests of which are held by a qualified foreign pension fund will be treated as such a fund. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate.

U.S. Federal Income Tax Returns

If a non-U.S. investor is subject to taxation under FIRPTA on proceeds from the sale of our interests or preferred stock or on distributions, the non-U.S. investor will be required to file a U.S. federal income tax return.

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. investor with respect to our interests will be treated first as a recovery of the investor’s basis in the interests of interests (computed separately for each block of interests) and thereafter as gain from the disposition of our interests. Subject to the FIRPTA look-through rule, (i) if our interests are a USRPI, gain from a liquidating distribution with respect our interests would be ECI to the non-U.S. investor unless such non-U.S. investor were a qualified or qualified foreign pension fund, as described above, and (ii) if our interests are not a USRPI, gain from a liquidating distribution with respect to our interests would not be subject to U.S. federal income tax. In general, the U.S. federal income tax rules applicable to REITs will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24-month requirement could require us to distribute unsold assets to a “liquidating trust.” The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our securities, including the potential incurrence of income treated as ECI and the likely requirement to file U.S. federal income tax returns.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exceptions described above that may apply to a holder of no more than 10% of our interests if our interests is regularly traded on an established securities market, to a qualified or to a qualified foreign pension fund, distributions in redemption of our interests and liquidating distributions to non-U.S. investors will be treated as ECI and subject to withholding at the highest U.S. federal corporate income rate, and also potentially subject to branch profits tax in the case of corporate non-U.S. investors, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our securities are a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. investors and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. investor may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. investor that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. investor who fails to certify their non-foreign status.

U.S. investors. In general, information reporting requirements will apply to payments of distributions on our securities and payments of the proceeds of the sale of our securities to some investors. Further, the payor will be required to backup withhold on any payments at the current rate of 24% if:

(1)	the payee fails to furnish a taxpayer identification number, or TIN, to the payor or establish an exemption from backup withholding;

(2)	the IRS notifies the payor that the TIN furnished by the payee is incorrect;

(3)	the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code; or

(4)	there has been a notified payee underreporting with respect to dividends described in Code Section 3406(c).

Some U.S. investors, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to an investor will be allowed as a credit against the investor’s U.S. federal income tax and may entitle the investor to a refund, provided that the required information is furnished to the IRS on a timely basis.

Non-U.S. Investors. Information reporting requirements and backup withholding may apply to (i) payments of distributions on our securities to a non-U.S. investor and (ii) proceeds a non- U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. investor or the otherwise establishes an exemption, provided that the withholding agent does not have actual knowledge or reason to know that the is a U.S. person or that the claimed exemption is not in fact satisfied. Even without having executed an appropriate IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds received through a broker’s foreign office that a non-U.S. investor receives upon the sale, exchange, redemption, retirement or other disposition of our securities. However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations. Any amount withheld under the backup withholding rules is allowable as a credit against such investor’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements

Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act (“FATCA”) provisions of the Internal Revenue Code, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” (as specifically defined in the Internal Revenue Code) and certain other non-U.S. entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. investors who own our interests through foreign accounts or foreign intermediaries and certain non-U.S. investors. The legislation imposes a 30% withholding tax on dividends on our interests paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations or (ii) the foreign entity (as the beneficial owners or, in certain cases, as an intermediary for the beneficial owners) is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury Department requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.

State, Local and Non-U.S. Taxes

We and our investors may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our investors may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to investors as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our interests.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our investors may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in a series’ interests.

The recently enacted TCJA, generally applicable for tax years beginning after December 31, 2017, made significant changes to the Internal Revenue Code, including a number of provisions of the Internal Revenue Code that affect the taxation of businesses and their owners, including REITs and their investors.

Among other changes, the TCJA made the following changes:

●	For tax years beginning after December 31, 2017 and before January 1, 2026, (i) the U.S. federal income tax rates on ordinary income of individuals, trusts and estates have been generally reduced and (ii) non-corporate taxpayers are permitted to take a deduction for certain pass-through business income, including, as discussed above, dividends received from REITs that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

●	The maximum U.S. federal income tax rate for corporations has been reduced, and corporate alternative minimum tax has been eliminated for corporations, which would generally reduce the amount of U.S. federal income tax payable by our TRSs and by us to the extent we were subject corporate U.S. federal income tax. In addition, the maximum withholding rate on distributions by us to non-U.S. investors that are treated as attributable to gain from the sale or exchange of a U.S. real property interest has been reduced.

●	Certain new limitations on the deductibility of interest expense now apply, which limitations may affect the deductibility of interest paid or accrued by us or our TRSs.

●	Certain new limitations on net operating losses now apply, which limitations may affect net operating losses generated by us or our TRSs.

●	A U.S. tax-exempt that is subject to tax on its UBTI will be required to separately compute its taxable income and loss for each unrelated trade or business activity for purposes of determining its UBTI.

●	Accounting rules generally require us to recognize income items for federal income tax purposes no later than when we take the item into account for financial statement purposes, which may accelerate our recognition of certain income items.

The long-term effect of the TCJA on us and our investors remains uncertain, and administrative guidance will be required in order to fully evaluate the effect of many provisions. Any technical corrections with respect to the TCJA could have an adverse effect on us or our investors.

ERISA CONSIDERATIONS

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan (or a plan), subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in our interests. Accordingly, among other things, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and corresponding provisions of Section 4975 of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code. In addition, the fiduciary of the plan that engages in such a non-exempt prohibited transaction may be subject to penalties under ERISA and the Internal Revenue Code. Thus, a plan fiduciary considering an investment in our interests also should consider whether the acquisition or the continued holding of our interests might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (or the DOL).

The DOL has issued final regulations (or the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include, for example, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred).

The DOL Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. We expect our interests to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with our series offerings, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under the operating agreement on the transfer of our interests are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of interests our interests to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that our interests will be “widely held” and “freely transferable,” we believe that our interests will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our interests.

Certain individuals, including us, the manager and any of their respective affiliates may be parties in interest and disqualified persons with respect to plans subject to ERISA or the Internal Revenue Code. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code may arise if interests of interests are acquired or held by a plan with respect to which we, the manager or any of their respective affiliates is a party in interest or a disqualified person. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may be applicable, however, in certain cases, depending in part on the type of plan fiduciary making the decision to acquire our interests and the circumstances under which such decision is made. Accordingly, each holder of our interests will be deemed to have represented and agreed that its purchase and holding of such interests will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

We are managed by the manager, Arrived Holdings, Inc., which also owns and operates a web-based and mobile accessible investment platform we refer to as the Arrived platform. Through the use of the Arrived platform, investors can browse and screen the potential investments and sign legal documents electronically. Neither the manager nor any other affiliated entity involved in the offer and sale of the interests is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the interests.

The sale of the interests in our series offerings is being facilitated by Dalmore Group, LLC, or Dalmore, which is a registered broker-dealer under the Exchange Act and member of FINRA and is registered in each state where the offer and sales of the interests will occur, pursuant to a broker dealer agreement, dated January 4, 2023 (the “Broker Dealer Agreement”). A copy of the Broker Dealer Agreement containing all relevant details of the arrangement is attached as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

Transfer agent functions with respect to the membership interests of each series are performed by Arrived Transfer Agent, LLC (the "Transfer Agent"), a registered transfer agent, pursuant to a service agreement for transfer agent services, dated November 8, 2024 (the “Transfer Agent Agreement”).

We are offering the membership interests of each of the series of our company with a status of “Open” as set forth in the "Series Offering Table" beginning on page iv of this offering circular set forth in the “Series Offering Table.” Each offering is being conducted on a “best efforts,” no offering minimum basis. The initial offering price for the interests of each series was determined by the manager.

 Each of the offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an investor must meet in order to participate in these offerings, see “—Investor Suitability Standards” below. As a Tier 2 offering pursuant to Regulation A under the Securities Act, these offerings will be exempt from state law “Blue Sky” registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our interests are offered and sold only to “qualified purchasers” or at a time when our interests are listed on a national securities exchange. It is anticipated that sales of securities will only be made in states where Dalmore is registered.

Our series offerings are being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of a particular series is continuous, active sales of series interests may take place sporadically over the term the offering. The term of each series offering will commence within two calendar days after the qualification date of the offering statement of which this offering circular is a part and end no later than the second anniversary of the qualification date of the offering statement.

There will be a separate closing, or closings, with respect to each offering. An initial closing of an offering will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date one week prior to three months after the offering begins. Additionally, any closing following such initial closing will take place on the earliest to occur of (i) the date subscriptions for the maximum number of series interests have been accepted, (ii) a date determined by the manager in its sole discretion and (iii) the date that is three months after the prior closing for the relevant series offering. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series.

If an initial closing has not occurred, an offering will be terminated upon the earliest to occur of (i) the date immediately following the date one week prior to three months after the date the offering begins and (ii) any date on which the manager elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing security-holders.

Those persons who want to invest in our interests must sign a subscription agreement for the particular series of interests, which will contain representations, warranties, covenants, and conditions customary for offerings of this type for limited liability companies. See “—How to Subscribe” below for further details. A copy of the form of subscription agreement for each series is filed as Exhibit 4.1 to the offering statement of which this offering circular forms a part.

There is currently no public trading market for any of our series interests, and an active market for these interests may not develop or be sustained. If an active public or private trading market for the securities does not develop or is not sustained, it may be difficult or impossible for you to resell your series interests at any price. Even if a public or private marked does develop, the market price could decline below the amount you paid for your interests. The manager is also the sponsor of Arrived Homes, LLC, Arrived STR, LLC, Arrived STR 2, LLC, Arrived Homes II, LLC, Arrived Homes 4, LLC, Arrived Homes 5, LLC,  Arrived SFR Genesis Fund, LLC and Arrived Debt Fund, LLC and may in the future form or sponsor additional manager-sponsored vehicles. While we expect the investment programs under such vehicles to be liquidated during the time periods set forth in the disclosure materials for such vehicles, such time has not yet elapsed and, as such, none of the vehicles have yet been liquidated.

Investor Suitability Standards

Our interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act) which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the interests of our company (in connection with any series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

In August 2020, the Commission adopted amendments to the accredited investor definition in Rule 501(a), which became effective in October 2020. These amendments effected the following changes to the definition of accredited investor:

●	added a new category to the definition that permits natural persons to qualify as accredited investors based on certain professional certifications, designations or credentials or other credentials issued by an accredited educational institution, which the Commission may designate from time to time by order. In conjunction with the adoption of the amendments, the Commission designated by order holders in good standing of the Series 7, Series 65, and Series 82 licenses as qualifying natural persons. This approach provides the Commission with flexibility to reevaluate or add certifications, designations, or credentials in the future. Members of the public may wish to propose for the Commission’s consideration additional certifications, designations or credentials that satisfy the attributes set out in the new rule;

●	included as accredited investors, with respect to investments in a private fund, natural persons who are “knowledgeable employees” of the fund;

●	clarified that limited liability companies with $5 million in assets may be accredited investors and added Commission- and state-registered investment advisers, exempt reporting advisers, and rural business investment companies (RBICs) to the list of entities that may qualify;

●	added a new category for any entity, including Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that own “investments,” as defined in Rule 2a51-1(b) under the Investment Company Act, in excess of $5 million and that was not formed for the specific purpose of investing in the securities offered;

●	added “family offices” with at least $5 million in assets under management and their “family clients,” as each term is defined under the Investment Advisers Act; and

●	added the term “spousal equivalent” to the accredited investor definition, so that spousal equivalents may pool their finances for the purpose of qualifying as accredited investors.

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our manager and Dalmore, in its capacity as broker of record for these offerings, will be permitted to make a determination that the subscribers of interests in each offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our interests may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the interests. See “Risk Factors.”

Minimum and Maximum Investment

The minimum subscription by an investor in a series is one (1) interest and the maximum subscription by any investor will be limited to 9.8% of the total interests being offered for such series, although such maximum thresholds may be waived by the manager in its sole discretion.

Broker

We have engaged Dalmore Group, LLC., or Dalmore, a broker-dealer registered with the Commission and a member of FINRA and SIPC, to perform the following administrative and compliance related functions in connection with our offerings, but not for underwriting or placement agent services:

●	review investor information, including KYC, or Know Your Customer data, AML, or Anti Money Laundering, and other compliance background checks, and provide a recommendation to the company whether or not to accept the investor;

●	review each investor’s subscription agreement to confirm such investors participation in the offering and provide a determination to the company whether or not to accept the use of the subscription agreement for the investor’s participation;

●	contact and/or notify the company, if needed, to gather additional information or clarification on an investor;

●	not provide any investment advice or any investment recommendations to any investor;

●	keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement between the company and Dalmore (e.g., as needed for AML and background checks); and

●	coordinate with third party providers to ensure adequate review and compliance.

Dalmore will be registered in each state where each offering and sale of interests will occur, prior to the launch of each offering. Dalmore will receive a brokerage fee but will not purchase any series interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any series offering.

The broker-dealer agreement with Dalmore will remain in effect for a period of twelve (12) months and will renew automatically for successive renewal terms of twelve (12) months each unless either party provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the current term.

Arrived Homes Wallet

We will utilize a “mobile wallet” feature for payment of distributions (the “Arrived Homes Wallet”). The Arrived Homes Wallet is currently the only method through which investors may make payment for subscriptions. The Arrived Homes Wallet will be used to allow you to pay for subscriptions, receive distributions and reinvest distributions. To the extent you do not already have an Arrived Homes Wallet, you must create a wallet account through the Arrived Platform. Funds submitted into the Arrived Homes Wallet may earn interest at the prevailing applicable interest rate, and any such interest earned will be retained by our manager.

Subscription payments may be made from funds already available in your Arrived Homes Wallet at the time your subscription is submitted to us or may be deposited by you into your Arrived Homes Wallet at the time of subscription via ACH debit from another account maintained by you. You should be aware that you may not withdraw subscription payments from your Arrived Homes Wallet once you have submitted your subscription (even before we accept the subscription), unless we reject your subscription.

No Escrow

The proceeds of this offering will not be placed into an escrow account. When we accept subscription payments, membership interests will be issued, and investors will become interest holders.

Transfer Agent

Pursuant to the Transfer Agent Agreement, the Transfer Agent performs certain transfer agent functions for our company, including:

●	maintaining a record of ownership of interests for each series, including contact information of all registered holders of interests;

●	maintaining a record of the transfer, issuance and cancellation of any and all interests; and

●	coordinating with the broker-dealer authorized by the Company to execute a purchase or sale of interests to ensure that all purchases and sales are promptly reported to the company and recorded in the register of interests for each series.

The Transfer Agent is registered with the Commission as a transfer agent pursuant to Section 17A of the Exchange Act.

Fees and Expenses

See “Use of Proceeds to Issuer” for a description of the specific expenses for each offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to each series in connection with each offering, Dalmore will receive a brokerage fee equal to 1.0% of the gross proceeds of each such offering. Notwithstanding the foregoing, Dalmore will not receive any fee on funds raised from the sale of interests to our manager, its affiliates or any other property sellers.

Each series will be responsible for paying its own brokerage fee to Dalmore in connection with the sale of interests in such series, except if otherwise stated for a particular series. The brokerage fee will be payable from the proceeds of such offering.

In addition to the 1% brokerage fee, Arrived Holdings, Inc., our manager, has agreed to pay Dalmore a one-time $10,000 consulting fee, which was paid to Dalmore 5 days after the issuance of the FINRA No Objection Letter to Dalmore and qualification of the offering statement by the Commission. We also made a one-time advance payment of $5,000 to Dalmore for out of pocket expenses. Dalmore will also receive a $1,000 fee for each post-qualification amendment to the offering statement that we file to qualify additional series offerings. These fees will be paid by our manager, subject to possible reimbursement from the relevant series. The aggregate commission to be paid to Dalmore, which will be inclusive of all fees to be received in connection with each post-qualification amendment to the offering statement to qualify additional series offerings, will have a maximum value of no more than 7% of the total offering proceeds. Dalmore will ensure that the maximum commission amount will not exceed this 7% cap.

Offering Expenses

Each series will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the interests associated with that series. Each series offering will reimburse the manager up to 2% of gross offering proceeds for offering expenses actually incurred by the manager on our behalf. Offering expenses consist of legal, accounting, escrow, filing, banking, compliance costs and custody fees, as applicable, related to a specific offering (and excludes ongoing costs described in “Operating Expenses”).

Acquisition Expenses

Each series will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the property related to such series incurred prior to the closing, including real estate brokerage and sales fees and commissions (but excluding the Dalmore brokerage fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the property was acquired using debt prior to completion of an offering), and photography and videography expenses in order to prepare the profile for the property on the Arrived platform (the “Acquisition Expenses”). The Acquisition Expenses will be payable from the proceeds of each offering and we will reimburse the manager for any such fees, costs and expenses advanced by the manager.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The offering statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission’s website at www.sec.gov or in the legal section for the applicable property on the Arrived platform. The contents of the Arrived platform (other than the offering statement and the Appendices and Exhibits thereto and this offering circular) are not incorporated by reference in or otherwise a part of this offering circular.

How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase interests in a series which has not had a final closing.

The subscription process for each offering is a separate process. Any potential investor wishing to acquire any series interests must:

1. Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the series interests is suitable for you.

2. Review the subscription agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Arrived platform application and if the responses remain accurate and correct, sign the completed subscription agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3. The manager and Dalmore will review the subscription documentation completed and signed by you upon completion and signature. You may be asked to provide additional information, and such additional information will be reviewed and considered by the manager and Dalmore upon receipt. The manager or Dalmore will contact you directly if required. A fully executed subscription agreement for any particular investor in a series offering will be accepted or rejected by the manager within 15 days of being received by the series. We reserve the right to reject any subscriptions, in whole, for any or no reason within such 15-day period.

4. Once the review is complete, the manager will promptly inform you whether or not your application to subscribe for the series interests is approved or denied, and if approved, the number or series interests you are entitled to subscribe for. The manager will only accept or reject a subscription in part if required to do so to comply with regulatory requirements or where the manager reasonably believes that such acceptance or rejection is required to for a particular series to qualify as a REIT. Otherwise, the manager will accept or reject an investment in its entirety. If your subscription is rejected, in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The manager accepts subscriptions on a first come, first served basis subject to the right to reject or reduce subscriptions.

5. If all or a part of your subscription in a particular series is approved, then the number of series interests you are entitled to subscribe for will be issued to you upon the closing.

6. The Arrived Homes Wallet will be used to allow you to pay for subscriptions, receive distributions and reinvest distributions. To the extent you do not already have an Arrived Homes Wallet, you must create a wallet account through the Arrived Platform in order to subscribe for our interests. Funds submitted into the Arrived Homes Wallet may earn interest at the prevailing applicable interest rate, and any such interest earned will be retained by the Manager. No other methods of payment are currently available. Funds submitted into the Arrived Homes Wallet will be maintained in an account in the name of Wells Fargo FBO Arrived Subscribers at Wells Fargo Bank, N.A. We and our wallet provider, Modern Treasury, will maintain a ledger such that the balance attributable to each individual will be viewable on the platform. Available funds may be withdrawn from the Arrived Homes Wallet at any time. Subscription payments may be made from funds already available in your Arrived Homes Wallet at the time your subscription is submitted to us or may be deposited by you into your Arrived Homes Wallet at the time of subscription via ACH debit from another account maintained by you. You should be aware that you may not withdraw subscription payments from your Arrived Homes Wallet once you have submitted your subscription (even before we accept the subscription), unless we reject your subscription.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and the operating agreement of our company, or the operating agreement, as it may be amended from time to time. Our company, the manager and Dalmore will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the manager and Dalmore to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued series interests, please notify the manager immediately using the contact details set out in the subscription agreement.

For further information on the subscription process, please contact the manager using the contact details set out in the “Where to Find Additional Information” section.

LEGAL MATTERS

The validity of the interests offered hereby will be passed upon for us by Maynard Nexsen PC.

ACCOUNTING MATTERS

Our consolidated and consolidating financial statements as of December 31, 2023 and for the period then ended incorporated by reference in this offering circular have been audited by Morison Cogen LLP, an independent certified public accounting firm, as stated in its report appearing herein.

WHERE TO FIND ADDITIONAL INFORMATION

This offering circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential investors in the interests are entitled to review copies of any other agreements relating to any series described in this offering circular and offering circular supplements, if any. In the subscription agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The manager will answer inquiries from potential investors in offerings concerning any of the series, our company, the manager and other matters relating to the offer and sale of the series interests under this offering circular. Our company will afford the potential investors in the interests the opportunity to obtain any additional information to the extent our company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this offering circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the offering circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the offering circular, except as so modified or superseded.

Requests and inquiries regarding the offering circular should be directed to:

Arrived Homes 3, LLC

1 West Mountain Street

Suite 109

Fayetteville, AR 72701

E-Mail: contact@arrived.com

Tel: (814) 277-4833

Attention: Arrived Holdings, Inc.

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

INDEX TO FINANCIAL STATEMENTS

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS - JUNE 30, 2024	F-2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of Arrived Homes 3, LLC (the “Company” or “Arrived Homes 3”), and all subsequent Series, after giving effect to the business combination between Arrived Homes 3, LLC and all subsequent Series.

The unaudited pro forma combined balance sheet of Arrived Homes 3, LLC and all subsequent Series as of June 30, 2024, has been prepared to reflect the effects of the subsequent Series acquisitions as if each occurred on June 30, 2024. The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2024 and for the period January 4, 2023 (date of inception) through December 31, 2023 combine the historical results and operations of all subsequent Series and the Company giving effect to the transaction as if it occurred on  January 4, 2023.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of Arrived Homes 3, LLC and all subsequent Series and the notes thereto.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs. Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

ARRIVED HOMES 3, LLC
UNAUDITED COMBINED PRO FORMA BALANCE SHEET
JUNE 30, 2024

	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay	Bean	Bennett
ASSETS
Current assets:
Cash	$16,623	$12,427	$26,145	$11,256	$4,018	$15,432	$28,936	$16,857	$10,194
Other receivables	-	-	-	-	-	-	354	-	-
Prepaid expenses	104	101	82	-	234	101	102	-	196
Due from third party property manager	1,871	1,720	1,431	1,415	2,164	738	1,925	80	1,685
Total current assets	18,598	14,248	27,657	12,671	6,416	16,271	31,317	16,937	12,075
Due from related parties	-	-	-	-	-	-	-	-	-
Property and equipment, net	303,651	294,112	230,916	177,998	261,206	289,938	299,467	290,066	206,612
Deposits	2,395	3,790	1,595	1,395	1,795	4,190	-	2,145	1,695
Total assets	$324,644	$312,150	$260,168	$192,064	$269,417	$310,399	$330,785	$309,148	$220,382

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$4,788	$4,738	$4,130	$2,669	$4,557	$5,796	$4,809	$6,022	$3,361
Accounts payable	-	-	-	-	100	-	-	-	-
Due to third party property manager	-	-	-	-	-	-	-	-	-
Due to (from) related parties	2,811	2,826	2,772	2,543	3,389	3,072	3,207	3,084	2,961
Total Current liabilities	7,599	7,564	6,901	5,212	8,045	8,869	8,016	9,106	6,322
Mortgage payable, net	-	-	-	-	-	-	-	-	-
Tenant deposits	2,395	3,790	1,595	1,395	1,795	4,190	-	2,145	1,695
Note payable, net	-	-	-	-	-	-	-	-	-
Total Liabilities	9,994	11,354	8,496	6,607	9,840	13,059	8,016	11,251	8,017
Members’ equity (deficit)
Members’ capital	330,464	320,881	251,798	198,801	282,337	310,616	321,544	308,101	216,892
Retained earnings (accumulated deficit)	(15,813)	(20,085)	(126)	(13,344)	(22,760)	(13,276)	1,225	(10,204)	(4,527)
Total members’ equity (deficit)	314,651	300,796	251,671	185,457	259,577	297,340	322,769	297,898	212,365
Total liabilities and members’ equity (deficit)	$324,644	$312,150	$260,168	$192,064	$269,417	$310,399	$330,785	$309,148	$220,382

	Benny	Bluebell	Bowling	Bradford	Brookwood	Bryant	Caden	Camellia	Caterpillar
ASSETS
Current assets:
Cash	$8,409	$27,013	$8,379	$28,340	$9,487	$11,258	$10,466	$11,257	$19,917
Other receivables	356	-	-	354	-	-	-	-	-
Prepaid expenses	952	101	769	102	257	95	607	258	(0)
Due from third party property manager	1,708	1,968	2,558	1,784	2,035	1,883	1,683	2,830	1,810
Total current assets	11,425	29,081	11,707	30,580	11,779	13,236	12,756	14,345	21,727
Due from related parties	-	-	-	-	-	-	-	-	-
Property and equipment, net	248,713	293,011	202,720	297,605	273,615	278,001	243,482	258,521	294,166
Deposits	1,795	2,345	-	2,145	1,795	2,095	1,695	1,795	1,795
Total assets	$261,933	$324,437	$214,427	$330,330	$287,189	$293,332	$257,932	$274,661	$317,688

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$4,638	$4,784	$3,678	$5,576	$4,145	$5,099	$3,541	$4,350	$4,678
Accounts payable	300	-	-	-	300	300	-	-	-
Due to third party property manager	-	-	-	-	-	-	-	-	-
Due to (from) related parties	3,367	4,091	2,696	3,033	3,466	3,444	14,895	3,384	2,971
Total Current liabilities	8,306	8,875	6,373	8,609	7,911	8,843	18,435	7,735	7,649
Mortgage payable, net	-	-	-	-	-	-	-	-	-
Tenant deposits	1,795	2,345	-	2,145	1,795	2,095	1,695	1,795	1,795
Note payable, net	-	-	-	-	-	-	-	-	-
Total Liabilities	10,101	11,220	6,373	10,754	9,706	10,938	20,130	9,530	9,444
Members’ equity (deficit)
Members’ capital	266,272	315,271	210,012	326,646	286,478	290,289	257,280	266,761	328,013
Retained earnings (accumulated deficit)	(14,439)	(2,054)	(1,958)	(7,071)	(8,995)	(7,895)	(19,478)	(1,629)	(19,768)
Total members’ equity (deficit)	251,833	313,217	208,054	319,576	277,483	282,394	237,802	265,132	308,244
Total liabilities and members’ equity (deficit)	$261,933	$324,437	$214,427	$330,330	$287,189	$293,332	$257,932	$274,661	$317,688

	Chilhowee	Claremore	Collinison	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances
ASSETS
Current assets:
Cash	$23,015	$12,906	$23,438	$20,558	$9,728	$12,958	$3,234	$3,849	$20,960
Other receivables	-	1,378	-	-	-	-	-	-	-
Prepaid expenses	673	79	-	161	384	-	261	138	-
Due from third party property manager	2,447	1,068	2,233	2,002	2,345	-	1,112	351	1,921
Total current assets	26,135	15,431	25,670	22,720	12,457	12,958	4,607	4,338	22,881
Due from related parties	-	-	-	-	-	-	-	-	-
Property and equipment, net	314,176	230,027	299,436	267,531	299,280	284,281	247,869	194,230	277,349
Deposits	2,495	3,143	2,345	2,495	2,995	2,445	2,195	1,475	2,245
Total assets	$342,806	$248,601	$327,452	$292,746	$314,732	$299,685	$254,671	$200,043	$302,475

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,508	$3,692	$5,527	$4,757	$3,993	$5,743	$3,062	$2,475	$4,660
Accounts payable	-	300	-	-	100	-	-	-	-
Due to third party property manager	-	-	-	-	-	1,027	-	-	-
Due to (from) related parties	4,657	3,335	3,435	3,779	25,845	2,054	3,225	6,836	2,633
Total Current liabilities	10,166	7,327	8,961	8,536	29,938	8,824	6,287	9,311	7,293
Mortgage payable, net	-	-	-	-	-	-	-	-	-
Tenant deposits	2,495	3,143	2,345	2,495	2,995	2,445	2,195	1,475	2,245
Note payable, net	-	-	-	-	-	-	-	-	-
Total Liabilities	12,661	10,469	11,306	11,031	32,933	11,269	8,482	10,786	9,538
Members’ equity (deficit)
Members’ capital	325,149	244,780	321,871	290,331	331,979	303,437	255,833	207,949	296,787
Retained earnings (accumulated deficit)	4,996	(6,648)	(5,726)	(8,617)	(50,179)	(15,021)	(9,644)	(18,692)	(3,850)
Total members’ equity (deficit)	330,145	238,132	316,146	281,714	281,799	288,416	246,189	189,257	292,937
Total liabilities and members’ equity (deficit)	$342,806	$248,601	$327,452	$292,746	$314,732	$299,685	$254,671	$200,043	$302,475

	Glenncrest	Gordon	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill	Haybridge
ASSETS
Current assets:
Cash	$18,419	$19,530	$17,920	$16,077	$7,963	$21,325	$9	$11,998	$23,442
Other receivables	-	-	966	-	-	-	-	-	-
Prepaid expenses	-	176	-	635	93	-	882	257	-
Due from third party property manager	1,927	1,750	1,762	2,018	2,165	2,246	-	1,917	2,012
Total current assets	20,346	21,456	20,648	18,730	10,221	23,571	891	14,172	25,454
Due from related parties	1,775	-	-	-	-	-	-	-	-
Property and equipment, net	288,018	249,947	240,220	250,392	268,123	385,232	180,555	228,944	355,840
Deposits	3,990	1,895	1,795	2,095	2,045	2,495	-	1,745	2,095
Total assets	$314,129	$273,298	$262,663	$271,217	$280,389	$411,298	$181,446	$244,861	$383,389

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$4,276	$4,963	$4,699	$5,540	$4,024	$5,722	$889	$3,563	$6,001
Accounts payable	-	-	-	300	800	-	-	-	-
Due to third party property manager	-	-	-	-	-	-	670	-	-
Due to (from) related parties	-	2,860	3,261	3,517	3,475	3,853	2,588	3,045	3,556
Total Current liabilities	4,276	7,823	7,960	9,356	8,300	9,575	4,147	6,608	9,557
Mortgage payable, net	-	-	-	-	-	-	-	-	-
Tenant deposits	3,990	1,895	1,795	2,095	2,045	2,495	-	1,745	2,095
Note payable, net	-	-	-	-	-	-	-	-	-
Total Liabilities	8,266	9,718	9,755	11,451	10,345	12,070	4,147	8,353	11,652
Members’ equity (deficit)
Members’ capital	314,986	273,417	254,736	265,541	282,267	404,156	190,841	246,938	382,752
Retained earnings (accumulated deficit)	(9,123)	(9,837)	(1,827)	(5,776)	(12,223)	(4,928)	(13,542)	(10,429)	(11,015)
Total members’ equity (deficit)	305,863	263,580	252,909	259,765	270,044	399,228	177,299	236,509	371,738
Total liabilities and members’ equity (deficit)	$314,129	$273,298	$262,663	$271,217	$280,389	$411,298	$181,446	$244,861	$383,389

	Hedgecrest	Helmerich	Hermanos	Holmes	Johnson	Keystone	Laurel	Layla	Liberty
ASSETS
Current assets:
Cash	$23,414	$21,581	$1,278	$14,736	$-	$18,897	$24,092	$17,971	$11,891
Other receivables	-	2,234	-	-	-	-	-	-	-
Prepaid expenses	-	84	1,320	110	-	-	-	-	86
Due from third party property manager	1,516	1,788	-	1,454	-	2,286	1,769	2,263	-
Total current assets	24,930	25,687	2,598	16,300	-	21,183	25,861	20,234	11,978
Due from related parties	-	-	-	-	-	-	1,346	-	-
Property and equipment, net	355,840	246,408	312,242	171,766	329,582	345,848	335,405	322,095	264,751
Deposits	1,995	2,095	-	1,395	-	2,295	2,295	2,695	2,395
Total assets	$382,766	$274,191	$314,839	$189,460	$329,582	$369,326	$364,907	$345,024	$279,124

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$4,948	$5,066	$2,061	$2,956	$906	$6,336	$4,451	$5,196	$3,629
Accounts payable	-	-	-	-	-	-	-	-	-
Due to third party property manager	-	-	500	-	2,723	-	-	-	14,151
Due to (from) related parties	3,497	3,339	2,837	2,771	23,912	2,979	-	4,013	2,214
Total Current liabilities	8,446	8,405	5,399	5,726	27,540	9,315	4,451	9,209	19,994
Mortgage payable, net	-	-	-	-	305,663	-	-	-	-
Tenant deposits	1,995	2,095	-	1,395	-	2,295	2,295	2,695	2,395
Note payable, net	-	-	-	-	-	-	-	-	-
Total Liabilities	10,441	10,500	5,399	7,121	333,203	11,610	6,746	11,904	22,389
Members’ equity (deficit)
Members’ capital	385,963	264,786	322,867	183,240	-	364,231	370,238	345,654	266,750
Retained earnings (accumulated deficit)	(13,638)	(1,095)	(13,427)	(901)	(3,621)	(6,515)	(12,076)	(12,535)	(10,015)
Total members’ equity (deficit)	372,325	263,691	309,440	182,339	(3,621)	357,716	358,161	333,120	256,735
Total liabilities and members’ equity (deficit)	$382,766	$274,191	$314,839	$189,460	$329,582	$369,326	$364,907	$345,024	$279,124

	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy	Meridian	Montgomery	Northbrook
ASSETS
Current assets:
Cash	$9,279	$22,569	$21,369	$15,211	$17,842	$13,554	$7,621	$12,440	$17,710
Other receivables	-	-	-	-	-	-	-	-	-
Prepaid expenses	260	-	87	94	123	-	181	129	-
Due from third party property manager	2,327	2,041	1,720	1,403	761	1,344	1,733	-	1,696
Total current assets	11,865	24,610	23,176	16,708	18,726	14,898	9,535	12,569	19,406
Due from related parties	-	-	-	-	-	-	-	-	-
Property and equipment, net	286,306	299,761	254,953	273,691	203,665	177,998	266,627	212,958	280,065
Deposits	3,990	2,345	2,495	2,445	2,195	2,690	1,850	2,468	1,895
Total assets	$302,161	$326,716	$280,624	$292,844	$224,586	$195,586	$278,011	$227,994	$301,366

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$3,553	$4,977	$5,802	$5,862	$4,373	$4,034	$4,542	$2,872	$4,636
Accounts payable	300	-	-	-	-	-	-	-	-
Due to third party property manager	-	-	-	-	-	-	-	1,461	-
Due to (from) related parties	27,482	3,632	3,053	2,986	2,582	2,556	2,691	19,139	2,544
Total Current liabilities	31,335	8,609	8,855	8,848	6,955	6,591	7,233	23,472	7,181
Mortgage payable, net	-	-	-	-	-	-	-	-	-
Tenant deposits	3,990	2,345	2,495	2,445	2,195	2,690	1,850	2,468	1,895
Note payable, net	-	-	-	-	-	-	-	-	-
Total Liabilities	35,325	10,954	11,350	11,293	9,150	9,281	9,083	25,940	9,076
Members’ equity (deficit)
Members’ capital	304,928	321,611	274,184	293,203	219,490	198,801	283,155	223,578	303,969
Retained earnings (accumulated deficit)	(38,092)	(5,849)	(4,909)	(11,651)	(4,054)	(12,495)	(14,227)	(21,523)	(11,679)
Total members’ equity (deficit)	266,837	315,762	269,274	281,552	215,436	186,305	268,928	202,055	292,290
Total liabilities and members’ equity (deficit)	$302,161	$326,716	$280,624	$292,844	$224,586	$195,586	$278,011	$227,994	$301,366

	Northridge	Oakland	Palmore	Pebblestone	Perdita	Phoebe	Pongo	Portsmouth	Rachel
ASSETS
Current assets:
Cash	$27,043	$3,348	$2,819	$17,509	$25,798	$19,821	$27,673	$12,100	$20,240
Other receivables	-	-	-	-	488	-	563	-	-
Prepaid expenses	-	-	1,190	-	110	-	110	134	-
Due from third party property manager	1,363	1,976	-	2,271	1,925	1,944	2,025	1,295	1,379
Total current assets	28,406	5,323	4,009	19,780	28,321	21,765	30,371	13,529	21,619
Due from related parties	-	-	-	-	-	-	-	-	-
Property and equipment, net	258,966	304,684	201,307	335,540	324,547	275,846	324,547	208,184	287,283
Deposits	2,543	2,445	1,645	2,795	1,995	2,145	3,143	2,693	3,093
Total assets	$289,914	$312,452	$206,961	$358,115	$354,863	$299,756	$358,061	$224,406	$311,994

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,002	$12,028	$3,009	$6,560	$5,882	$4,975	$4,637	$2,888	$5,378
Accounts payable	-	-	-	-	-	-	-	300	-
Due to third party property manager	-	-	44	-	-	-	-	-	-
Due to (from) related parties	2,407	16,050	2,565	2,875	3,153	2,844	3,286	3,704	3,062
Total Current liabilities	7,409	28,079	5,618	9,436	9,035	7,819	7,923	6,892	8,440
Mortgage payable, net	-	291,650	-	-	-	-	-	-	-
Tenant deposits	2,543	2,445	1,645	2,795	1,995	2,145	3,143	2,693	3,093
Note payable, net	-	-	-	-	-	-	-	-	-
Total Liabilities	9,951	322,174	7,263	12,231	11,030	9,964	11,065	9,584	11,533
Members’ equity (deficit)
Members’ capital	290,980	6,287	211,173	353,337	352,178	306,617	351,976	222,741	311,760
Retained earnings (accumulated deficit)	(11,017)	(16,009)	(11,475)	(7,452)	(8,345)	(16,825)	(4,980)	(7,919)	(11,299)
Total members’ equity (deficit)	279,963	(9,722)	199,698	345,885	343,833	289,792	346,996	214,822	300,462
Total liabilities and members’ equity (deficit)	$289,914	$312,452	$206,961	$358,115	$354,863	$299,756	$358,061	$224,406	$311,994

	Ratliff	Riverwood	Roanoke	Ross	Sansa	Sedgefield	Sheezy	Sherwood	Summerglen
ASSETS
Current assets:
Cash	$16,857	$12,535	$27,081	$26,242	$15,349	$-	$17,951	$11,038	$10,554
Other receivables	-	-	-	-	-	-	-	-	1,418
Prepaid expenses	-	98	111	-	-	-	181	64	149
Due from third party property manager	1,804	2,194	2,404	2,424	1,383	3,866	1,015	1,383	749
Total current assets	18,661	14,827	29,596	28,666	16,732	3,866	19,147	12,484	12,870
Due from related parties	-	-	-	-	-	-	-	-	-
Property and equipment, net	317,118	290,011	328,384	331,439	177,998	294,464	225,977	170,668	236,458
Deposits	2,345	1,995	2,495	2,545	1,395	3,243	2,045	1,395	1,795
Total assets	$338,125	$306,832	$360,475	$362,650	$196,125	$301,573	$247,169	$184,547	$251,123

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,204	$4,687	$1,497	$5,068	$3,258	$9,806	$4,252	$3,963	$3,627
Accounts payable	-	-	-	-	-	-	-	-	-
Due to third party property manager	-	-	-	-	-	-	-	-	-
Due to (from) related parties	3,625	2,621	5,636	3,741	2,608	50,509	3,597	2,335	3,467
Total Current liabilities	8,829	7,308	7,133	8,808	5,866	60,315	7,849	6,298	7,095
Mortgage payable, net	-	-	-	-	-	250,000	-	-	-
Tenant deposits	2,345	1,995	2,495	2,545	1,395	3,243	2,045	1,395	1,795
Note payable, net	-	-	-	-	-	-	-	-	-
Total Liabilities	11,174	9,303	9,628	11,353	7,261	313,557	9,894	7,693	8,890
Members’ equity (deficit)
Members’ capital	342,306	318,008	353,340	355,852	196,253	-	235,241	192,675	248,756
Retained earnings (accumulated deficit)	(15,356)	(20,478)	(2,492)	(4,556)	(7,389)	(11,985)	2,034	(15,821)	(6,523)
Total members’ equity (deficit)	326,950	297,530	350,847	351,297	188,864	(11,985)	237,275	176,854	242,233
Total liabilities and members’ equity (deficit)	$338,125	$306,832	$360,475	$362,650	$196,125	$301,573	$247,169	$184,547	$251,123

	Tansel	Thomas	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson	Woodland
ASSETS
Current assets:
Cash	$9,201	$13,481	$23,066	$17,827	$16,109	$13,708	$17,896	$24,323	$5,938
Other receivables	-	-	-	-	-	-	-	-	-
Prepaid expenses	110	203	89	-	110	158	129	174	84
Due from third party property manager	2,176	1,892	1,938	2,095	1,368	1,919	1,603	-	1,354
Total current assets	11,487	15,576	25,092	19,922	17,587	15,784	19,628	24,496	7,376
Due from related parties	-	-	-	-	-	-	-	-	-
Property and equipment, net	318,519	214,058	254,713	352,114	171,766	249,088	203,363	281,059	162,465
Deposits	2,395	1,795	2,495	2,695	1,395	3,243	1,649	3,543	1,295
Total assets	$332,401	$231,429	$282,300	$374,731	$190,748	$268,115	$224,641	$309,098	$171,136

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Accrued expenses	$5,328	$4,538	$4,417	$6,132	$3,841	$3,468	$3,475	$1,472	$2,414
Accounts payable	-	-	-	-	300	300	-	-	-
Due to third party property manager	-	-	-	-	-	-	-	339	-
Due to (from) related parties	3,245	3,052	4,829	3,196	2,774	5,194	2,958	5,561	1,870
Total Current liabilities	8,573	7,590	9,246	9,328	6,915	8,962	6,433	7,373	4,284
Mortgage payable, net	-	-	-	-	-	-	-	-	-
Tenant deposits	2,395	1,795	2,495	2,695	1,395	3,243	1,649	3,543	1,295
Note payable, net	-	-	-	-	-	-	-	-	-
Total Liabilities	10,968	9,385	11,741	12,023	8,310	12,205	8,082	10,916	5,579
Members’ equity (deficit)
Members’ capital	348,659	222,941	275,084	377,675	186,701	261,859	215,956	299,221	175,777
Retained earnings (accumulated deficit)	(27,226)	(896)	(4,524)	(14,967)	(4,263)	(5,948)	603	(1,039)	(10,220)
Total members’ equity (deficit)	321,433	222,044	270,559	362,708	182,438	255,910	216,558	298,182	165,557
Total liabilities and members’ equity (deficit)	$332,401	$231,429	$282,300	$374,731	$190,748	$268,115	$224,641	$309,098	$171,136

	Woodwind	Wynde	Wyndhurst	Zane	Seneca	Robinson	Adams
ASSETS
Current assets:
Cash and cash equivalents	$5,690	$346	$25,252	$20,105	$-	$-	$-
Other receivables	-	-	-	-	-	-	-
Prepaid expenses	234	86	-	60	-	-	-
Due from third party property manager	1,858	1,909	1,851	1,304	-	-	-
Total current assets	7,781	2,341	27,103	21,470	-	-	-
Due to (from) related parties	-	-	-	-	-	-	-
Property and equipment, net	248,797	249,300	307,920	159,838	5,160	327,110	309,320
Deposits	1,695	2,645	1,995	1,275	-	-	-
Total assets	258,273	254,286	337,018	182,582	5,160	327,110	309,320

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accrued expenses	3,929	3,598	6,025	3,798	-	-	-
Accounts payable	-	-	-	-	-	-	-
Due to third party property manager	-	-	-	-	25,985	349,742	330,710
Due to (from) related parties	3,271	3,032	3,338	1,958	-	-	-
Total current liabilities	7,200	6,630	9,363	5,756	25,985	349,742	330,710
Mortgage payable, net	-	-	-	-	-	-	-
Tenant deposits	1,695	2,645	1,995	1,275	-	-	-
Note payable, net	-	-	-	-	-	-	-
Total liabilities	8,895	9,275	11,358	7,031	25,985	349,742	330,710

Members' equity:
Members' capital	260,825	264,204	332,621	178,198	-	-	-
Retained earnings (accumulated deficit)	(11,447)	(19,193)	(6,961)	(2,647)	(20,825)	(22,632)	(21,390)
Total members' equity (deficit)	249,378	245,011	325,660	175,551	(20,825)	(22,632)	(21,390)
Total liabilities and members' equity (deficit)	$258,273	$254,286	$337,018	$182,582	$5,160	$327,110	$309,320

	Bayne	Boxwood	Langley	Misty	Presidio	Spangler	Tomlinson
ASSETS
Current assets:
Cash and cash equivalents	$-	$-	$-	$-	$-	$-	$-
Other receivables	-	-	-	-	-	-	-
Prepaid expenses	-	-	-	-	-	-	-
Due from third party property manager	-	-	-	-	-	-	-
Total current assets	-	-	-	-	-	-	-
Due to (from) related parties	-	-	-	-	-	-	-
Property and equipment, net	353,705	328,145	335,770	351,030	246,230	388,680	249,280
Deposits	-	-	-	-	-	-	-
Total assets	353,705	328,145	335,770	351,030	246,230	388,680	249,280

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accrued expenses	-	-	-	-	-	-	-
Accounts payable	-	-	-	-	-	-	-
Due to third party property manager	377,806	350,684	358,776	374,968	263,767	414,917	267,004
Due to (from) related parties	-	-	-	-	-	-	-
Total current liabilities	377,806	350,684	358,776	374,968	263,767	414,917	267,004
Mortgage payable, net	-	-	-	-	-	-	-
Tenant deposits	-	-	-	-	-	-	-
Note payable, net	-	-	-	-	-	-	-
Total liabilities	377,806	350,684	358,776	374,968	263,767	414,917	267,004

Members' equity:
Members' capital	-	-	-	-	-	-	-
Retained earnings (accumulated deficit)	(24,101)	(22,540)	(23,006)	(23,938)	(17,537)	(26,237)	(17,724)
Total members' equity (deficit)	(24,101)	(22,540)	(23,006)	(23,938)	(17,537)	(26,237)	(17,724)
Total liabilities and members' equity (deficit)	$353,705	$328,145	$335,770	$351,030	$246,230	$388,680	$249,280

	Metallo	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$-	$1,302,096
Other receivables	-	8,110
Prepaid expenses	-	13,859
Due from third party property manager	-	137,327
Total current assets	-	1,461,392
Due to (from) related parties	-	3,121
Property and equipment, net	299,140	25,805,204
Deposits	-	181,847
Total assets	299,140	27,451,563

LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
Accrued expenses	-	380,812
Accounts payable	-	3,700
Due to third party property manager	319,909	3,455,182
Due to (from) related parties	-	424,552
Total current liabilities	319,909	4,264,247
Mortgage payable, net	-	847,313
Tenant deposits	-	181,847
Note payable, net	-	-
Total liabilities	319,909	5,293,406

Members' equity:
Members' capital	-	23,258,050
Retained earnings (accumulated deficit)	(20,769)	(1,099,893)
Total members' equity (deficit)	(20,769)	22,158,157
Total liabilities and members' equity (deficit)	$299,140	$27,451,563

ARRIVED HOMES 3, LLC
UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2024

	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay	Bean	Bennett

Rental income	$11,670	$12,270	$9,570	$8,370	$7,006	$12,570	$11,970	$12,870	$10,170

Operating expenses:
Depreciation	4,257	4,123	3,245	2,466	3,679	4,578	4,208	4,029	2,910
Insurance	739	947	685	446	820	3,503	634	1,204	617
Management fees	420	469	494	442	420	427	482	482	712
Management fees, related party	1,599	1,563	1,118	858	943	1,594	1,550	1,572	804
Repairs & maintenance	165	150	556	1,376	3,327	75	621	2,452	943
Property taxes	1,704	1,650	(276)	670	1,470	1,596	1,686	6	1,164
Other operating expenses	897	2,372	1,358	1,282	4,047	1,210	1,822	2,337	1,056
Total operating expenses	9,781	11,273	7,179	7,539	14,707	12,983	11,003	12,082	8,207

Income (loss) from operations	1,889	997	2,391	831	(7,701)	(413)	967	788	1,963

Other expenses
Other income	-	-	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-	-	-	-
Total other expenses	-	-	-	-	-	-	-	-	-

Net income (loss)	$1,889	$997	$2,391	$831	$(7,701)	$(413)	$967	$788	$1,963

	Benny	Bluebell	Bowling	Bradford	Brookwood	Bryant	Caden	Camellia	Caterpillar

Rental income	$10,770	$12,720	$9,175	$11,520	$11,220	$12,570	$10,170	$10,770	$10,770

Operating expenses:
Depreciation	3,503	4,108	2,862	4,180	3,854	4,392	3,437	4,811	4,124
Insurance	2,187	852	652	615	576	2,605	778	775	1,669
Management fees	439	420	628	420	785	440	995	862	754
Management fees, related party	1,188	1,648	624	1,569	1,029	1,404	957	765	1,230
Repairs & maintenance	-	-	-	-	505	-	5,320	1,833	-
Property taxes	1,404	1,650	1,146	1,680	1,542	1,542	1,374	1,404	1,650
Other operating expenses	1,503	951	958	1,002	981	1,180	920	806	1,522
Total operating expenses	10,224	9,628	6,871	9,467	9,271	11,562	13,782	11,255	10,949

Income (loss) from operations	546	3,092	2,304	2,053	1,949	1,008	(3,612)	(485)	(179)

Other expenses
Other income	-	-	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-	-	-	-
Total other expenses	-	-	-	-	-	-	-	-	-

Net income (loss)	$546	$3,092	$2,304	$2,053	$1,949	$1,008	$(3,612)	$(485)	$(179)

	Chilhowee	Claremore	Collinison	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances

Rental income	$15,517	$8,628	$12,720	$12,439	$10,944	$8,362	$10,470	$8,850	$11,043

Operating expenses:
Depreciation	4,471	3,232	4,152	3,860	4,225	3,948	4,121	3,277	3,198
Insurance	1,113	1,471	634	641	1,310	1,283	847	675	522
Management fees	440	443	453	459	371	380	485	463	453
Management fees, related party	1,765	1,060	1,455	1,362	1,460	1,602	1,138	830	838
Repairs & maintenance	-	-	412	150	7,492	99	425	3,819	-
Property taxes	(532)	(436)	1,357	1,404	1,704	740	1,374	1,062	1,530
Other operating expenses	2,248	4,667	2,089	1,152	3,568	4,212	1,022	871	5,054
Total operating expenses	9,505	10,437	10,551	9,028	20,130	12,264	9,412	10,998	11,594

Income (loss) from operations	6,012	(1,808)	2,169	3,411	(9,187)	(3,902)	1,058	(2,148)	(551)

Other expenses
Other income	-	-	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-	-	-	-
Total other expenses	-	-	-	-	-	-	-	-	-

Net income (loss)	$6,012	$(1,808)	$2,169	$3,411	$(9,187)	$(3,902)	$1,058	$(2,148)	$(551)

	Glenncrest	Gordon	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill	Haybridge

Rental income	$11,771	$11,370	$10,770	$12,570	$12,270	$15,163	$6,696	$17,845	$8,380

Operating expenses:
Depreciation	3,991	3,512	3,368	3,527	4,227	5,326	2,549	3,225	4,931
Insurance	648	766	1,887	383	1,093	610	143	838	543
Management fees	427	505	452	450	474	458	280	1,112	350
Management fees, related party	218	1,297	1,132	1,313	1,318	1,937	811	1,019	1,470
Repairs & maintenance	-	252	-	-	540	573	776	605	-
Property taxes	1,317	1,404	(219)	526	1,488	2,054	1,020	1,290	1,378
Other operating expenses	5,004	1,548	1,788	1,389	737	1,770	516	629	2,486
Total operating expenses	11,606	9,284	8,408	7,588	9,876	12,727	6,094	8,718	11,158

Income (loss) from operations	164	2,086	2,362	4,982	2,394	2,436	602	9,128	(2,778)

Other expenses
Other income	-	-	-	-	-	-	-	-	-
Interest expense	6,314	-	-	-	-	-	-	-	-
Total other expenses	6,314	-	-	-	-	-	-	-	-

Net income (loss)	$(6,149)	$2,086	$2,362	$4,982	$2,394	$2,436	$602	$9,128	$(2,778)

	Hedgecrest	Helmerich	Hermanos	Holmes	Johnson	Keystone	Laurel	Layla	Liberty

Rental income	$6,584	$10,770	$9,283	$8,370	$-	$11,552	$10,940	$11,375	$11,782

Operating expenses:
Depreciation	4,931	3,462	5,914	2,419	-	3,987	3,087	4,453	4,170
Insurance	543	1,382	972	520	-	685	973	802	2,265
Management fees	318	445	265	461	-	450	350	779	444
Management fees, related party	1,349	1,171	1,401	738	-	1,566	693	1,529	1,374
Repairs & maintenance	1,079	-	2,498	626	2,723	-	2,448	3,293	3,768
Property taxes	1,378	(451)	1,704	(472)	-	1,900	1,522	1,485	1,374
Other operating expenses	2,457	1,779	1,253	801	708	3,308	6,198	3,325	1,816
Total operating expenses	12,054	7,789	14,006	5,093	3,430	11,897	15,270	15,666	15,211

Income (loss) from operations	(5,470)	2,981	(4,723)	3,277	(3,430)	(346)	(4,331)	(4,291)	(3,429)

Other expenses
Other income	-	-	-	-	-	-	-	-	-
Interest expense	-	-	-	-	191	-	7,746	-	-
Total other expenses	-	-	-	-	191	-	7,746	-	-

Net income (loss)	$(5,470)	$2,981	$(4,723)	$3,277	$(3,621)	$(346)	$(12,076)	$(4,291)	$(3,429)

	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy	Meridian	Montgomery	Northbrook

Rental income	$5,719	$12,720	$12,270	$12,685	$10,470	$7,622	$11,100	$6,754	$5,685

Operating expenses:
Depreciation	4,426	4,144	3,503	4,286	2,862	2,466	4,206	3,267	3,872
Insurance	850	636	2,702	3,060	680	446	1,047	702	442
Management fees	728	472	435	425	420	550	564	408	210
Management fees, related party	924	1,588	1,434	1,557	1,146	764	1,240	503	1,091
Repairs & maintenance	10,722	220	-	286	2,634	1,298	1,814	5,987	-
Property taxes	1,554	1,379	1,404	1,512	1,146	675	1,458	1,128	1,290
Other operating expenses	5,781	2,006	994	1,714	1,485	2,219	1,281	2,961	3,944
Total operating expenses	24,984	10,445	10,473	12,840	10,373	8,418	11,609	14,956	10,848

Income (loss) from operations	(19,265)	2,275	1,797	(155)	97	(797)	(509)	(8,202)	(5,163)

Other expenses
Other income	-	-	-	-	-	-	-	(6,998)	-
Interest expense	-	-	-	-	-	-	-	-	-
Total other expenses	-	-	-	-	-	-	-	(6,998)	-

Net income (loss)	$(19,265)	$2,275	$1,797	$(155)	$97	$(797)	$(509)	$(1,204)	$(5,163)

	Northridge	Oakland	Palmore	Pebblestone	Perdita	Phoebe	Pongo	Portsmouth	Rachel

Rental income	$3,899	$6,809	$8,520	$10,474	$11,970	$6,720	$12,570	$10,770	$6,795

Operating expenses:
Depreciation	2,946	4,222	3,455	3,868	4,560	3,182	4,560	2,932	3,972
Insurance	1,002	662	1,745	673	740	1,004	740	644	594
Management fees	210	276	515	380	420	445	420	475	320
Management fees, related party	941	(121)	791	1,480	1,701	(25)	1,749	1,025	697
Repairs & maintenance	-	1,019	2,386	-	-	1,650	1,001	1,490	574
Property taxes	1,482	1,426	1,098	1,845	1,830	1,510	1,830	834	1,327
Other operating expenses	5,439	3,296	1,023	3,412	1,002	6,047	1,002	790	6,603
Total operating expenses	12,019	10,780	11,013	11,657	10,254	13,813	11,303	8,189	14,087

Income (loss) from operations	(8,121)	(3,971)	(2,493)	(1,183)	1,716	(7,093)	1,267	2,581	(7,292)

Other expenses
Other income	-	-	-	-	-	-	-	-	-
Interest expense	-	7,656	-	-	-	6,011	-	-	-
Total other expenses	-	7,656	-	-	-	6,011	-	-	-

Net income (loss)	$(8,121)	$(11,627)	$(2,493)	$(1,183)	$1,716	$(13,104)	$1,267	$2,581	$(7,292)

	Ratliff	Riverwood	Roanoke	Ross	Sansa	Sedgefield	Sheezy	Sherwood	Summerglen

Rental income	$8,480	$12,240	$17,269	$13,611	$8,370	$6,666	$10,920	$8,370	$10,770

Operating expenses:
Depreciation	4,394	5,020	4,604	4,582	2,466	2,007	3,215	2,398	3,330
Insurance	601	982	1,146	776	446	461	720	525	1,300
Management fees	396	979	485	460	426	280	453	447	445
Management fees, related party	1,460	1,171	2,069	1,113	874	275	1,145	836	1,165
Repairs & maintenance	1,083	-	653	-	60	4,655	1,242	265	-
Property taxes	1,286	1,584	(308)	1,657	670	1,066	1,194	(314)	(776)
Other operating expenses	5,585	687	261	5,396	1,075	1,991	1,803	1,021	2,249
Total operating expenses	14,805	10,424	8,911	13,984	6,016	10,734	9,772	5,178	7,713

Income (loss) from operations	(6,325)	1,816	8,358	(373)	2,354	(4,068)	1,148	3,192	3,057

Other expenses
Other income	-	-	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	7,917	-	-	-
Total other expenses	-	-	-	-	-	7,917	-	-	-

Net income (loss)	$(6,325)	$1,816	$8,358	$(373)	$2,354	$(11,985)	$1,148	$3,192	$3,057

	Tansel	Thomas	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson	Woodland

Rental income	$14,370	$10,968	$12,270	$10,552	$8,370	$14,140	$9,894	$11,100	$7,770

Operating expenses:
Depreciation	4,476	3,015	3,579	4,052	2,419	3,508	2,864	3,940	2,927
Insurance	2,002	514	661	604	520	658	652	689	580
Management fees	572	766	459	355	420	630	420	420	420
Management fees, related party	1,712	847	1,433	1,022	779	1,385	996	1,536	762
Repairs & maintenance	1,271	340	386	5,782	-	5,089	-	-	-
Property taxes	1,794	1,206	1,428	1,950	(472)	1,108	1,146	(41)	882
Other operating expenses	1,290	1,358	704	5,202	1,189	575	569	1,435	714
Total operating expenses	13,116	8,046	8,650	18,967	4,855	12,952	6,648	7,979	6,284

Income (loss) from operations	1,254	2,922	3,620	(8,415)	3,515	1,188	3,246	3,121	1,486

Other expenses
Other income	-	-	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-	-	-	-
Total other expenses	-	-	-	-	-	-	-	-	-

Net income (loss)	$1,254	$2,922	$3,620	$(8,415)	$3,515	$1,188	$3,246	$3,121	$1,486

	Woodwind	Wynde	Wyndhurst	Zane	Seneca	Robinson	Adams	Bayne

Rental income	$10,157	$11,745	$11,970	$7,650	$-	$-	$-	$-

Operating expenses:
Depreciation	3,504	4,024	4,257	2,241	4,044	4,443	4,168	4,767
Insurance	508	1,043	1,152	588	445	489	459	524
Management fees	711	437	430	420	-	-	-	-
Management fees, related party	934	1,244	995	763	-	-	-	-
Repairs and maintenance	4,658	787	1,915	-	-	-	-	-
Property Taxes	1,404	1,374	1,281	894	1,631	1,792	1,681	1,923
Other operating expenses	1,056	1,262	5,267	673	-	-	-	-
Total operating expenses	12,775	10,170	15,296	5,578	6,119	6,723	6,308	7,214

Income (loss) from operations	(2,618)	1,575	(3,326)	2,072	(6,119)	(6,723)	(6,308)	(7,214)

Other income	-	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-	-	-
Total other expenses	-	-	-	-	-	-	-	-

Net income (loss)	(2,618)	1,575	(3,326)	2,072	(6,119)	(6,723)	(6,308)	(7,214)

	Boxwood	Langley	Misty	Presidio	Spangler	Tomlinson	Metallo	Pro Forma Combined

Rental income	$-	$-	$-	$-	$-	$-	$-	$883,815

Operating expenses:
Depreciation	4,422	4,525	4,731	3,318	5,238	3,359	4,031	360,926
Insurance	486	498	520	365	576	370	443	84,529
Management fees	-	-	-	-	-	-	-	40,558
Management fees, related party	-	-	-	-	-	-	-	96,853
Repairs and maintenance	-	-	-	-	-	-	-	108,167
Property Taxes	1,784	1,825	1,908	1,338	2,113	1,355	1,626	113,674
Other operating expenses	-	-	-	-	-	-	-	180,963
Total operating expenses	6,692	6,848	7,159	5,022	7,927	5,084	6,101	985,668

Income (loss) from operations	(6,692)	(6,848)	(7,159)	(5,022)	(7,927)	(5,084)	(6,101)	(101,853)

Other income	-	-	-	-	-	-	-	(6,998)
Interest expense	-	-	-	-	-	-	-	35,834
Total other expenses	-	-	-	-	-	-	-	28,836

Net income (loss)	$(6,692)	$(6,848)	$(7,159)	$(5,022)	$(7,927)	$(5,084)	$(6,101)	$(130,690)

ARRIVED HOMES 3, LLC
UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS
FOR THE PERIOD JANUARY 4, 2023 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2023
	Antares	Aramis	Arkoma	Arya	Aspen	Athos	Barclay

Rental income	$4,603	$1,091	$11,474	$605	$1,264	$8,380	$14,004

Operating expenses:
Depreciation	4,257	4,123	3,786	411	4,905	4,188	4,909
Insurance	645	629	562	108	576	1,825	636
Management fees	967	875	646	814	287	1,272	499
Management fees, related party	313	317	595	90	1,230	680	917
Repairs & maintenance	7,577	8,196	858	7,435	518	4,084	467
Property taxes	2,067	2,246	1,738	330	2,074	2,285	781
Other operating expenses	6,479	5,786	5,807	5,591	6,734	6,908	5,537
Total operating expenses	22,306	22,172	13,991	14,779	16,323	21,243	13,746

Income (loss) from operations	(17,703)	(21,082)	(2,517)	(14,175)	(15,059)	(12,863)	258

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-
Net income (loss)	$(17,703)	$(21,082)	$(2,517)	$(14,175)	$(15,059)	$(12,863)	$258

	Bean	Bennett	Benny	Bluebell	Bowling	Bradford	Brookwood

Rental income	$1,144	$9,951	$4,667	$11,377	$14,661	$6,976	$8,544

Operating expenses:
Depreciation	1,343	3,880	4,671	4,108	4,293	4,877	5,138
Insurance	243	469	1,051	686	704	632	592
Management fees	380	591	321	521	1,141	361	511
Management fees, related party	314	1,253	1,311	790	1,410	583	1,525
Repairs & maintenance	3,100	3,564	2,774	1,006	300	1,285	3,339
Property taxes	805	1,080	2,057	3,651	730	2,279	2,739
Other operating expenses	5,950	5,605	7,468	5,762	7,306	6,083	5,642
Total operating expenses	12,136	16,441	19,652	16,523	15,883	16,100	19,487

Income (loss) from operations	(10,992)	(6,490)	(14,985)	(5,146)	(1,222)	(9,124)	(10,943)

Other income (expense)
Interest expense	-	-	-	-	3,041	-	-
Total other income (expense)	-	-	-	-	3,041	-	-
Net income (loss)	$(10,992)	$(6,490)	$(14,985)	$(5,146)	$(4,262)	$(9,124)	$(10,943)

	Bryant	Caden	Camellia	Caterpillar	Chilhowee	Claremore	Collinison

Rental income	$13,338	$14,125	$15,803	$4,111	$24,242	$9,738	$1,625

Operating expenses:
Depreciation	5,033	5,156	6,415	4,124	8,196	3,771	-
Insurance	1,779	643	656	1,345	1,103	1,016	90
Management fees	1,191	1,484	1,063	386	1,247	390	342
Management fees, related party	1,697	1,820	1,397	437	2,789	1,266	60
Repairs & maintenance	1,535	8,896	-	5,559	3,619	189	2,715
Property taxes	3,971	251	1,101	3,326	3,549	1,741	293
Other operating expenses	7,037	7,802	6,317	8,523	4,754	6,204	6,021
Total operating expenses	22,241	26,053	16,947	23,701	25,257	14,577	9,520

Income (loss) from operations	(8,903)	(11,928)	(1,144)	(19,590)	(1,015)	(4,839)	(7,895)

Other income (expense)
Interest expense	-	3,939	-	-	-	-	-
Total other income (expense)	-	3,939	-	-	-	-	-
Net income (loss)	$(8,903)	$(15,866)	$(1,144)	$(19,590)	$(1,015)	$(4,839)	$(7,895)

	Cordero	Cristalino	Ellie	Emelina	Ethan	Frances	Glenncrest

Rental income	$13,974	$5,071	$-	$15,930	$8,821	$-	$-

Operating expenses:
Depreciation	4,568	6,338	1,316	6,066	3,617	-	-
Insurance	551	204	228	643	515	-	87
Management fees	1,499	2,420	274	1,952	562	46	-
Management fees, related party	1,648	1,395	287	1,824	988	417	435
Repairs & maintenance	9,416	18,347	2,741	5,550	12,350	463	-
Property taxes	1,754	2,029	788	2,263	599	(376)	64
Other operating expenses	6,566	9,471	5,485	8,333	6,735	2,749	2,388
Total operating expenses	26,002	40,203	11,119	26,632	25,365	3,299	2,974

Income (loss) from operations	(12,028)	(35,132)	(11,119)	(10,702)	(16,544)	(3,299)	(2,974)

Other income (expense)
Interest expense	-	5,861	-	-	-	-	-
Total other income (expense)	-	5,861	-	-	-	-	-
Net income (loss)	$(12,028)	$(40,993)	$(11,119)	$(10,702)	$(16,544)	$(3,299)	$(2,974)

	Gordon	Haikey	Hamblen	Hancock	Hardman	Haven	Haverhill

Rental income	$7,327	$10,789	$16,692	$6,953	$2,578	$11,393	$2,758

Operating expenses:
Depreciation	4,098	3,368	4,702	4,845	-	3,824	4,299
Insurance	551	665	538	577	83	575	512
Management fees	661	430	1,528	1,228	484	1,402	546
Management fees, related party	561	1,346	1,801	1,491	66	1,206	1,056
Repairs & maintenance	3,435	1,053	9,435	4,306	3,435	7,790	6,198
Property taxes	2,722	1,597	2,114	2,209	355	841	3,165
Other operating expenses	7,223	6,518	7,333	6,914	5,519	7,067	6,539
Total operating expenses	19,250	14,977	27,450	21,569	9,942	22,705	22,315

Income (loss) from operations	(11,923)	(4,189)	(10,758)	(14,616)	(7,364)	(11,313)	(19,557)

Other income (expense)
Interest expense	-	-	-	-	-	2,832	-
Total other income (expense)	-	-	-	-	-	2,832	-
Net income (loss)	$(11,923)	$(4,189)	$(10,758)	$(14,616)	$(7,364)	$(14,144)	$(19,557)

	Haybridge	Hedgecrest	Helmerich	Hermanos	Holmes	Keystone	Layla

Rental income	$-	$-	$11,526	$20,785	$11,160	$-	$-

Operating expenses:
Depreciation	822	822	4,039	9,122	3,226	-	-
Insurance	216	216	1,093	651	440	-	97
Management fees	175	175	424	1,889	826	87	239
Management fees, related party	-	-	1,445	2,513	1,038	-	162
Repairs & maintenance	1,749	1,749	366	5,426	2,656	865	2,390
Property taxes	660	660	1,883	2,379	1,454	82	297
Other operating expenses	4,615	4,546	6,352	7,510	5,698	5,135	5,059
Total operating expenses	8,237	8,168	15,602	29,489	15,337	6,169	8,243

Income (loss) from operations	(8,237)	(8,168)	(4,076)	(8,704)	(4,177)	(6,169)	(8,243)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-
Net income (loss)	$(8,237)	$(8,168)	$(4,076)	$(8,704)	$(4,177)	$(6,169)	$(8,243)

	Liberty	Lithonia	Lola	Lucas	Macomber	Mallard	Marcy

Rental income	$12,886	$-	$919	$13,497	$10,230	$12,328	$-

Operating expenses:
Depreciation	4,865	5,185	-	4,087	4,201	3,339	411
Insurance	1,585	598	90	1,819	1,736	550	108
Management fees	1,437	172	302	1,251	1,303	991	546
Management fees, related party	721	1,274	154	845	673	634	90
Repairs & maintenance	1,539	1,966	2,315	1,445	3,840	4,314	5,463
Property taxes	3,183	3,720	276	3,982	3,678	557	330
Other operating expenses	6,142	5,911	5,906	6,775	6,295	6,093	4,751
Total operating expenses	19,472	18,827	9,043	20,204	21,727	16,479	11,699

Income (loss) from operations	(6,586)	(18,827)	(8,124)	(6,707)	(11,497)	(4,151)	(11,699)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-
Net income (loss)	$(6,586)	$(18,827)	$(8,124)	$(6,707)	$(11,497)	$(4,151)	$(11,699)

	Meridian	Montgomery	Northbrook	Northridge	Oakland	Palmore	Pebblestone

Rental income	$8,396	$-	$-	$-	$-	$11,533	$-

Operating expenses:
Depreciation	4,240	3,752	-	-	704	4,368	-
Insurance	677	543	85	-	166	468	-
Management fees	991	737	44	17	-	2,028	83
Management fees, related party	727	1,263	-	-	461	1,205	-
Repairs & maintenance	7,814	3,430	438	169	55	5,330	825
Property taxes	480	693	564	-	563	286	83
Other operating expenses	7,185	9,901	5,385	2,710	2,433	6,830	5,278
Total operating expenses	22,113	20,319	6,516	2,896	4,381	20,515	6,269

Income (loss) from operations	(13,717)	(20,319)	(6,516)	(2,896)	(4,381)	(8,982)	(6,269)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-
Net income (loss)	$(13,717)	$(20,319)	$(6,516)	$(2,896)	$(4,381)	$(8,982)	$(6,269)

	Perdita	Phoebe	Pongo	Portsmouth	Rachel	Ratliff	Riverwood

Rental income	$6,783	$-	$8,799	$13,434	$-	$1,625	$7,276

Operating expenses:
Depreciation	5,320	-	5,320	3,910	-	732	5,321
Insurance	682	-	682	469	87	174	609
Management fees	415	60	380	1,444	41	279	329
Management fees, related party	595	414	686	1,473	433	220	541
Repairs & maintenance	3,486	600	1,685	8,844	410	1,965	12,320
Property taxes	764	16	764	1,757	265	585	3,893
Other operating expenses	5,581	2,631	5,527	6,036	2,771	6,702	6,558
Total operating expenses	16,844	3,721	15,045	23,933	4,006	10,656	29,570

Income (loss) from operations	(10,061)	(3,721)	(6,246)	(10,500)	(4,006)	(9,031)	(22,294)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-
Net income (loss)	$(10,061)	$(3,721)	$(6,246)	$(10,500)	$(4,006)	$(9,031)	$(22,294)

	Roanoke	Ross	Sansa	Sheezy	Sherwood	Summerglen	Tansel

Rental income	$10,759	$-	$2,465	$20,020	$5,303	$11,470	$6,197

Operating expenses:
Depreciation	4,604	-	411	5,895	2,798	4,441	5,222
Insurance	692	100	108	823	440	1,049	1,391
Management fees	940	46	630	1,009	1,433	487	1,833
Management fees, related party	776	500	147	1,997	249	1,617	542
Repairs & maintenance	5,198	460	4,898	2,257	11,053	4,708	14,434
Property taxes	2,414	305	330	2,540	1,283	1,996	2,197
Other operating expenses	6,986	2,771	5,683	4,614	7,059	6,752	9,059
Total operating expenses	21,609	4,182	12,207	19,134	24,316	21,049	34,678

Income (loss) from operations	(10,850)	(4,182)	(9,743)	886	(19,013)	(9,579)	(28,481)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-
Net income (loss)	$(10,850)	$(4,182)	$(9,743)	$886	$(19,013)	$(9,579)	$(28,481)

	Thomas	Tytus	Vanzant	Watson	Westhaven	Wheeler	Williamson

Rental income	$13,742	$9,271	$-	$8,091	$12,053	$12,288	$12,013

Operating expenses:
Depreciation	4,020	4,176	-	3,226	4,678	3,819	3,940
Insurance	484	559	-	440	468	547	600
Management fees	837	514	255	705	789	759	438
Management fees, related party	1,373	652	533	932	1,622	1,255	826
Repairs & maintenance	3,798	1,902	3,659	2,781	2,965	1,676	180
Property taxes	1,254	3,634	(233)	1,454	2,104	337	4,579
Other operating expenses	5,794	5,979	2,338	6,332	6,564	6,538	5,611
Total operating expenses	17,560	17,415	6,552	15,869	19,189	14,931	16,174

Income (loss) from operations	(3,818)	(8,144)	(6,552)	(7,778)	(7,136)	(2,644)	(4,161)

Other income (expense)
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-
Net income (loss)	$(3,818)	$(8,144)	$(6,552)	$(7,778)	$(7,136)	$(2,644)	$(4,161)

	Woodland	Woodwind	Wynde	Wyndhurst	Zane

Rental income	$7,813	$11,865	$10,966	$-	$8,403

Operating expenses:
Depreciation	3,293	4,672	4,300	-	2,241
Insurance	448	545	635	93	453
Management fees	1,881	775	2,584	-	694
Management fees, related party	295	1,487	1,457	467	334
Repairs & maintenance	6,093	5,346	15,504	240	2,735
Property taxes	301	2,261	760	285	305
Other operating expenses	7,208	5,607	6,495	2,549	6,361
Total operating expenses	19,519	20,693	31,734	3,635	13,122

Income (loss) from operations	(11,706)	(8,828)	(20,768)	(3,635)	(4,719))

Other income (expense)
Interest expense	-	-	-	-	-
Total other income (expense)	-	-	-	-	-
Net income (loss)	$(11,706)	$(8,828)	$(20,768)	$(3,635)	$(4,719))

	Laurel	Phoebe	Glenncrest	Oakland	Johnson	Sedgefield	Seneca

Rental income	$-	$-	$-	$-	$-	$-	$-

Operating expenses:
Depreciation	9,168	7,551	7,931	8,396	8,918	8,284	8,065
Insurance	1,009	831	872	924	981	911	887
Management fees	-	-	-	-	-	-	-
Management fees, related party	-	-	-	-	-	-	-
Repairs and maintenance	-	-	-	-	-	-	-
Property Taxes	3,698	3,046	3,199	3,386	3,597	3,341	3,253
Other operating expenses	2,500	2,500	2,500	2,500	2,500	2,500	2,500
Total operating expenses	16,375	13,927	14,502	15,206	15,995	15,036	14,705

Income (loss) from operations	(16,375)	(13,927)	(14,502)	(15,206)	(15,995)	(15,036)	(14,705)

Other income (expense)	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-	-
Total other income (expense)	-	-	-	-	-	-	-

Net income (loss)	$(16,375)	$(13,927)	$(14,502)	$(15,206)	$(15,995)	$(15,036)	$(14,705)

	Adams	Bayne	Boxwood	Langley	Misty	Presidio	Spangler

Rental income	$-	$-	$-	$-	$-	-	-

Operating expenses:
Depreciation	8,314	9,507	8,820	9,025	9,435	6,618	10,447
Insurance	915	1,046	970	993	1,038	728	1,149
Management fees	-	-	-	-	-	-	-
Management fees, related party	-	-	-	-	-	-	-
Repairs and maintenance	-	-	-	-	-	-	-
Property Taxes	3,353	3,834	3,557	3,640	3,806	2,669	4,214
Other operating expenses	2,500	2,500	2,500	2,500	2,500	2,500	2,500
Total operating expenses	15,082	16,887	15,848	16,158	16,779	12,516	18,310

Income (loss) from operations	(15,082)	(16,887)	(15,848)	(16,158)	(16,779)	(12,516)	(18,310)

Other income	-	-	-	-	-	-	-
Interest expense	-	-	-	-	-	-	-
Total other expenses	-	-	-	-	-	-	-

Net income (loss)	(15,082)	$(16,887)	$(15,848)	$(16,158)	$(16,779)	$(12,516)	$(18,310)

	Tomlinson	Metallo	Pro Forma Combined

Rental income	$-	$-	$597,902

Operating expenses:
Depreciation	6,700	8,040	388,207
Insurance	737	884	58,419
Management fees	-	-	61,589
Management fees, related party	-	-	69,942
Repairs and maintenance	-	-	324,876
Property Taxes	2,702	3,243	168,797
Other operating expenses	2,500	2,500	523,773
Total operating expenses	12,640	14,668	1,595,604

Income (loss) from operations	(12,640)	(14,668)	(997,701)

Other income	-	-	-
Interest expense	-	-	15,672
Total other expenses	-	-	15,672

Net income (loss)	$(12,640)	$(14,668)	$(1,013,373)

ARRIVED HOMES 3, LLC
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
1. Description of Transaction

Acquisition Mechanics
Typically, each series will acquire its series property prior to the commencement or closing of that series’ offering. Each series property will be fully described in a post-qualification offering statement amendment relating to the relevant series. In each such offering circular that is included in any such amendment, information relating to the series property such as the description and specifications of the series property, the purchase price of the series property and the relevant terms of purchase shall be disclosed.

It is not anticipated that a series will own any assets other than the series property, plus cash reserves for maintenance, insurance and other expenses pertaining to the series property and amounts earned by the series from the monetization of the series property, if any. Each series may hold the specific property that it acquires in a wholly-owned subsidiary which would be a limited liability company organized under laws of the state in which the series property is located.

There are two primary mechanisms by which each series may acquire its property:

The Series Acquires the Property from a 3rd Party Seller

If a new property is to be acquired for a new series prior to the establishment of that series, the manager will enter into a purchase and sale agreement with the third-party seller to acquire the property on behalf of the new series. The manager will negotiate with the third-party seller on behalf of the to-be-organized series the purchase price for the new property and related purchase terms and conditions which will be specified in an offer to purchase real estate agreement, or purchase and sale agreement, by and between the manager and the property seller, a form of which has been filed as an exhibit to the offering statement of which this offering circular is a part. Once the new series is established, the manager will either assign the purchase and sale agreement to that series or the purchase and sale agreement will be re-executed with the new series as the buying party.

Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in the state where the property is located.

Purchase price funds to acquire a new property from a third party will either be all cash be provided from the proceeds of an offering or some combination of mortgage proceeds and cash. If a property is purchased entirely with cash without any financing, the series may later obtain mortgage financing for the property, to the extent such financing is available at favorable rates, and the manager in its discretion may determine to distribute certain proceeds from such financing to investors as more fully discussed under “Leverage Policy”, above. The funding and closing of the property acquisition may take place prior to the beginning of the series offering, during the offering or at the time of closing of the offering. If the property acquisition closing takes place prior to the closing of the series offering, the cash component of the property purchase price will be provided by the manager as a loan to the series for payment to the third-party seller. In turn, the series will issue to the manager a promissory note in the amount of the manager’s loan. In addition, if a mortgage is not able to be obtained, or obtained at favorable rates, from a third-party lender, the manager or an affiliate may provide such financing at a reasonable market interest rate. The proceeds of the new series offering, net of sales commissions, if any, will be used to repay the outstanding balance, plus accrued but unpaid interest, on the promissory note (and, if applicable, mortgage loan) issued to the manager.  The series will also pay the manager a sourcing fee as indicated below in the use of proceeds table for the series.   If by the termination date of the offering the series does not raise sufficient funds in the offering to repay the manager the outstanding principal balance on the promissory note (and, if applicable, mortgage loan), (i) the available net proceeds of the offering will be used to pay down the promissory note and/or the mortgage loan to the extent possible and (ii) any outstanding balance on the promissory note will be converted into interests in the series and issued to the manager. Such interests will be valued at the same price as offered to investors in the series offering.

    The Series Acquires the Property from Manager or an Affiliate of Manager

If the entity selling the property to a series is the manager or an affiliate of the manager who had previously purchased the property from a third-party seller, the series will purchase the property (or a 100% interest in the LLC that may own the property) at a purchase price equal to the price the manager or affiliate actually paid for the property (inclusive of acquisition and closing costs). The series will also pay the manager (or the affiliate of the manager) the sourcing fee as indicated in the use of proceeds table for the particular offering. The series will purchase the property through the issuance to the manager (or the affiliate of the manager) of a promissory note in the full amount of the purchase price of the series property inclusive of acquisition and closing costs. Typically, a series will hold its property in a wholly owned limited liability company subsidiary organized in the state where the property is located.

The series will repay the promissory note, along with accrued interest at a to-be-determined annual interest rate, with net proceeds from the series offering. If the property is purchased without any mortgage financing (in which case the note would reflect an all-cash amount used to acquire the property), the series may later obtain mortgage financing for the property, to the extent such financing is available at favorable rates, and the manager in its discretion may determine to distribute certain proceeds from such financing to investors as more fully discussed under “Leverage Policy”, above. Prior to the repayment of the note, the manager (or the affiliate of the manager) will retain all rental income derived from the series property, net of concessions, taxes, insurance, HOA dues and costs of repair. If the series does not raise sufficient funds in its offering to fully repay the promissory note within the 12 months following the date of the offering circular amendment relating to that series, the balance due on the promissory note, along with accrued but unpaid interest, will be converted into interests in the series at the series offering price.

The manager reserves the right to adjust the acquisition mechanics described above in its sole discretion. To the extent that the manager does so adjust the acquisition mechanics in any material way, we will file a supplement to this offering circular to reflect such material adjustment.

2. Basis of Presentation
The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

Each of the Series properties were owner-occupied properties prior to their acquisition by each Series and there is no historical rental or operating history for basis of inclusion in the above pro forma combined statement.

The assumptions used to prepare the pro forma financial statements are as follows:

1.)    Balance sheet

a.     Property and equipment, net represents either the actual purchase price of the property plus capitalized title fees and capitalized acquisition expenses, net of accumulated depreciation or the anticipated purchase price plus estimated capitalized title fees and capitalized acquisition expenses, net of estimated accumulated depreciation for any property purchases that have not yet closed. The Company allocates 25% of the purchase price to land and 75% of the purchase price to building.
b.    Due to related party represents advances from Manager for the acquisition of the property, capitalized acquisition expenses and title fees, acquisition expenses, insurance and taxes.

2.)    Statement of Operations

a.     Depreciation expense is based on depreciable life of the building of 27.5 years.
b.      Other operating expenses represent estimated acquisition expense fees associated with the acquisition of each property.
c.       Insurance is the estimated annual insurance costs.
d.     Taxes are the estimated annual real estate tax expense.

PART III – EXHIBITS

Exhibit No.	Description
2.1*	Certificate of Formation of Arrived Homes 3, LLC
2.2*	Amended and Restated Limited Liability Company Agreement of Arrived Homes 3, LLC
3.1*	Form of Series Designation of Arrived Series [*], a series of Arrived Homes 3, LLC
4.1*	Form of Subscription Agreement of Arrived Series [*], a Series of Arrived Homes 3, LLC
6.1*	Broker Dealer Agreement, dated January 4, 2023 between Arrived Homes 3, LLC and Dalmore Group, LLC
6.2*	Transfer Registrar Services Agreement, dated January 13, 2023, between Arrived Homes 3, LLC and Colonial Stock Transfer Company
6.3*	Form of Promissory Note
6.4*	Software and Services License Agreement, dated [*], 202[*], by and between North Capital Investment Technology, Inc. and Arrived Holdings, Inc.
6.5*	Form of Property Management Agreement dated [*], 202[*], between Marketplace Homes and Arrived Series [*], a series of Arrived Homes 3, LLC
6.6*	Purchase and Sale Agreement dated December 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Chilhowee property
6.6.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Chilhowee dated December 21, 2022 for Arrived Series Chilhowee property
6.7*	Purchase and Sale Agreement dated November 29, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Sheezy property
6.7.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sheezy dated November 30, 2022 for Arrived Series Sheezy property
6.8*	Purchase and Sale Agreement dated December 12, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Bowling Property
6.8.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bowling dated December 16,2022 for Arrived Series Bowling Property
6.9*	Purchase and Sale Agreement dated January 23, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Caden Property
6.9.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Caden dated January 22,2023 for Arrived Series Caden Property
6.10*	Purchase and Sale Agreement dated January 23, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Cristalino Property
6.10.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cristalino dated December 21,2022 for Arrived Series Cristalino Property
6.10.2*	Counteroffer to Offer dated December 19, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Cristalino Property
6.10.3*	Addendum to Purchase and Sale Agreement dated December 16, 2022 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Cristalino Property
III-1

6.11*	Purchase and Sale Agreement dated January 5, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Emelina Property
6.11.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Emelina dated January 10, 2023 for Arrived Series Emelina Property
6.12*	Purchase and Sale Agreement dated December 20, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Haven Property
6.12.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haven dated December 21,2022 for Arrived Series Haven Property
6.12.2*	Addendum to Purchase and Sale Agreement dated January 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Haven Property
6.13*	Purchase and Sale Agreement dated December 19, 2022 between Arrived Holdings, Inc./Assignee and Seller for Series Hermanos Property
6.13.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hermanos dated January 10, 2023 for Arrived Series Hermanos Property
6.13.2*	Counteroffer to Offer dated January 5, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Hermanos Property
6.14*	Form of Property Management Agreement dated [*], 202[*], between Great Jones and Arrived Series [*], a series of Arrived Homes 3, LLC
6.15*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Aspen Property
6.15.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Aspen dated February 28, 2023 for Arrived Series Aspen Property
6.16*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bennett Property
6.16.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bennett dated February 28, 2023 for Arrived Series Bennett Property
6.17*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Brookwood Property
6.17.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Brookwood dated February 28, 2023 for Arrived Series Brookwood Property
6.18*	Purchase and Sale Agreement dated January 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Camellia Property
6.18.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Camellia dated January 23,2023 for Arrived Series Camellia Property.
6.19*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Haverhill Property
6.19.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haverhill dated February 28, 2023 for Arrived Series Haverhill Property
6.20*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Lithonia Property
6.20.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lithonia dated February 28, 2023 for Arrived Series Lithonia Property
6.21*	Purchase and Sale Agreement dated January 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Palmore Property
6.21.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Palmore dated January 28, 2023 for Arrived Series Palmore Property
III-2

6.22*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Thomas Property
6.22.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Thomas dated January 28, 2023 for Arrived Series Thomas Property
6.23*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Woodwind Property
6.23.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Woodwind dated February 28, 2023 for Arrived Series Woodwind Property
6.24*	Form of Property Management Agreement dated [*], 202[*], between Mynd and Arrived Series [*], a series of Arrived Homes 3, LLC
6.25*	Purchase and Sale Agreement dated February 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Benny Property
6.25.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Benny dated February 22, 2023 for Arrived Series Benny Property
6.26*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Montgomery Property
6.26.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Montgomery dated February 24, 2023 for Arrived Series Montgomery Property
6.26.2*	Addendum to Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Montgomery Property
6.27*	Purchase and Sale Agreement dated February 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Portsmouth Property
6.27.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Portsmouth dated March 6, 2023 for Arrived Series Portsmouth Property
6.28*	Purchase and Sale Agreement dated March 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Summerglen Property
6.28.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Summerglen dated March 8, 2023 for Arrived Series Summerglen Property
6.28.2*	Addendum to Purchase and Sale Agreement dated February 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Summerglen Property
6.29*	Purchase and Sale Agreement dated February 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Westhaven Property
6.29.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Westhaven dated February 24, 2023 for Arrived Series Westhaven Property
6.30*	Form of Property Management Agreement dated [*], 202[*], between Darwin Homes and Arrived Series [*], a series of Arrived Homes 3, LLC
6.31*	Purchase and Sale Agreement dated March 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Cordero Property
6.31.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Cordero dated March 7, 2023 for Arrived Series Cordero Property
6.32*	Purchase and Sale Agreement dated March 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ethan Property
6.32.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ethan dated March 16, 2023 for Arrived Series Ethan Property
III-3

6.33*	Purchase and Sale Agreement dated March 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hamblen Property
6.33.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hamblen dated March 10, 2023 for Arrived Series Hamblen Property
6.34*	Purchase and Sale Agreement dated February 25, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Holmes Property
6.34.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Holmes dated March 7, 2023 for Arrived Series Holmes Property
6.35*	Purchase and Sale Agreement dated February 25, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Watson Property
6.35.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Watson dated March 7, 2023 for Arrived Series Watson Property
6.36*	Purchase and Sale Agreement dated March 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Wheeler Property
6.36.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wheeler dated March 6, 2023 for Arrived Series Wheeler Property
6.37*	Purchase and Sale Agreement dated March 16, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bryant Property
6.37.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bryant dated March 22, 2023 for Arrived Series Bryant Property
6.37.2*	Addendum to Purchase and Sale Agreement dated March 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Bryant Property
6.38*	Purchase and Sale Agreement dated March 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Claremore Property
6.38.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Claremore dated March 1, 2023 for Arrived Series Claremore Property
6.38.2*	Addendum to Purchase and Sale Agreement dated March 14, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Claremore Property
6.39*	Purchase and Sale Agreement dated February 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Haikey Property
6.39.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haikey dated March 1, 2023 for Arrived Series Haikey Property
6.40*	Purchase and Sale Agreement dated March 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hancock Property
6.40.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hancock dated March 28, 2023 for Arrived Series Hancock Property
6.41*	Purchase and Sale Agreement dated February 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Helmerich Property
6.41.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Helmerich dated March 1, 2023 for Arrived Series Helmerich Property
6.41.2*	Addendum to Purchase and Sale Agreement dated March 15, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Helmerich Property
6.42*	Purchase and Sale Agreement dated March 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Wynde Property
III-4

6.42.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wynde dated April 5, 2023 for Arrived Series Wynde Property
6.43*	Purchase and Sale Agreement dated April 18, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Arkoma Property
6.43.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Arkoma dated March 1, 2023 for Arrived Series Arkoma Property
6.43.2*	Addendum to Purchase and Sale Agreement dated March 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Arkoma Property
6.44*	Purchase and Sale Agreement dated March 17, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Gordon Property
6.44.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Gordon dated March 30, 2023 for Arrived Series Gordon Property
6.45*	Purchase and Sale Agreement dated March 30, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Lucas Property
6.45*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lucas dated April 4, 2023 for Arrived Series Lucas Property
6.46*	Purchase and Sale Agreement dated April 18, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Macomber Property
6.46.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Macomber dated March 1, 2023 for Arrived Series Macomber Property
6.47*	Purchase and Sale Agreement dated March 22, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Meridian Property
6.47.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Meridian dated March 28, 2023 for Arrived Series Meridian Property
6.47.2*	Counteroffer to Offer dated March 21, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Meridian Property
6.48*	Purchase and Sale Agreement dated March 27, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Perdita Property
6.48.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Perdita dated April 18, 2023 for Arrived Series Perdita Property
6.49*	Purchase and Sale Agreement dated March 27, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Pongo Property
6.49.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Pongo dated April 19, 2023 for Arrived Series Pongo Property
6.50*	Purchase and Sale Agreement dated March 22, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Woodland Property
6.50.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Woodland dated March 17, 2023 for Arrived Series Woodland Property
6.51*	Purchase and Sale Agreement dated April 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Antares Property
6.51.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Antares dated April 24, 2023 for Arrived Series Antares Property
6.51.2*	Counteroffer to Offer dated April 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Antares Property
III-5

6.52*	Purchase and Sale Agreement dated April 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Aramis Property
6.52.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Aramis dated April 14, 2023 for Arrived Series Aramis Property
6.53*	Purchase and Sale Agreement dated April 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Athos Property
6.53.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Athos dated April 13, 2023 for Arrived Series Athos Property
6.53.2*	Counteroffer to Offer dated April 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Athos Property
6.54*	Purchase and Sale Agreement dated April 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Barclay Property
6.54.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Barclay dated April 17, 2023 for Arrived Series Barclay Property
6.55*	Purchase and Sale Agreement dated September 29, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bean Property
6.55.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bean dated September 2, 2023 for Arrived Series Bean Property
6.56*	Purchase and Sale Agreement dated April 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bluebell Property
6.56.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bluebell dated April 17, 2023 for Arrived Series Bluebell Property
6.57*	Purchase and Sale Agreement dated April 6, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Bradford Property
6.57.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bradford dated April 6, 2023 for Arrived Series Bradford Property
6.58*	Purchase and Sale Agreement dated April 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Caterpillar Property
6.58.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Caterpillar dated April 21, 2023 for Arrived Series Caterpillar Property
6.58.2*	Addendum to Purchase and Sale Agreement dated April 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Caterpillar Property
6.59*	Purchase and Sale Agreement dated August 2, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ellie Property
6.59.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ellie dated September 11, 2023 for Arrived Series Ellie Property
6.60*	Purchase and Sale Agreement dated March 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Liberty Property
6.60.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Liberty dated March 10, 2023 for Arrived Series Liberty Property
6.61*	Purchase and Sale Agreement dated March 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Mallard Property
III-6

6.61.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Mallard dated March 16, 2023 for Arrived Series Mallard Property
6.61.2*	Addendum to Purchase and Sale Agreement dated March 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Mallard Property
6.62*	Purchase and Sale Agreement dated March 17, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Riverwood Property
6.62.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Riverwood dated April 21, 2023 for Arrived Series Riverwood Property
6.63*	Purchase and Sale Agreement dated April 12, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Roanoke Property
6.63.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Roanoke dated April 13, 2023 for Arrived Series Roanoke Property
6.63.2*	Addendum to Purchase and Sale Agreement dated April 13, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Roanoke Property
6.64*	Purchase and Sale Agreement dated March 24, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Sherwood Property
6.64.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sherwood dated March 28, 2023 for Arrived Series Sherwood Property
6.65*	Purchase and Sale Agreement dated April 5, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Tansel Property
6.65.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tansel dated April 18, 2023 for Arrived Series Tansel Property
6.66*	Purchase and Sale Agreement dated March 30, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Tytus Property
6.66.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tansel dated April 5, 2023 for Arrived Series Tytus Property
6.67*	Purchase and Sale Agreement dated February 17, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Williamson Property
6.67.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Williamson dated March 6, 2023 for Arrived Series Williamson Property
6.68*	Purchase and Sale Agreement dated April 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Zane Property
6.68.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Zane dated April 13, 2023 for Arrived Series Zane Property
6.69*	Purchase and Sale Agreement dated September 1, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Arya Property
6.69.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Arya dated October 4, 2023 for Arrived Series Arya Property
6.70*	Purchase and Sale Agreement dated July 28, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Marcy Property
6.70.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Marcy dated October 4, 2023 for Arrived Series Marcy Property
6.71*	Purchase and Sale Agreement dated September 1, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Sansa Property
6.71.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sansa dated October 4, 2023 for Arrived Series Sansa Property
III-7

6.72*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Haybridge Property
6.72.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Haybridge dated September 28, 2023 for Arrived Series Haybridge Property
6.72.2*	Addendum to Purchase and Sale Agreement dated September 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Haybridge Property
6.73*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hedgecrest Property
6.73.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hedgecrest dated September 28, 2023 for Arrived Series Hedgecrest Property
6.74*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Layla Property
6.74.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Layla dated October 23, 2023 for Arrived Series Layla Property
6.75*	Purchase and Sale Agreement dated September 19, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Lola Property
6.75.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Lola dated October 23, 2023 for Arrived Series Lola Property
6.76*	Purchase and Sale Agreement dated October 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ratliff Property
6.76.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ratliff dated October 19, 2023 for Arrived Series Ratliff Property

III-8

6.77*	Purchase and Sale Agreement dated October 12, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Collinison Property
6.77.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Collinison dated October 30, 2023 for Arrived Series Collinison Property
6.78*	Purchase and Sale Agreement dated October 8, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Hardman Property
6.78.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Hardman dated October 24, 2023 for Arrived Series Hardman Property
6.79*	Purchase and Sale Agreement dated September 28, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Keystone Property
6.79.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Keystone dated October 31, 2023 for Arrived Series Keystone Property
6.80*	Purchase and Sale Agreement dated October 9, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Northbrook Property
6.80.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Northbrook dated October 19, 2023 for Arrived Series Northbrook Property
6.81*	Purchase and Sale Agreement dated September 28, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Pebblestone Property
6.81.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Pebblestone dated October 31, 2023 for Arrived Series Pebblestone Property
6.82*	Purchase and Sale Agreement dated October 10, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Frances Property
6.82.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Frances dated October 19, 2023 for Arrived Series Frances Property
6.83*	Purchase and Sale Agreement dated November 7, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Northridge Property
6.83.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Northridge dated November 21, 2023 for Arrived Series Northridge Property
6.84*	Purchase and Sale Agreement dated October 31, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Rachel Property
6.84.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Rachel dated November 1, 2023 for Arrived Series Rachel Property
6.85*	Purchase and Sale Agreement dated October 31, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Ross Property
6.85.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Ross dated November 1, 2023 for Arrived Series Ross Property
6.86*	Purchase and Sale Agreement dated November 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Vanzant Property
6.86.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Vanzant dated November 21, 2023 for Arrived Series Vanzant Property
6.87*	Purchase and Sale Agreement dated November 1, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Wyndhurst Property
6.87.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Wyndhurst dated November 17, 2023 for Arrived Series Wyndhurst Property
III-9

6.88*	Purchase and Sale Agreement dated October 25, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Glenncrest Property
6.88.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Glenncrest dated November 1, 2023 for Arrived Series Glenncrest Property
6.89*	Purchase and Sale Agreement dated December 20, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Laurel Property
6.89.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Laurel dated January 19, 2024 for Arrived Series Laurel Property
6.90*	Purchase and Sale Agreement dated October 3, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Oakland Property
6.90.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Oakland dated October 19, 2023 for Arrived Series Oakland Property
6.91*	Purchase and Sale Agreement dated December 11, 2023 between Arrived Holdings, Inc./Assignee and Seller for Series Phoebe Property
6.91.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Phoebe dated December 13, 2023 for Arrived Series Phoebe Property
6.92*	Purchase and Sale Agreement dated June 14, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Johnson Property
6.92.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Johnson dated June 20, 2024 for Arrived Series Johnson Property
6.93*	Purchase and Sale Agreement dated January 8, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Sedgefield Property
6.93.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Sedgefield dated January 22, 2024 for Arrived Series Sedgefield Property
6.94*	Purchase and Sale Agreement dated August 28, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Robinson Property
6.94.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Robinson dated September 5, 2024 for Arrived Series Robinson Property
6.95*	Purchase and Sale Agreement dated August 13, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Seneca Property
6.95.1*	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Seneca dated August 23, 2024 for Arrived Series Seneca Property
6.96	Purchase and Sale Agreement dated October 10, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Adams Property
6.96.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Adams dated October 28, 2024 for Arrived Series Adams Property
6.97	Purchase and Sale Agreement dated October 18, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Bayne Property
6.97.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Bayne dated October 28, 2024 for Arrived Series Bayne Property
6.98	Purchase and Sale Agreement dated October 8, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Boxwood Property
6.98.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Boxwood dated October 28, 2024 for Arrived Series Boxwood Property
III-10

6.99	Purchase and Sale Agreement dated October 4, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Langley Property
6.99.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Langley dated October 23, 2024 for Arrived Series Langley Property
6.100	Purchase and Sale Agreement dated October 30, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Metallo Property
6.100.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Metallo dated November 18, 2024 for Arrived Series Metallo Property
6.101	Purchase and Sale Agreement dated October 15, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Misty Property
6.101.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Misty dated October 29, 2024 for Arrived Series Misty Property
6.101.2	Counteroffer to Offer dated October 16, 2024 between Arrived Holdings, Inc./Assignee and Seller for Arrived Series Misty Property
6.102	Purchase and Sale Agreement dated October 14, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Presidio Property
6.102.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Presidio dated October 28, 2024 for Arrived Series Presidio Property
6.103	Purchase and Sale Agreement dated October 10, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Spangler Property
6.103.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Spangler dated October 30, 2024 for Arrived Series Spangler Property
6.104	Purchase and Sale Agreement dated October 11, 2024 between Arrived Holdings, Inc./Assignee and Seller for Series Tomlinson Property
6.104.1	Assignment of Contract from Arrived Holdings, Inc. to Arrived Series Tomlinson dated October 30, 2024 for Arrived Series Tomlinson Property
11.1	Consent of Morison Cogen LLP
11.2	Consent of Maynard Nexsen PC (included in Exhibit 12.1)
12.1	Opinion of Maynard Nexsen PC

* Previously Filed
III-11

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 4, 2024.

ARRIVED HOMES 3, LLC

By:	Arrived Holdings, Inc., its managing member

By:	/s/ Ryan Frazier
	Name:	Ryan Frazier
	Title:	Chief Executive Officer

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Ryan Frazier		Chief Executive Officer of Arrived Holdings, Inc.	December 4, 2024
Ryan Frazier		(principal executive officer) Chief Executive Officer and Director of Arrived Homes 3, LLC

/s/ Sue Korn		Principal Financial and	December 4, 2024
Sue Korn		Accounting Officer of Arrived Holdings, Inc. Principal Financial and Accounting Officer of Arrived Homes 3, LLC

/s/ Kenneth Cason		Chief Technology Officer of Arrived Holdings, Inc.	December 4, 2024
Kenneth Cason		Chief Technology Officer and Director of Arrived Homes 3, LLC

Arrived Holdings, Inc.		Managing Member	December 4, 2024

By:	/s/ Ryan Frazier
Name:	Ryan Frazier
Title:	Chief Executive Officer